Exhibit 2.2

ACQUISITION AND DEVELOPMENT AGREEMENT

BETWEEN

SM ENERGY COMPANY

and

MITSUI E&P TEXAS LP

DATED JUNE 29, 2011

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(continued)

(continued)

APPENDICES; ANNEXES; EXHIBITS; AND SCHEDULES

APPENDICES:
Appendix I	—	Definitions

ANNEXES:
Annex A	—	Acquisition Annex

EXHIBITS:
Exhibit A	—	Leases
Exhibit A-1	—	Units
Exhibit A-2	—	Wells
Exhibit A-3	—	AMI Area
Exhibit A-4	—	Area M
Exhibit A-5	—	Briscoe G 1H Well Log Display
Exhibit B	—	Form of SMJOA
Exhibit C	—	Tax Partnership Agreement
Exhibit D	—	Escrow Procedures
Exhibit E	—	Form of Assignment
Exhibit F	—	Form of Parent Guaranty
Exhibit G	—	Form of Assumption Agreement
Exhibit H	—	Transfer Provisions
Exhibit I	—	Transition Services Fees
Exhibit J	—	Excluded Assets
Exhibit K	—	Form of Indemnity Agreement

SCHEDULES:
Schedule 1.4	—	Consents
Schedule 1.7	—	Claims and Litigation
Schedule 1.8(a)	—	Material Contracts
Schedule 1.8(b)(i)	—	Full Force and Effect Contracts
Schedule 1.8(b)(ii)	—	Contract Matters
Schedule 1.9	—	Violation of Laws
Schedule 1.12	—	Payout Status
Schedule 1.14	—	AFEs
Schedule 1.15	—	Environmental Matters
Schedule 1.16	—	Taxes
Schedule 1.19	—	Bonds and Credit Support
Schedule 1.20	—	Wells
Schedule 1.23	—	Casualty Losses; Sales of Conveyed Interests
Schedule 2.1	—	Geophysical and Seismic Data
Schedule 5.5	—	Mitsui Non-Solicitation Entities
Schedule 5.8(c)	—	Quarterly Meeting Information
Schedule 6.1	—	Conduct of Business
Schedule 7.1(g)	—	Required Consents
Schedule 10.1	—	Retained Litigation

ACQUISITION AND DEVELOPMENT AGREEMENT

THIS ACQUISITION AND DEVELOPMENT AGREEMENT (this “Agreement”) is made as of June 29, 2011 (the “Execution Date”) between SM ENERGY COMPANY, a Delaware corporation (“SM”), and MITSUI E&P TEXAS LP, a Texas limited partnership (“Mitsui”).  SM and Mitsui shall sometimes be referred to herein together as the “Parties”, and each individually as a “Party”.

RECITALS

WHEREAS, SM and Mitsui desire to enter into an arrangement for the exploration, development and operation of certain oil and gas properties and related gathering facilities located in Dimmit, LaSalle, Maverick and Webb Counties, Texas;

WHEREAS, in connection therewith, SM desires to transfer to Mitsui, and Mitsui desires to receive from SM, an undivided interest in and to such properties in accordance with this Agreement; and

WHEREAS, the Parties now desire to set forth their respective rights and obligations with respect to all such arrangements.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION

1.1          Definitions.  Capitalized terms used in this Agreement shall have the meanings given such terms in Appendix I.

1.2          Interpretation.  All references in this Agreement to Exhibits, Appendices, Annexes, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Annexes, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise.  Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole (including, for the avoidance of doubt the Acquisition Annex and the Transfer Provisions) and not to any particular Article, Section, subsection or other subdivision unless expressly so limited.  The words “this Article,” “this Section” and “this subsection,” and words of similar import, refer only to Article, Section or subsection hereof in which such words occur.  The word “including” (in its various forms) means “including without limitation.”  All references to “$” or “dollars” shall be deemed references to United States Dollars.  Each accounting term not defined herein will have the meaning given to it under GAAP.  Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.  Appendices, Annexes and Exhibits referred to herein are attached to and made a part of this Agreement.  Unless expressly stated otherwise, references to any Law or Contract shall mean such Law or Contract as it may be amended from time to time.

ARTICLE II
ACQUISITION

2.1          Acquisition of Conveyed Interests.  Subject to the terms and conditions of this Agreement (including the Acquisition Annex), SM agrees to transfer, and Mitsui agrees to accept, the following assets and properties (less and except for the Excluded Assets, such interests in such assets and properties described in Section 2.1(a), Section 2.1(b) and Section 2.1(c) below, collectively, the “Conveyed Interests”):

(a)           an undivided 12.5% of 8/8ths interest in and to the Assets;

(b)           an undivided 50% of SM’s right, title and interest in and to the Springfield Gathering Assets; and

(c)           the following assets to the extent, and only to the extent, that such assets are associated with any of the Conveyed Interests described in Section 2.1(a) and Section 2.1(b) above:

(i)            to the extent assignable, all Applicable Contracts;

(ii)           copies of any files, records, information and data, whether written or electronically stored, including, without limitation:  (A) land and title records (including abstracts of title, title opinions and title curative documents); (B) contract files; (C) correspondence; (D) operations, environmental, production, and accounting records; and (E) facility and well records but excluding any of the foregoing items that are Excluded Assets (the “Records”);

(iii)          to the extent assignable, including without payment of fees or other penalties (unless Mitsui agrees to pay such fees or penalties), all geophysical and other seismic and related technical data and information listed on Schedule 2.1;

(iv)          all liens and security interests securing payment for the sale or other disposition of Hydrocarbons produced from or allocated to the Properties, including the security interests granted under Texas Uniform Commercial Code § 9.343, but only to the extent that such liens and security interests relate to the period from and after the Effective Time; and

(v)           to the extent assignable, all of SM’s right, title and interest in and to all rights, claims and causes of action to the extent, and only to the extent, that such rights, claims or causes of action are associated with the Conveyed Interests described in Section 2.1(a) or Section 2.1(b) above and (i) relate to the period from and after the Closing, (ii) relate to the Assumed Obligations and the period prior to the Closing, or (iii) relate to rights after the Effective Time to which Mitsui is entitled under Section 3.7(a), and in any case excluding Tax claims and loss carry forwards, provided that, at Mitsui’s request, SM shall use its

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commercially reasonable efforts to enforce, for the benefit of Mitsui, at Mitsui’s sole cost and expense, any right, claim or cause of action relating to the period prior to Closing that would otherwise be transferred hereunder but is not assignable.

2.2          Excluded Assets.  SM shall reserve and retain all of the Excluded Assets, except as provided herein with respect to (a) Mitsui’s Offered Interest in any Interim Period Acquired Interest and (b) the TXCO Interest, in each case, to the extent Mitsui elects to and does acquire any such interest under the terms of this Agreement.

2.3          Transfer of Conveyed Interests.  Subject to the terms and conditions of this Agreement (including the Acquisition Annex) (a) at Closing, but effective as of the Effective Time, SM shall transfer the Conveyed Interests to Mitsui pursuant to an Assignment delivered in accordance with Section 8.3(a) of the Acquisition Annex, and (b) from time to time after the Closing, each Development Party shall transfer to the other Development Parties such portions of the Acquired Interests that are acquired after the Effective Time and which the other Development Parties have elected to purchase under the terms of Article II of the Transfer Provisions.

ARTICLE III
CLOSING COST REIMBURSEMENT; CARRIED COSTS; ADJUSTMENTS; SETTLEMENT; PAYMENT

3.1          Closing Cost Reimbursement.  At Closing and for and in consideration of the transfer of those Conveyed Interests described in Section 2.1(b) and, with respect to the Springfield Gathering Assets, Section 2.1(c), Mitsui shall pay to SM the sum of $17,333,465.93 (the “Closing Cost Reimbursement”), as the Closing Cost Reimbursement may be adjusted pursuant to Section 3.9, less the amount of the Deposit.

3.2          Carry of Eligible Costs.

(a)           From and after the Closing Date and until the Carry Termination Event, and notwithstanding the terms of any Applicable Operating Agreement or any other Contract to the contrary, Mitsui shall pay (in accordance with Section 3.8) 90% of SM’s Participating Interest share (excluding any non-consent interest in any Development Operation that SM acquires from a Third Party or Mitsui) of all Eligible Costs incurred pursuant to Development Operations (the “Carried Costs”).

(b)           Subject to obtaining information regarding costs from any Third Party Operator, as applicable, SM shall maintain a record of the Carried Costs funded by Mitsui and each Month shall provide each Development Party with a statement showing the Month and inception to date funding of such Carried Costs by Mitsui.

3.3          Development Costs.  Except as set forth in Section 3.2 above, each Development Party shall bear and pay its Participating Interest share of all Development Costs incurred from and after the Closing Date in accordance with, and subject to, the terms and conditions of this Agreement and the Applicable Operating Agreements and/or Springfield Ownership Agreement.

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3.4          Deposit.

(a)           Concurrently with the execution of this Agreement, Mitsui shall deposit with the Escrow Agent by wire transfer in same day funds, to be held in escrow by the Escrow Agent pending Closing pursuant to the terms of the Deposit Escrow Agreement, the sum of $15,000,000 (such amount, together with any interest earned thereon, the “Deposit”).  At Closing, the Parties shall jointly issue a written instruction to the Escrow Agent to transfer the Deposit to SM as part of the Closing Cost Reimbursement.

(b)           In the event of any termination of this Agreement, the Parties shall, in each case, thereupon have the rights and obligations set forth in Section 9.2 of the Acquisition Annex and Section 9.3 of the Acquisition Annex.

3.5          Adjustments to Carried Cost Obligation.  The Carried Cost Obligation shall be adjusted as follows:

(a)           The Carried Cost Obligation shall be adjusted upward by the following amounts (without duplication):

(i)            an amount determined pursuant to Section 4.4(b)(i) of the Acquisition Annex, as applicable, for any Conveyed Interests (other than Springfield Gathering Assets) that were previously excluded from the transactions contemplated hereby but were later assigned to Mitsui pursuant to such Section;

(ii)           for each Acquired Interest acquired by SM within the AMI Area during the Interim Period where Mitsui elects to acquire the Offered Interest, the amount of the cash consideration or Cash Value attributable to the Offered Interest under Section 2.2(a) of the Transfer Provisions;

(iii)          for any TXCO Interest to be acquired by Mitsui under Section 2.4(a) of the Transfer Provisions, the TXCO Carry Amount determined under Section 2.4(a) of the Transfer Provisions; and

(iv)          any other amount provided for elsewhere in this Agreement or otherwise agreed upon by the Parties.

(b)           The Carried Cost Obligation shall be adjusted downward by the following amounts (without duplication):

(i)            if (A) an election under Section 4.2(d)(i) of the Acquisition Annex is made (or deemed made) with respect to a Title Defect, and (B) such Title Defect affects the Conveyed Interests other than Springfield Gathering Assets, subject to Section 4.2(i) of the Acquisition Annex, the Title Defect Amount with respect to such Title Defect insofar and only insofar as such Title Defect Amount relates to the Conveyed Interests other than Springfield Gathering Assets;

(ii)           if (A) an election under Section 5.1(c)(i) of the Acquisition Annex is made (or deemed made) with respect to an Environmental Defect, and (B) such

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Environmental Defect affects the Conveyed Interests other than Springfield Gathering Assets, subject to Section 5.1(e) of the Acquisition Annex, the Remediation Amount with respect to such Environmental Defect insofar and only insofar as such Remediation Amount relates to the Conveyed Interests other than Springfield Gathering Assets;

(iii)          an amount determined pursuant to Section 4.4(b)(i) of the Acquisition Annex for any Conveyed Interests that (A) are not part of the Springfield Gathering Assets and (B) are excluded from the transaction contemplated hereby pursuant to such Sections; and

(iv)          any other amount provided for elsewhere in this Agreement or otherwise agreed upon by the Parties.

(c)           The “Allocated Value” for any Conveyed Interest equals (i) with respect to the Conveyed Interests described in Section 2.1(b), $17,333,465.93, (ii) with respect to any Lease included in the Conveyed Interests, the applicable Net Acre Allocation with respect to the Conveyed Interest in such Lease, and (iii) with respect to any Well included in the Conveyed Interests, the amount allocated to the Conveyed Interest in such Well on Exhibit A-2.  In each case, such Allocated Values shall be used in calculating adjustments to the Closing Cost Reimbursement or the Carried Cost Obligation, as applicable, as provided herein.  For purposes of Tax filings and Title Defect, Title Benefit and Environmental Defect calculations (but not for purposes of notices of price to holders of preferential rights to purchase or similar rights, if any, or for determining any reduction in the Carried Cost Obligation for properties excluded from the transactions contemplated hereby), the Allocated Values of the Conveyed Interests shall be increased or decreased as follows:  (A) to the extent allocable to (1) a particular Well, the adjustments in Sections 3.9(c)(i), 3.9(c)(ii) and 3.9(c)(iv) shall be applied to the Allocated Value of such Well on a Well-by-Well basis (except that, with respect to any adjustments based on costs and expenses allocable to any Well that had not been drilled or was otherwise not in existence as of the Effective Time and is not listed on Exhibit A-2, the adjustment will be applied on a pro-rata basis to the Net Acres allocated to the spacing unit for such Well), and (2) the Springfield Gathering Assets, the adjustments in Sections 3.9(a)(i)(A) and 3.9(a)(ii)(A) shall be applied to the Allocated Value of the Springfield Gathering Assets, as applicable; and (B) to the extent that the adjustments provided in Sections 3.9(c)(i), 3.9(c)(ii) and 3.9(c)(iv) are not allocable to any particular Well (for example, general and administrative expenses), they shall be applied to the Allocated Value of all of the Leases on a pro-rata basis in proportion to the Net Acre Allocation for each Lease prior to such adjustment.

3.6          Settlement; Disputes.

(a)           Not less than five Business Days prior to the Closing, SM shall prepare and submit to Mitsui for review a draft settlement statement using the best information available to SM (the “Preliminary Settlement Statement”) that shall set forth the (i) adjusted Carried Cost Obligation, (ii) adjusted Closing Cost Reimbursement and (iii) Cash Reconciliation Amount, in each case, reflecting each adjustment made thereto in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement.  Within three Business Days of receipt of the Preliminary Settlement Statement, Mitsui will deliver to SM a written report

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containing all changes with the explanation therefor that Mitsui proposes to be made to the Preliminary Settlement Statement.  The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to set the Cash Reconciliation Payment and adjust the Carried Cost Obligation and Closing Cost Reimbursement at Closing.  If the Parties cannot agree on the Preliminary Settlement Statement prior to the Closing, the Preliminary Settlement Statement as presented by SM will be used to (A) adjust the Carried Cost Obligation and Closing Cost Reimbursement at Closing and (B) set the Cash Reconciliation Payment at Closing.

(b)           On or before 180 days after the Closing, a final settlement statement (the “Final Settlement Statement”) will be prepared by SM, based on actual income and expenses during the Interim Period and which takes into account all final adjustments made to the Carried Cost Obligation, Closing Cost Reimbursement and Cash Reconciliation Amount for Title Defects, Title Benefits, Environmental Defects and other matters for which adjustments to the Carried Cost Obligation, Closing Cost Reimbursement and/or Cash Reconciliation Amount may be made under this Agreement, and shows the resulting final adjusted Carried Cost Obligation, Closing Cost Reimbursement and Cash Reconciliation Amount.  SM shall, at Mitsui’s request, supply reasonable documentation in its or its Affiliates’ possession available to support the actual revenue, expenses and other items for which adjustments are made (other than with respect to any Title Defects, Title Benefits or Environmental Defects, the resolution of which are governed by Article IV of the Acquisition Annex and Article V of the Acquisition Annex, respectively).  The Final Settlement Statement shall set forth the actual proration of the amounts required by this Agreement.  As soon as practicable, and in any event within 60 days, after receipt of the Final Settlement Statement, Mitsui shall return a written report containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor (the “Dispute Notice”).  Mitsui shall be deemed to have agreed to the Final Settlement Statement delivered by SM if no Dispute Notice is delivered to SM within such 60 day period.  If the final adjusted (i) Carried Cost Obligation set forth in the Final Settlement Statement is mutually agreed upon by SM and Mitsui, the Final Settlement Statement and such final adjusted Carried Cost Obligation shall be final and binding on the Parties, (ii) Closing Cost Reimbursement set forth in the Final Settlement Statement is mutually agreed upon by SM and Mitsui, the Final Settlement Statement and such final adjusted Closing Cost Reimbursement shall be final and binding on the Parties and (iii) Cash Reconciliation Amount set forth in the Final Settlement Statement is mutually agreed upon by SM and Mitsui, the Final Settlement Statement and such final adjusted Cash Reconciliation Amount shall be final and binding on the Parties.  Once the final adjusted (A) Carried Cost Obligation has been agreed upon by the Parties pursuant to this Section 3.6(b) or determined by the Accounting Arbitrator pursuant to Section 3.6(c), as applicable, the Parties shall execute a certificate setting forth such agreed or determined, as applicable, final adjusted Carried Cost Obligation which shall be binding on the Parties for all purposes of this Agreement, except for adjustments to the Carried Cost Obligation pursuant to Section 2.4 of the Transfer Provisions if not known by the date of such certificate; (B) Closing Cost Reimbursement has been agreed upon by the Parties pursuant to this Section 3.6(b) or determined by the Accounting Arbitrator pursuant to Section 3.6(c), as applicable (1) the Parties shall execute a certificate setting forth such agreed or determined, as applicable, final adjusted Closing Cost Reimbursement which shall be binding on the Parties for all purposes of this Agreement and (2) if such final adjusted Closing Cost Reimbursement is (x) greater than the adjusted Closing Cost Reimbursement used at Closing, Mitsui shall pay such difference to SM or (y) less than the adjusted Closing Cost Reimbursement used at Closing, SM

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shall pay such difference to Mitsui, in each case, within 10 Business Days after the final adjusted Closing Cost Reimbursement has been agreed upon by the Parties pursuant to this Section 3.6(b) or determined by the Accounting Arbitrator pursuant to Section 3.6(c), as applicable; and (C) Cash Reconciliation Amount has been agreed upon by the Parties pursuant to this Section 3.6(b) or determined by the Accounting Arbitrator pursuant to Section 3.6(c), as applicable (1) the Parties shall execute a certificate setting forth such agreed or determined, as applicable, final adjusted Cash Reconciliation Amount which shall be binding on the Parties for all purposes of this Agreement and (2) if such final adjusted Cash Reconciliation Amount is (x) greater than the Cash Reconciliation Amount used to set the Cash Reconciliation Payment at Closing, then Mitsui shall pay such difference to SM to the Cash Reconciliation Account, or (y) less than the Cash Reconciliation Amount used to set the Cash Reconciliation Payment at Closing, then SM shall pay such difference to Mitsui, in each case, within 10 Business Days after the final adjusted Cash Reconciliation Amount has been agreed upon by the Parties pursuant to this Section 3.6(b) or determined by the Accounting Arbitrator pursuant to Section 3.6(c), as applicable.

(c)           If the Parties are unable to resolve the matters addressed in the Dispute Notice, each of Mitsui and SM shall, within 14 Business Days following the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document and submit such summaries to the Houston, Texas office of Grant Thornton LLP or such other Person as the Parties may mutually select, and absent such agreement, by the Houston office of the AAA (the “Accounting Arbitrator”), together with the Dispute Notice, the Final Settlement Statement and any other documentation such Party may desire to submit.  Within 20 Business Days after receiving the Parties’ respective submissions, the Accounting Arbitrator shall render a decision choosing either SM’s position or Mitsui’s position with respect to each matter addressed in any Dispute Notice, based on the materials described above.  Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on the Parties and will be enforceable against any of the Parties in any court of competent jurisdiction.  The costs of such Accounting Arbitrator shall be borne one-half by Mitsui and one-half by SM.

3.7          Revenues and Expenses.

(a)           Except as expressly provided otherwise in this Agreement, SM shall remain entitled to the economic benefit of all of the rights of ownership (including the right to all production, proceeds of production and other proceeds) and shall remain responsible for the economic burden of all Operating Expenses (and entitled to any refunds with respect thereto), in each case attributable to the Conveyed Interests for the period of time prior to the Effective Time.  Except as expressly provided otherwise in this Agreement, and subject to the occurrence of the Closing, Mitsui shall be entitled to the economic benefit of all of the rights of ownership (including the right to all production, proceeds of production, and other proceeds), and shall be responsible for the economic burden of all Operating Expenses, in each case, attributable to the Conveyed Interests for the period of time from and after the Effective Time.  All Operating Expenses attributable to the Conveyed Interests, in each case that are:  (i) incurred with respect to operations conducted or production prior to the Effective Time shall be paid by or allocated to SM and (ii) incurred with respect to operations conducted or production from and after the Effective Time shall be paid by or allocated to Mitsui.  Such amounts which are received or paid prior to Closing (to the extent the same differ from the amounts used in the Preliminary Settlement Statement) will be accounted for in the Final Settlement Statement.  Notwithstanding

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anything to the contrary in this Section 3.7, the Parties’ only recourse to enforce the rights and obligations set forth in this Section 3.7 with respect to revenues and other amounts received or paid prior to Closing by either Party attributable to the rights of ownership of (A) the Conveyed Interests other than the Springfield Gathering Assets from and after the Effective Time up to Closing shall be through an adjustment to the calculation of the Cash Reconciliation Amount pursuant to Section 3.9(c), and (B) the Springfield Gathering Assets included in the Conveyed Interests from and after the Effective Time up to Closing shall be an adjustment to the Closing Cost Reimbursement pursuant to the provisions of Section 3.9(a).

(b)           Except as expressly provided otherwise in this Agreement, Mitsui will pay to SM any and all revenues and other proceeds attributable to the rights of ownership of the Conveyed Interests received after Closing by Mitsui that are attributable to the Conveyed Interests prior to the Effective Time.  Except as expressly provided otherwise in this Agreement, SM will pay to Mitsui any and all revenues and other proceeds attributable to the rights of ownership of the Conveyed Interests received after Closing by SM that are attributable to the Conveyed Interests on and after the Effective Time.  The Party responsible for the payment of amounts received shall reimburse the other Party within five Business Days after the end of the Month in which such amounts were received by the Party responsible for payment.  Such amounts shall not be taken into account for purposes of the Final Settlement Statement.

(c)           Except as expressly provided otherwise in this Agreement, SM will reimburse Mitsui for any and all Operating Expenses that are paid after Closing by Mitsui and that are attributable to the Conveyed Interests prior to the Effective Time.  Except as expressly provided otherwise in this Agreement, Mitsui will reimburse SM for any and all Operating Expenses that are paid after Closing by SM and that are attributable to the Conveyed Interests on and after the Effective Time.  The Party responsible for the payment of such costs and expenses shall reimburse the other Party within five Business Days after the end of the Month in which the applicable invoice and proof of payment of such invoice were received by the Party responsible for payment.  Such amounts shall not be taken into account for purposes of the Final Settlement Statement.

(d)           Each of SM and Mitsui shall be permitted to offset any Operating Expenses owed by such Party to the other Party pursuant to Section 3.7(c) against revenues owing by such Party to such other Party pursuant to Section 3.7(b); provided that the Party exercising its right to offset under this Section 3.7(d) provides the other Party with a reasonably detailed description of the Operating Expenses and revenues that it is offsetting under this Section 3.7(d) and the calculation of the net amount at the time of the applicable payment or statement.

3.8          Payment Procedure.  All payments of Development Costs and Carried Costs owed by the Parties pursuant to this Agreement shall be made pursuant to the following terms and conditions:

(a)           In response to each statement, invoice or request for advance issued by an Operator to the Participating Parties in a Development Operation under an Applicable Operating Agreement (i) Mitsui shall fund the Carried Costs associated with the conduct of such Development Operations in accordance with the provisions of the Exhibit D (the “Escrow

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Procedures”), (ii) Mitsui shall pay its share of expenditures (other than Carried Costs) for the conduct of such Development Operations in accordance with the terms of the Applicable Operating Agreements or the other provisions of this Agreement, as applicable, and (iii) SM shall (A) apply the Deposit Funds to the payment of its share of expenditures for the conduct of such Development Operations in accordance with the terms of the Applicable Operating Agreements or the other provisions of this Agreement, as applicable, but only to the extent such expenditures are Carried Costs hereunder, and (B) after applying the Deposit Funds as set forth in clause (A) above, pay its share of such expenditures that are not Carried Costs hereunder in accordance with the terms of the Applicable Operating Agreements or the other provisions of this Agreement, as applicable.

(b)           Each Participating Party (and Mitsui when funding any Carried Costs with respect to such Development Operation) shall also be entitled to exercise all rights available to the parties under each Applicable Operating Agreements to contest charges and audit the accounts of the Operator thereunder with respect to such payments.  Any reimbursements for any Carried Costs funded by Mitsui shall be paid by SM or the applicable reimbursing party to Mitsui promptly after the determination thereof (or, to the extent reimbursable by Person other than SM and paid to SM, promptly following receipt by SM of such amounts), provided that any amounts so reimbursed to Mitsui shall be deducted from the calculation of the Carried Costs funded by Mitsui for purposes of this Agreement, including the determination of the Carry Termination Event.  In the event SM receives a credit in respect of Carried Costs funded by Mitsui, at the request of Mitsui, SM shall request that such credit be paid directly to Mitsui (and any such credit actually paid to Mitsui shall be deducted from the calculation of Carried Costs funded by Mitsui pursuant to this Agreement).  Following the Carry Termination Event, any (i) Deposited Amounts remaining in the Operating Account at such time shall be transferred by SM to the Carried Costs Balance Account, and (ii) any Deposit Interest remaining in the Operating Account (or which is owed to the Operating Account) shall be paid to Mitsui, in each case (A) within five Business Days after the end of the month in which the Carry Termination Event occurs and (B) pursuant to a SM Termination Instruction or Mitsui Termination Instruction, as applicable.

(c)           Each Development Party shall pay its share of expenditures for the conduct of Development Operations pursuant to the Springfield Ownership Agreement in accordance with the provisions of the Springfield Ownership Agreement.

3.9          Closing Cash Adjustments.

(a)           The Closing Cost Reimbursement shall be adjusted as follows:

(i)            The Closing Cost Reimbursement shall be adjusted upward by the following amounts (without duplication):

(A)          an amount equal to all Operating Expenses and other costs and expenses paid by SM that are attributable to the Springfield Gathering Assets included in the Conveyed Interests and incurred during the Interim Period, whether paid before or after the Effective Time;

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(B)           an amount determined pursuant to Section 4.4(b)(i) of the Acquisition Annex, as applicable, for any Conveyed Interests that (1) are part of the Springfield Gathering Assets and (2) were previously excluded from the transactions contemplated hereby but were later assigned to Mitsui pursuant to such Section; and

(C)           any other amount provided for elsewhere in this Agreement or otherwise agreed upon by the Parties that relates to the Springfield Gathering Assets included in the Conveyed Interests.

(ii)           The Closing Cost Reimbursement shall be adjusted downward by the following amounts (without duplication):

(A)          an amount equal to all proceeds actually received by SM attributable to its ownership of the Springfield Gathering Assets included in the Conveyed Interests during the Interim Period;

(B)           if (1) an election under Section 4.2(d)(i) of the Acquisition Annex is made (or deemed made) with respect to a Title Defect and (2) such Title Defect affects the Springfield Gathering Assets included in the Conveyed Interests, subject to Section 4.2(i) of the Acquisition Annex, the Title Defect Amount with respect to such Title Defect insofar and only insofar as such Title Defect Amount relates to the Springfield Gathering Assets included in the Conveyed Interests;

(C)           if (1) an election under Section 5.1(c)(i) of the Acquisition Annex is made (or deemed made) with respect to an Environmental Defect and (2) such Environmental Defect affects the Springfield Gathering Assets included in the Conveyed Interests, subject to Section 5.1(e) of the Acquisition Annex, the Remediation Amount with respect to such Environmental Defect insofar and only insofar as such Remediation Amount relates to the Springfield Gathering Assets included in the Conveyed Interests;

(D)          an amount determined pursuant to Section 4.4(b)(i) of the Acquisition Annex for any Conveyed Interests that (1) are part of the Springfield Gathering Assets and (2) are excluded from the transaction contemplated hereby pursuant to such Section;

(E)           the amount of all Asset Taxes for the Springfield Gathering Assets included in the Conveyed Interests prorated to periods of time prior to the Interim Period in accordance with Section 9.2 to the extent such Asset Taxes were not paid or otherwise borne by SM; and

(F)           any other amount provided for elsewhere in this Agreement or otherwise agreed upon by the Parties that relates to the Springfield Gathering Assets included in the Conveyed Interests.

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(b)           The adjustments described in Section 3.9(a)(ii)(A) shall serve to satisfy, up to the amount of the adjustment, Mitsui’s entitlement to the economic benefit of revenues from the Springfield Gathering Assets included in the Conveyed Interests during the Interim Period pursuant to Section 3.7(a), and Mitsui shall not have a separate right to receive the revenues for which an adjustment has been made therefor pursuant to such Sections.  The adjustments described in Section 3.9(a)(i)(A) shall serve to satisfy, up to the amount of the adjustment, Mitsui’s obligation to bear the economic burden of Operating Expenses attributable to the Springfield Gathering Assets included in the Conveyed Interests during the Interim Period, and Mitsui shall not be separately obligated to pay any such Operating Expense for which an adjustment is made therefor pursuant to such Section.

(c)           Subject to the terms of this Section 3.9(c), a cash payment shall be made at Closing with respect to all (x) Operating Expenses attributable to the Conveyed Interests (other than Springfield Gathering Assets) that are incurred with respect to operations conducted or production from and after the Effective Time up to and including the Closing Date and (y) proceeds of production and other proceeds, in each case, attributable to the Conveyed Interests (other than the Springfield Gathering Assets) (the “Cash Reconciliation Amount”).  The Cash Reconciliation Amount shall be determined as follows:

(i)            an amount equal to the value of all Hydrocarbons attributable to the Conveyed Interests (other than Springfield Gathering Assets) in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time, the value to be based upon the contract price in effect as of the Effective Time (or (A) is there is no contract price, then the market price in effect as of the Effective Time in the field in which such Hydrocarbons were produced or (B) if actually sold prior to the date of determination, then the proceeds actually recovered by SM attributable to such sale), net of amounts payable as royalties, overriding royalties and other burdens upon, measured by or payable out of such production and severance Taxes; plus

(ii)           an amount equal to all Operating Expenses and other costs and expenses paid by SM that are attributable to the Conveyed Interests (other than Springfield Gathering Assets) and incurred during the Interim Period, whether paid before or after the Effective Time; minus

(iii)          the amount of all Asset Taxes for the Conveyed Interests (other than Springfield Gathering Assets) prorated to periods of time prior to the Interim Period in accordance with Section 9.2 to the extent such Asset Taxes were not paid or otherwise borne by SM; minus

(iv)          an amount equal to all proceeds actually received by SM attributable to the sale of Hydrocarbons (A) produced from or allocable to the Conveyed Interests (other than Springfield Gathering Assets) during the Interim Period or (B) contained in storage or existing in stock tanks, pipelines and/or plants (including inventory) as of the Effective Time which are described in Section 3.9(c)(i); plus or minus, as applicable;

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(v)           any other amount provided for elsewhere in this Agreement or otherwise agreed upon by the Parties.

(d)           If the Cash Reconciliation Amount resulting from the formula set forth in Section 3.9(c) is a (i) positive number, then Mitsui shall pay the absolute value of the Cash Reconciliation Amount (the absolute value of the Cash Reconciliation Amount herein referred to as the “Cash Reconciliation Payment”) so determined in the manner hereafter described at Closing, and (ii) negative number, then SM shall pay the Cash Reconciliation Payment to Mitsui at Closing, in each case, as such Cash Reconciliation Payment is set forth on the Preliminary Settlement Statement agreed (or deemed agreed) by the Parties pursuant to Section 3.6(a).  If Mitsui is obligated to make the Cash Reconciliation Payment at Closing, the Cash Reconciliation Payment shall be made by wire transfer of immediately available funds to an account set forth in the Preliminary Settlement Statement (the “Cash Reconciliation Account”).  Notwithstanding anything in this Agreement to the contrary, any funds held in the Cash Reconciliation Account (other than any interest earned on such amounts) shall be used solely by SM to pay Eligible Costs of SM incurred pursuant to Development Operations.  Any interest earned on amounts held in the Cash Reconciliation Account shall be allocated and distributed 50% to SM and 50% to Mitsui.

(e)           The component of the Cash Reconciliation Amount specifically described in (i) Section 3.9(c)(i) shall serve to transfer to Mitsui the economic benefit of SM’s right to the Hydrocarbon production in inventory at the Effective Time; (ii) Section 3.9(c)(iv) shall serve to satisfy, up to the amount of the payment made pursuant to such Section, Mitsui’s entitlement to the economic benefit of production from the Conveyed Interests during the Interim Period pursuant to Section 3.7(a) and Mitsui’s rights to the economic benefit of the inventory described under Section 3.9(c)(i) and Mitsui shall not have a separate right to receive the production which is accounted for as a component of the Cash Reconciliation Amount pursuant to such Sections; and (iii) Section 3.9(c)(ii) shall serve to satisfy, up to the amount of the payment made pursuant to such Section, Mitsui’s obligation to bear the economic effect of Operating Expenses attributable to the Conveyed Interests (other than Springfield Gathering Assets) during the Interim Period, and Mitsui shall not be separately obligated to pay any such Operating Expense which are accounted for as a component of the Cash Reconciliation Amount pursuant to such Section.

3.10        Carried Costs Balance Payment.  If the Carry Termination Event has not occurred on or prior to the date that is 30 months after the Closing Date, then, at any time thereafter, Mitsui, upon five Business Days written notice to SM (the “Balance Election Notice”), shall have the right (but not the obligation) (the “Carried Costs Balance Right”) to elect to pay the Carried Costs Balance as a lump sum payment, as applicable (such payment, the “Carried Costs Balance Payment”).  Promptly following the delivery of the Balance Election Notice by Mitsui, but in any event within five Business Days following such delivery, Mitsui shall pay to SM the Carried Costs Balance Payment by wire transfer of immediately available funds to the account specified by SM in writing to Mitsui promptly following SM’s receipt of the Balance Election Notice (the “Carried Costs Balance Account”).  Upon SM’s receipt of the Carried Costs Balance Payment the Carry Termination Event shall be deemed to have occurred for all purposes hereunder.  Notwithstanding anything in this Agreement to the contrary, any funds held in the Carried Costs Balance Account (exclusive of interest, which shall be allocated

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and distributed 50% to SM and 50% to Mitsui) shall, prior to the termination of the Tax Partnership pursuant to Section 7.1 of the Tax Partnership Agreement, be used solely to pay Eligible Costs of SM incurred pursuant to Development Operations in the same amount and manner as the funds provided by Mitsui to pay Carried Costs would have been used pursuant to this Agreement had the Carried Costs Balance Payment not been made and the Carry Termination Event not occurred.

3.11        Mitsui Parent Guaranty; Legal Opinion.  Simultaneously with the execution and delivery of this Agreement (a) Mitsui Parent has executed and delivered the Mitsui Parent Guaranty and (b) Mitsui shall deliver to SM a legal opinion, from counsel reasonably acceptable to SM, opining as to the enforceability of the Mitsui Parent Guaranty in both the United States and Japan.

ARTICLE IV
ACQUISITION PROVISIONS

4.1          Acquisition Annex.  The Parties agree that the transfer of the Conveyed Interests contemplated in Section 2.1 will be governed by, and subject to, the terms and conditions set forth on Annex A (such Annex, including its terms and conditions, the “Acquisition Annex”).

4.2          Representations and Warranties of the Parties.

(a)           SM represents and warrants to Mitsui as set forth in Article I of the Acquisition Annex.

(b)           Mitsui represents and warrants to SM as set forth in Article II of the Acquisition Annex.

4.3          Pre-Closing Access to Conveyed Interests.  The Parties agree that certain rights and obligations with respect to ingress and egress from the Conveyed Interests, including confidentiality obligations with respect to the Conveyed Interests, are set forth in Article III of the Acquisition Annex.

4.4          Title Matters; Casualty; Transfer Restrictions.  The Parties agree that certain rights and obligations with respect to (a) SM’s title to the Conveyed Interests, including any Title Defects and Title Benefits, (b) any Casualty Losses affecting the Conveyed Interests, (c) Preferential Rights, and (d) Consents encumbering the Conveyed Interests, in each case, are set forth in Article IV of the Acquisition Annex, Section 3.5(a)(i), Section 3.5(b)(i), Section 3.5(b)(iii), Section 3.9(a)(i)(B), Section 3.9(a)(ii)(B), and Section 3.9(a)(ii)(D) and, as applicable, the special warranty of title contained in the Assignment.

4.5          Environmental Matters.  The Parties agree that certain rights and obligations with respect to any Environmental Conditions and Environmental Defects affecting the Conveyed Interests, including any Remediation thereof, are set forth in Article V of the Acquisition Annex, Section 3.5(b)(ii) and Section 3.9(a)(ii)(C).

4.6          Pre-Closing Covenants.  Each Party agrees to be bound and perform, as applicable, the covenants of such Party set forth in Article VI of the Acquisition Annex.

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4.7          Acquisition Closing Conditions.  The obligation of each Party to consummate the transactions provided for in Article II is subject, at the option of such Party, to the fulfillment on or prior to the Closing of the following conditions, as applicable:

(a)           with respect to SM, those conditions set forth in Section 7.2 of the Acquisition Annex; and

(b)           with respect to Mitsui, those conditions set forth in Section 7.1 of the Acquisition Annex.

4.8          Closing of Acquisition.  The Parties agree that the Closing of the transactions contemplated by Article II will take place in accordance with the provisions of Article VIII of the Acquisition Annex.

4.9          Pre-Closing Termination Provisions.  The Parties agree that their respective rights and obligations with respect to the termination of this Agreement prior to Closing are set forth in Article IX of the Acquisition Annex.

4.10        Indemnification Provisions.  Each Party agrees that, upon Closing, it shall have rights and obligations with respect to indemnification from the other Party as set forth in Article X of the Acquisition Annex.

4.11        Alternative Proposals.  Promptly following Closing, or such earlier time as SM and Mitsui may mutually agree, SM shall send notice to all other prospective purchasers of the Conveyed Interests pursuant to the confidentiality agreement signed by each such prospective purchaser requiring the return or destruction of all confidential information (as defined in those confidentiality agreements) provided by SM to those prospective purchasers with respect to the Conveyed Interests and all written work product which contains any portion of such confidential information and all copies and extracts thereof, except for such retention as is expressly allowed under the terms of each such confidentiality agreement.

ARTICLE V
DEVELOPMENT OPERATIONS

5.1          Scope.  This Agreement shall govern the respective rights and obligations of the Development Parties with respect to the funding, development and operation of the Subject Oil and Gas Assets and the Springfield Gathering Assets, to the extent provided herein.  Except as provided in Section 5.9, this Agreement does not govern:  (a) the funding, development or operation of any equipment, fixtures or other assets located downstream of the outlet flange of the Springfield Gathering Assets or the inlet flange of any other Third Party gathering assets to which the Subject Oil and Gas Assets are connected (or, in the case of Hydrocarbon liquids not transported by pipeline, downstream of the outlet flange in the tanks); or (b) the marketing or sale of oil and gas products from the Subject Oil and Gas Assets, all of which are outside the scope of this Agreement.

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5.2          Development Operations.

(a)           All Development Operations conducted by any Third Party Operator shall be conducted subject to the terms and conditions of the Applicable Operating Agreement or Springfield Ownership Agreement, as applicable.  SM shall not, without Mitsui’s prior written consent (which consent shall not be unreasonably withheld or delayed) amend or agree to amend the Anadarko Agreement, including the form of Joint Operating Agreement attached to the Anadarko Agreement as Exhibit C, or consent to the use of any form of joint operating agreement for an acquisition under the Anadarko AMI other than the form attached to the Anadarko Agreement as Exhibit C (except an operating agreement already in place for Leases and/or Wells at the time SM agrees to acquire such Leases and/or Wells).

(b)           All Development Operations conducted by SM as Operator shall be conducted subject to the terms and conditions of the applicable SMJOA.

(c)           Pursuant to Section 3.2, Mitsui shall be responsible for funding all Carried Costs resulting from any Development Operation, as well as paying its own Development Costs with respect to any such Development Operation if it elects to participate in such Development Operation.  Except as provided in the preceding sentence, SM shall be responsible for its own Development Costs with respect to any such Development Operation.  Mitsui and SM shall make all required payments for Carried Costs and Development Costs, as applicable, for such Development Operation in accordance with the provisions of Section 3.8.

(d)           From and after the Closing Date until the Carry Termination Event, subject to the terms of the Applicable Operating Agreement and the Springfield Ownership Agreement, each Development Party shall have the right to non-consent any proposed Development Operation; provided, however, that if SM elects to participate in any Development Operation, Mitsui shall be required to fund all applicable Carried Costs with respect to such Development Operation, regardless of whether Mitsui also elects to participate in such Development Operation.

5.3          Operations by SM.

(a)           If, at any time during the Term, the Development Parties hold interests in a Lease, and such Lease (at the time of its acquisition) was not subject to a Third Party Operating Agreement and was not acquired by the Parties pursuant to the provisions of the Anadarko Agreement and Anadarko AMI, such Lease shall be deemed to be subject to and governed by a SMJOA.  At or prior to the termination of this Agreement, the Parties shall execute SMJOAs with respect to each drilling or production unit and each other Property with respect to which an SMJOA is deemed to be in effect under the terms of this Section 5.3.  Each SMJOA in which no Third Party participates and, as between the Parties only, each SMJOA in which a Third Party participates and each Third Party Operating Agreement, shall be subject to the Tax Partnership Agreement, unless and until the applicability of such provisions to the Subject Oil and Gas Assets subject to such operating agreement terminates in accordance with the terms of the Tax Partnership Agreement.

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(b)           SM (i) is hereby designated and agrees to serve as the Operator under each SMJOA and (ii) to the extent SM serves as Operator under any Third Party Operating Agreement, is hereby designated and agrees to serve as the Operator under each such Third Party Operating Agreement; provided that SM shall have the right to have an Affiliate of SM act as the Operator under any such agreement.

5.4          Overhead.  With respect to each Applicable Operating Agreement and the Springfield Ownership Agreement, each Development Party shall be responsible for and pay its Participating Interest share of the overhead rates specified in such Applicable Operating Agreement or the Springfield Ownership Agreement, as applicable, for such Development Operations conducted thereunder in accordance with Section 3.8.

5.5          Non-Solicitation of SM Employees.  During the Term and for a period of 12 Months thereafter, Mitsui, the Persons listed on Schedule 5.5 and any other Affiliates of Mitsui Parent that are actively engaged in the United States oil and gas exploration and production industry may not directly solicit any employee of SM or its Affiliates without first obtaining the prior written consent of SM, which consent may be withheld by SM at its sole discretion, for so long as such employee is employed by SM or its Affiliates; provided that this prohibition shall not apply to offers of employment made by Mitsui or its Affiliates pursuant to a general solicitation of employment to the public or the industry, and Mitsui and its Affiliates shall not be prohibited from employing any such person who contacts Mitsui or its Affiliates on his or her own initiative.

5.6          Certain Services.

(a)           Subject to the terms and conditions of this Agreement, in addition to those certain other duties and responsibilities expressly set forth herein, SM shall, to the extent (i) a Third Party Operator is at such time not performing such services with respect to the Subject Oil and Gas Assets and (ii) SM is at such time performing such services with respect to its own interest in any Subject Oil and Gas Assets (any such assets, “Service Eligible Assets”), and notwithstanding the terms of any Applicable Operating Agreement to the contrary, upon the written request of Mitsui with respect to any Service Eligible Assets, pay or cause to be paid Mitsui’s or its Affiliates’ share of:  (A) rentals, shut-in well payments and minimum royalties required to be paid to lessees under the Leases included in such Service Eligible Assets; (B) royalties, overriding royalties and other burdens required to be paid to lessees and holders of overriding royalties and other Burdens on the Leases included in such Service Eligible Assets; and (C) severance and other production Taxes attributable to such Service Eligible Assets, and prepare and file or submit to owners of Burdens, as applicable, or cause to be prepared, filed or submitted, reports required by applicable Law with respect thereto, provided that Mitsui’s or its Affiliates’ share of the payments described in clauses (A), (B) and (C) shall be billed to or advanced by Mitsui in accordance with Section 3.8.  For the avoidance of doubt, Mitsui acknowledges and agrees that SM shall not, at any time of determination, be responsible for providing any of the foregoing services (each, an “Administrative Service”) with respect to any Service Eligible Assets if SM does not, at such time, provide such Administrative Service with respect to its own interest in such Service Eligible Assets.

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(b)           Subject to the terms and conditions of this Agreement, in addition to those certain other duties and responsibilities expressly set forth herein, and notwithstanding the terms of any Applicable Operating Agreement to the contrary, if Mitsui is required by the Operator pursuant to any Applicable Operating Agreement or required by the terms of the Applicable Operating Agreement to secure or cause to be secured any title curative matters and pooling amendments or agreements under an Applicable Operating Agreement in connection with the Conveyed Interests, then SM shall, upon the written request of Mitsui, secure or cause to be secured such title curative matters and/or pooling amendments or agreements, and, subject to SM’s obligations under Article IV of the Acquisition Annex and the special warranty of title contained in the Assignment, Mitsui shall pay its Participating Interest share of the costs of such activities, provided that Mitsui’s or its Affiliates’ expenses for such requested actions shall be billed to or advanced by Mitsui in accordance with Section 3.8.

5.7          Springfield Ownership Agreement.

(a)           Neither Party shall vote for a determination under Section 4.8 of the Springfield Ownership Agreement that operation of any part of the Springfield Gathering Assets is uneconomic unless both Parties have agreed in writing to do so.

(b)           Either Party shall, at the request of the other, join in a call for a meeting under Section 8.6 of the Springfield Ownership Agreement.

5.8          Sharing of Information; Joint Venture Meetings; Disclaimers.

(a)           Subject to applicable confidentiality restrictions (provided that the Development Parties shall use their commercially reasonable efforts to obtain a waiver of any such confidentiality restriction, and provided further, that no Development Party shall have any obligation to incur any cost or pay any fee with respect to such efforts), upon the written request of any Development Party (i) the other Development Party shall provide to the requesting Development Party any written information in its possession that it has received from any Third Party Operator or Springfield Pipeline LLC, as applicable, and (ii) if Mitsui is the requesting Development Party, SM shall use its commercially reasonable efforts to obtain and provide to Mitsui information from any Third Party Operator or Springfield Pipeline LLC, to which SM is entitled under any Applicable Operating Agreement, the Springfield Ownership Agreement and/or the Anadarko Agreement, in each case, regarding the Development Operations under any Applicable Operating Agreement, the Springfield Ownership Agreement and/or the Anadarko Agreement; provided that neither Party shall have any obligation under this Section 5.8(a) to provide or obtain, as applicable, any information to or for the other Party if such information has already been otherwise received by, or is in the possession of, such the other Party.

(b)           SM shall use its commercially reasonable efforts to obtain the right for Mitsui to attend any meeting regarding Development Operations between SM and any Third Party Operator or Springfield Pipeline LLC, as applicable, including meetings held under any Applicable Operating Agreement, the Springfield Ownership Agreement or the Anadarko Agreement.

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(c)           SM and Mitsui shall meet as often as they may agree, but in no event less than quarterly.  In each Calendar Quarter following the Closing, on a date to be mutually agreed by the Parties, SM and Mitsui shall meet in Houston, Texas or Denver, Colorado or in another mutually agreeable location.  The Parties shall agree upon the date, location and time of each such meeting at least 15 days in advance of such meeting, unless otherwise agreed by the Parties.  Either Party may include any item on the agenda for the meeting by notice to the other at least five Business Days prior to the date of the meeting. Subject to confidentiality restrictions regarding any such data or information (provided that SM shall use its commercially reasonable efforts to obtain a waiver of any such confidentiality restriction), SM shall provide to, and discuss with, Mitsui the data and information set forth on Schedule 5.8(c) at each such meeting.  Notwithstanding anything herein to the contrary, in no event should SM be required under this Section to provide to Mitsui SM’s opinion regarding the results of past Development Operations or advisability of participation in future Development Operations, including opinions regarding the potential reserves, production rates or financial performance of the Subject Oil and Gas Assets.

(d)           SM MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED WITH RESPECT TO, AND SM EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR, ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO MITSUI OR ANY OF MITSUI’S REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY BE PROVIDED TO MITSUI BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SM OR ANY OF ITS AFFILIATES) IN CONNECTION WITH SM’S OBLIGATIONS UNDER THIS SECTION 5.8.

5.9          Marketing; Future Midstream and Downstream Rights.

(a)           If, following Closing, SM is marketing its production from the AMI Area, including providing necessary pipeline nominations and other required nominations and other necessary gas control, scheduling and balancing services (such services, collectively, “Marketing Services”), then SM shall, upon written request from Mitsui, market all of Mitsui’s production from the AMI Area on the same terms and conditions as SM is at such time marketing its own production from the AMI Area and providing itself other Marketing Services.

(b)           With regard to the gathering and transportation of Hydrocarbons from jointly owned Wells within the AMI Area in pipelines and gathering systems owned by Third Parties, to the extent allowed under Laws and existing Contracts, each Development Party agrees to notify the other Development Party a reasonable time prior to contracting for additional or new firm transportation capacity so that such other Development Party has the opportunity to commit for its Participating Interest share of such firm transportation capacity.  In the event the other Development Party so requests, the notifying Development Party will use its reasonable efforts to cause the counterparty to also contract with the other Development Party for firm transportation capacities in order to satisfy both Development Parties’ aggregate requirements.  In the event such total capacity is unavailable, the Development Parties will share in the available contracted firm transportation capacity in accordance with their Participating Interest shares.  The Development Parties shall enter into separate transportation contracts regarding their

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respective Hydrocarbons unless the Development Parties and such Third Party agree to the contrary.

5.10        Anadarko Agreement.  SM shall use its commercially reasonable efforts to obtain, prior to Closing, Anadarko’s consent to the assignment to Mitsui of 50% of SM’s rights and obligations under the Anadarko Agreement (other than those rights described in clause (s) of the definition of “Excluded Assets”).  Mitsui will reasonably cooperate with SM’s efforts to obtain such consent; provided, however, that neither Party shall be required to incur any Liability or pay any money to obtain such consent.

5.11        Indemnity and Release.

(a)           In no event shall SM be liable to Mitsui for, and Mitsui, on behalf of itself and its Affiliates, hereby releases SM from, any and all Liabilities that arise out of, relate to or are otherwise attributable to, directly or indirectly, the provision by SM to Mitsui of the Administrative Services and/or Marketing Services described in Section 5.6 and Section 5.9, except, in each case, to the extent resulting from the gross negligence or willful misconduct of any SM Indemnified Party and excluding SM’s obligation to deliver to Mitsui proceeds actually received for Mitsui’s production from the AMI Area (less deductions attributable to payment of royalties and other burdens on production, severance taxes, amounts payable to third parties in respect of gathering, treating, processing and transporting production, and other similar third party expenses, and subject to the other terms of this Agreement).

(b)           SM DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE ADMINISTRATIVE SERVICES AND/OR MARKETING SERVICES, AND HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

(c)           Mitsui assumes sole responsibility for and shall defend, indemnify, release and hold the SM Indemnified Parties harmless from and against any and all Liabilities suffered by the SM Indemnified Parties to persons other than the SM Indemnified Parties arising out of or resulting from the performance of the Administrative Services and/or Marketing Services or otherwise related to any actions or inactions by the SM Indemnified Parties pursuant to Section 5.6 and Section 5.9, REGARDLESS OF WHETHER CAUSED BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT) OR FAULT, OR STRICT LIABILITY OR ABSOLUTE LIABILITY OF ANY MEMBER OF THE SM INDEMNIFIED PARTIES OR ANY OTHER PERSON, NATURAL OR OTHERWISE, ANY DEFECT IN ANY PREMISES WHETHER PRE-EXISTING THIS AGREEMENT OR NOT AND WHETHER SUCH DAMAGES, LOSSES, LIABILITIES, CLAIMS OR DEMANDS ARISE FROM TORT, CONTRACT, QUASI-CONTRACT OR OTHERWISE, BUT EXCLUDING IN EACH CASE LIABILITIES TO THE EXTENT AND ONLY TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SM INDEMNIFIED PARTY.

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ARTICLE VI
DEFAULT

6.1          Default.  If Mitsui fails to fund any Carried Costs when due under the terms of this Agreement (a “Carried Cost Default”) and such failure is not cured within 15 days of Mitsui’s receipt of a Default Notice, Mitsui shall be in default under this Agreement, and shall be referred to herein as a “Defaulting Party”.  SM may give notice of such non-payment to Mitsui (a “Default Notice”), and if SM does deliver a Default Notice to Mitsui, it shall simultaneously therewith deliver such Default Notice to Mitsui Parent.  All amounts in default and not paid when due under this Agreement shall bear interest at the Default Interest Rate from the due date to the date of payment.

6.2          Certain Consequences of Default.

(a)           Notwithstanding any other provision in this Agreement or any Associated Agreement to the contrary, during the Default Period, the Defaulting Party shall be subject to all rights and remedies available to SM under the relevant Applicable Operating Agreements, and in addition, shall have no right to:

(i)            make or elect to participate any proposal under this Agreement or any Applicable Operating Agreement;

(ii)           vote on any matter with respect to which approval is required under the express terms of any Associated Agreement (excluding any amendment or waiver of the terms of any such agreement);

(iii)          access any data or information relating to any operation conducted under this Agreement or any Associated Agreement (except to the extent that the Defaulting Party is the Operator, in which case such Defaulting Party shall be entitled to such data and information as may be necessary to perform its responsibilities in such capacity);

(iv)          Transfer all or any part of its interests in any Subject Oil and Gas Asset, or Encumber all or any part of its interests in any Subject Oil and Gas Assets, except in a case of a Transfer of such interest to a Person or an Encumbrance in favor of a Person who simultaneously with such Transfer or Encumbrance satisfies in full the Total Amount in Default;

(v)           withhold consent to any Transfer of all or an undivided portion of the Joint Interest of SM pursuant to Article I of the Transfer Provisions; and

(vi)          elect to acquire any portion of an Acquired Interest pursuant to Article II of the Transfer Provisions.

(b)           In addition to the other remedies available to SM under this Agreement and any other rights available to SM to recover its share of the Total Amount in Default, from and after the time upon which the balance of the Deposited Amounts held in the Operating Account is equal to zero, the Defaulting Party shall have no right to receive its Entitlement from

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the Leases included in the Subject Oil and Gas Assets and SM shall have the right to collect such Entitlement until the Total Amount in Default has been recovered.

(c)           Furthermore, during the Default Period, the Defaulting Party shall be deemed to have approved, and shall join with SM in taking, any actions proposed by a Third Party Operator and approved by SM under the Applicable Operating Agreement during the Default Period.

(d)           Any Default Notice shall include a statement of the amount of money that the Defaulting Party has failed to pay.

(e)           SM shall be entitled to recover from the Defaulting Party all reasonable attorneys’ fees and other reasonable costs sustained in the collection of amounts owed by the Defaulting Party.

6.3          Cumulative and Additional Remedies.  The rights and remedies granted to SM in this Article VI shall be cumulative, not exclusive, and shall be in addition to any other rights and remedies that may be available to SM at Law, in equity or otherwise.  Each right and remedy available to SM may be exercised from time to time and so often and in such order as may be considered expedient by SM in its sole discretion.

6.4          Reassignment Obligation.  If Mitsui and/or Mitsui Parent, as applicable, fails to fund any Carried Costs generally identified in a Default Notice within 30 days of Mitsui’s receipt of that Default Notice, then SM (at any time prior to the cure of such Carried Cost Default and no earlier than 15 days after delivery of notice (which shall be separate and apart from the Default Notice and the Reassignment Notice) to Mitsui and Mitsui Parent during the Default Period that SM intends to exercise its rights under this Section 6.4) may, by delivering a notice to Mitsui (a “Reassignment Notice”), require Mitsui to reassign to SM, with special warranty of title against, and free and clear of all claims by, through or under Mitsui or its Affiliates, but not otherwise, an undivided percentage share of Mitsui’s and its Affiliates’ interests in the Conveyed Interests having a Cash Value equal to (a) the Carried Costs Balance on the date of such reassignment, plus (b) the interest portion of the Total Amount in Default through the date of such reassignment.  SM shall include a statement of its good faith estimate of the undivided percentage of the Conveyed Interests having such a Cash Value in its Reassignment Notice.  Mitsui shall have the right to dispute the proposed Cash Value by responsive notice within 30 days of the Reassignment Notice, if Mitsui acting in good faith believes that such proposed Cash Value is incorrect, in which case the procedures set forth in Section 2.2(g) of the Transfer Provisions shall be applied, mutatis mutandis, to resolve the Dispute.  For the avoidance of doubt, Mitsui will not be required under this Section 6.4 to assign to SM any Acquired Interests acquired by Mitsui under Article II of the Transfer Provisions.  If SM elects to exercise its reassignment rights pursuant to this Section 6.4, then following such reassignment:  (i) Mitsui shall be deemed to no longer be in default of its obligations to fund Carried Costs in accordance with the terms of Section 3.2 and Section 3.3 of this Agreement, (ii) such obligation to fund Carried Costs shall be deemed to be fully satisfied by Mitsui and (iii) this Agreement shall terminate.  SM shall be entitled to exercise any and all rights and remedies that may be available to SM to enforce its rights under this Section 6.4, whether set forth in this Agreement, the Applicable Operating Agreements, at Law, in equity (including specific performance of this

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Agreement) or otherwise; provided, however, that notwithstanding the foregoing, SM will not be entitled to duplication of remedies with respect to any Carried Cost Default.

6.5          Other Payment Defaults.  With respect to any payment defaults by any Development Party (other than a default in the funding of Carried Costs by Mitsui), the Development Parties’ rights and remedies with respect thereto shall be those rights and remedies that (a) are set forth in the Applicable Operating Agreement, the Springfield Ownership Agreement and/or the Associated Agreement under which such payment was due and (b) may be available at Law, in equity or otherwise.  For the avoidance of doubt, SM shall not be in default with respect to the payment of its Participating Interest share of Development Costs to the extent that Mitsui is responsible for such Development Costs pursuant to Section 3.2 and Mitsui fails to fund the share of such Development Costs consisting of Carried Costs when due in accordance with Section 3.8.

ARTICLE VII
[RESERVED]

ARTICLE VIII
[RESERVED]

ARTICLE IX
TAXES

9.1          Tax Partnership.  The Development Parties intend and expect that the transactions contemplated by this Agreement (including the Acquisition Annex) and the Associated Agreements, taken together, will be treated, for purposes of federal income taxation and for purposes of certain state income tax Laws that incorporate or follow federal income tax principles (“Tax Purposes”), as resulting in (a) a sale by SM of an undivided 12.5% interest in the Springfield Gathering Assets in exchange for the Closing Cost Reimbursement, as the same may be adjusted pursuant to Section 3.9(a) hereof, with the future activities of the Parties with respect thereto being conducted subject to the Springfield Gathering Agreement; (b) the creation of a partnership (the “Tax Partnership”) in which Mitsui and SM are treated as partners, with the Tax Partnership being treated for Tax Purposes as holding the Joint Upstream Interests (as such term is defined in the Tax Partnership Agreement) and engaging in all activities of the Development Parties with respect to the Joint Upstream Interests; (c) a contribution by SM of all of the Contributed Properties, any Cash Reconciliation Payment made by it pursuant to Section 3.9(d) and a commitment by SM to fund the costs and expenses allocable to it under this Agreement to the Tax Partnership in exchange for a 50% interest therein; (d) a contribution by Mitsui of any Cash Reconciliation Payment made by it pursuant to Section 3.9(d) and a commitment by Mitsui to fund to the Tax Partnership the costs and expenses allocable to it under this Agreement in exchange for a 50% interest therein, and (e) the realization by the Tax Partnership of all items of income or gain and the incurrence by the Tax Partnership of all items of costs or expenses attributable to the ownership, operation or disposition of the Joint Upstream Interests, notwithstanding that such items are realized, paid or incurred by the Development Parties individually.  The governing terms and conditions of the Tax Partnership are set forth in the Tax Partnership Agreement.

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9.2          Responsibility for Taxes.  Each Party shall be responsible for reporting and discharging its own Tax measured by the income of the Party and the satisfaction of such Party’s share of all contract obligations under this Agreement and the Associated Agreements.  Each Party shall protect, defend and indemnify each other Party from and against any and all losses, costs, and liabilities arising from the indemnifying Party’s failure or refusal to report and discharge such Taxes or satisfy such obligations.  SM shall indemnify Mitsui for all of SM’s Income Tax Liability and Franchise Tax Liability associated with the transactions contemplated by this Agreement.  For the purpose of determining the portion of Asset Taxes that constitute Operating Expenses properly allocable to the period of time prior to the Effective Time for the purpose of Section 3.7 and all other sections of this Agreement and properly allocable to the Interim Period for the purpose of Section 3.9 and all other sections of this Agreement, Asset Taxes for a taxable period that includes, but does not end on, the Closing Date shall (a) in the case of production, severance and similar Asset Taxes measured by the quantity of or value of production, be prorated based upon the number of units or value of production actually produced and sold, as applicable, before, and at and after, the Effective Time, and (b) in the case of all other Asset Taxes, be prorated on a daily basis over such entire taxable period.

ARTICLE X
TERM

This Agreement shall terminate on the earlier of the Termination Date and the date indicated in Section 9.1 of the Acquisition Annex; provided that (a) except as provided in Section 6.4 (in the event that this Agreement is terminated pursuant to such Section) or in Section 9.2 of the Acquisition Annex (in the event this Agreement is terminated pursuant to Section 9.1 of the Acquisition Annex), the termination of this Agreement or any provision thereof shall not relieve any Party from any expense, liability or other obligation or remedy therefor which has accrued or attached and remains in effect prior to the date of such termination, and (b) as among the Development Parties (but not as to any successor or assign of any such Person following the termination of this Agreement) (i) the provisions of each of (A) unless this Agreement is terminated prior to Closing, Section 5.5, this Article X and Article XI and (B) the Acquisition Annex, to the extent provided for in Section 9.2 of the Acquisition Annex if this Agreement is terminated prior to Closing, and otherwise subject to Section 10.8 of the Acquisition Annex, shall, in each case, survive such termination and remain in full force and effect, and (ii) unless this Agreement is terminated prior to Closing, the provisions of each of (A) Section 5.3, (B) Article IX and (C) Exhibit C shall survive such termination and remain in full force and effect with respect to each of those Leases included in the Subject Oil and Gas Assets until terminated in accordance with its terms.

ARTICLE XI
MISCELLANEOUS

11.1        Counterparts.  This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement.  Any signature hereto delivered by a Party by facsimile transmission shall be deemed an original signature hereto.

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11.2        Notices.  All notices and communications required or permitted to be given hereunder shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by telex or facsimile transmission (provided any such telex or facsimile transmission is confirmed either orally or by written confirmation), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to SM:

SM Energy Company
777 North Eldridge Parkway, Suite 1000
Houston, Texas 77079
	Attention:	Kenneth Knott — Vice President, Business Development & Land
	Fax:	(281) 677-2810

and

SM Energy Company
1775 Sherman Street, Suite 1200
Denver, Colorado 80203
	Attention:	David W. Copeland — Senior Vice President, General
Counsel and Corporate Secretary
	Fax:	(303) 864-2598

with a copy to:

Vinson & Elkins LLP
1001 Fannin, Suite 2500
Houston, Texas 77002
	Attention:	Stephen Szalkowski
	Fax:	(713) 615-5084

If to Mitsui:

Mitsui E&P Texas LP
c/o Mitsui E&P USA LLC
9 Greenway Plaza, Suite 1250
Houston, Texas 77046
	Attention:	Toru Matsui
	Fax:	(713) 960-0247

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with a copy to:

Morgan, Lewis & Bockius, LLP
1000 Louisiana Street, Suite 4000
Houston, Texas 77002
Attention:	David F. Asmus
Fax:	(713) 890-5001

Any notice given in accordance herewith shall be deemed to have been given when (a) delivered to the addressee in person or by courier, (b) transmitted by facsimile transmission during normal business hours, or if transmitted after normal business hours, on the next Business Day, or (c) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be.  The Parties may change the address and facsimile numbers to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this Section 11.2.

11.3        Expenses.  Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

11.4        Waivers; Rights Cumulative.  Any of the terms, covenants or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance.  No course of dealing on the part of any Development Party or its respective officers, employees, agents or representatives, and no failure by a Development Party to exercise any of its rights under this Agreement shall, in either case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision.  No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant.  The rights of the Development Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

11.5        Relationship of the Parties.  The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective.  It is not the intention of the Parties to create, and this Agreement shall not be deemed or construed to create, a mining or other partnership (other than the Tax Partnership created pursuant to the Tax Partnership Agreement and Section 9.1), joint venture or association or a trust.  This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement.  In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries.

11.6        Entire Agreement; Conflicts.  THIS AGREEMENT, INCLUDING THE EXHIBITS, SCHEDULES AND APPENDICES HERETO AND THE ACQUISITION ANNEX, AND THE ASSOCIATED AGREEMENTS COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS,

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NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT.  THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, INCLUDING THE EXHIBITS, SCHEDULES AND APPENDICES HERETO AND THE ACQUISITION ANNEX, AND THE ASSOCIATED AGREEMENTS, AND NO PARTY SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH.  IN THE EVENT OF A CONFLICT BETWEEN:  (A) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY EXHIBIT HERETO; (B) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF THE ACQUISITION ANNEX OR (C) THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY ASSOCIATED AGREEMENT, THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE EXHIBITS HERETO, THE ACQUISITION ANNEX OR ANY ASSOCIATED AGREEMENT OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT.

11.7        Governing Law.  THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.  SUBJECT TO SECTION 3.6(c), SECTION 11.8, AND SECTION 11.9 AND SUBJECT TO SECTION 4.2(j) OF THE ACQUISITION ANNEX AND SECTION 5.1(f) OF THE ACQUISITION ANNEX, THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE UNITED STATES DISTRICT COURT AND THE COURTS OF THE STATE OF TEXAS LOCATED IN HARRIS COUNTY IN THE STATE OF TEXAS FOR ANY DISPUTE AND/OR THE ENFORCEMENT OF ANY ARBITRATION OR EXPERT AWARD.

11.8        Dispute Resolution.  Except for (1) determinations by the Accounting Arbitrator pursuant to Section 3.6(c), (2) determinations of Cash Value by an Expert pursuant to Section 11.9, (3) awards or determinations of Title Disputes pursuant to Section 4.2(j) of the Acquisition Annex, or (4) awards or determinations of Environmental Disputes pursuant to Section 5.1(f) of the Acquisition Annex, any Dispute shall be settled by arbitration administered by the American Arbitration Association (the “AAA”) under its Commercial Arbitration Rules (the “AAA Rules”), as modified below:

(a)           The arbitration shall be conducted by three arbitrators.  The place of arbitration shall be Houston, Texas.  Within 30 days of any Party providing notice to the other Party of a Dispute, each Party to such Dispute shall appoint one arbitrator, and the two arbitrators so appointed shall select the third and presiding arbitrator within 30 days following appointment of the second Party-appointed arbitrator.  If either Party or group of Parties fails to appoint an arbitrator within the permitted time period, then the missing arbitrator(s) shall be selected by the AAA as appointing authority in accordance with the AAA Rules.  Any arbitrator nominated or

26

appointed by the AAA shall be a member of the Large, Complex Commercial Case Panel of the AAA.  In addition to the rules of the AAA and applicable Law on arbitrator neutrality, no arbitrator shall have been an employee or consultant to any Party or any of its Affiliates within the five year period preceding the arbitration, or have any financial interest in the Dispute.

(b)           All awards of the arbitral tribunal shall be final and binding, subject only to grounds and procedures for vacating, modifying or correcting such under the Federal Arbitration Act (9 U.S.C. § 1 et seq.).  Judgment on the award may be entered and enforced by any court of competent jurisdiction hereunder.

(c)           Notwithstanding the agreement to arbitrate Disputes in this Section 11.8, any Party may apply to a court for interim measures pending appointment of the arbitration tribunal, including injunction, attachment and conservation orders.  The Parties agree that seeking and obtaining such court-ordered interim measures shall not waive any Party’s right to arbitration.  Additionally, the arbitrators (or in an emergency the chairperson acting alone in the event one or more of the other arbitrators is unable to be involved in a timely fashion) may grant interim measures including injunctions, attachments and conservation orders in appropriate circumstances, which measures may be immediately enforced by court order.  Hearings on requests for interim measures may be held in person, by telephone or video conference or by other means that permit the Parties to present evidence and arguments.  The arbitrators (or chairperson, as the case may be) may require any Party to provide appropriate security in connection with such measures.

(d)           The arbitral tribunal is authorized to award costs, attorneys’ fees and expert witness fees and to allocate such costs and fees among the Parties.  The award may include interest, at the Default Interest Rate, from the date of any default, breach or other accrual of a claim until the arbitral award is paid in full.  The arbitrators may not award indirect, consequential, special or punitive damages except to the extent allowed under the terms of Section 10.9 of the Acquisition Annex or Section 11.18.  Unless otherwise directed by the arbitral tribunal, each Party shall pay its own expenses in connection with the arbitration.  The cost of the arbitrators shall be split evenly between the Parties.

(e)           All negotiations, mediation, arbitration and expert determinations relating to a Dispute (including a settlement resulting from negotiation or mediation, an arbitral award, documents exchanged or produced during a mediation or arbitration proceeding, and memorials, briefs or other documents prepared for the arbitration) are confidential and may not be disclosed by the Parties, their respective Affiliates or any of their respective employees, officers, directors, counsel, consultants and expert witnesses, except to the extent necessary to enforce any settlement agreement, arbitration award or expert determination, to enforce other rights of a Party, as required by Law or for a bona fide business purpose, such as disclosure to accountants, shareholders or third-party purchasers; provided, however, that breach of this confidentiality provision shall not void any settlement, expert determination or award.

(f)            Any papers, notices or process necessary or proper for an arbitration hereunder, or any court action in connection with an arbitration or an award, may be served on a Party in the manner set forth in Section 11.2.

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11.9        Expert Proceedings.  Determination of the Cash Value pursuant to Section 6.4, or Section 2.2 of the Transfer Provisions, shall be referred to an expert (the “Expert”) pursuant to this Section 11.9.  The Expert is not an arbitrator and shall not be deemed to be acting in an arbitral capacity.  The Expert shall not (without the written consent of the Development Parties) be appointed to act as an arbitrator or as adviser to any Development Party in any Dispute arbitrated pursuant to Section 11.8; provided that nothing in this sentence shall preclude any Development Party from using the Expert as a witness regarding the proper conduct of the expert procedure.  The Development Party desiring an expert determination shall give the other Development Party written notice of the request for such determination.  If the Development Parties are unable to agree upon an Expert within 10 days after receipt of the notice of request for an expert determination, then, upon the request of any of the Development Parties, the Houston office of the AAA shall appoint the Expert.  Once appointed, the Expert shall have no ex parte communications with the Development Parties concerning the expert determination or the underlying Dispute.  All communications between any Development Party and the Expert shall be conducted in writing, with copies sent simultaneously to the other Development Party in the same manner, or at a meeting or conference call to which all Development Parties have been invited and of which such Development Parties have been provided at least five Business Days notice.  Within 30 days after the Expert’s acceptance of its appointment, the Development Parties shall each provide the Expert with its proposed Cash Value and the reasons therefor, accompanied by all relevant supporting information and data.  Within 60 days of receipt of the above-described materials and after receipt of additional information or data as the Expert may request, the Expert shall select the Cash Value proposed by one of the Parties that it finds more consistent with the terms of this Agreement.  The Expert may not propose alternate Cash Values or award damages, interest or penalties to any Party.  Any Party that fails or refuses to honor the determination of the Cash Value by the Expert shall be in default under this Agreement.

11.10      Filings, Notices and Certain Governmental Approvals.  Promptly after Closing, Mitsui shall (a) record the Assignments and all state/federal assignments executed at Closing in all applicable real property records and/or, if applicable, all state or federal agencies and (b) actively pursue all Customary Post-Closing Consents for the assignment of the Conveyed Interests to Mitsui, and SM shall reasonably cooperate with each of those efforts.  For a period of 90 days following Closing, SM shall continue to use its commercially reasonable efforts to pursue all other consents that may be required in connection with the (i) assignment of the Conveyed Interests to Mitsui and (ii) assumption of the Assumed Obligations by Mitsui hereunder, in each case, that shall not have been obtained prior to Closing, and Mitsui shall reasonably cooperate with such effort.

11.11      Amendment.  This Agreement may be amended only by an instrument in writing executed by all of the Parties and expressly identified as an amendment or modification hereof.

11.12      Parties in Interest.  Nothing in this Agreement shall entitle any Person other than the Parties to any claim, cause of action, remedy or right of any kind.

11.13      Successors and Permitted Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

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11.14      Publicity.

(a)           Without the prior written consent of the other Party, which consent shall not be unreasonably withheld, prior to Closing, no Party will issue, or permit any of its agents or Affiliates to issue, any press releases or otherwise make, or cause any of its agents or Affiliates to make, any public statements with respect to this Agreement, the Associated Agreements or the activities contemplated hereby or thereby, except where such release or statement is deemed in good faith by the releasing Party to be required by Law or under the rules and regulations of a recognized stock exchange on which shares of such Party or any of its Affiliates are listed, and in any such case, to the extent permitted by applicable Law, at least two Business Days prior to making any such press release or public statement, the releasing Party shall provide a copy of the press release or public statement to the other Parties for review and comment.

(b)           Notwithstanding anything to the contrary in Section 11.14(a), prior to Closing, any Party or Affiliate of a Party may disclose information regarding Development Operations and this Agreement in investor presentations, industry conference presentations or similar disclosures, but only to the extent that any such information disclosed in such presentations or disclosures is substantially similar to information already in the public domain.

11.15      Preparation of Agreement.  Both SM and Mitsui and their respective counsel participated in the preparation of this Agreement.  In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

11.16      Conduct of the Parties.  Each Party warrants that it and its Affiliates have not made, offered or authorized and agrees that it will not make, offer or authorize with respect to the matters which are the subject of this Agreement, any payment, gift, promise or other advantage, whether directly or through any other Person, to or for the use or benefit of any public official (being any person holding a legislative, administrative or judicial office, including any person employed by or acting on behalf of a public agency, a public enterprise or public international organization) or any political party or political party official or candidate for office, where such payment, gift, promise or advantage would violate any applicable Law.

11.17      Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

11.18      Non-Compensatory Damages.  None of the Parties shall be entitled to recover from any other Party, or such Party’s respective Affiliates, any indirect, consequential, punitive or exemplary damages or damages for lost profits of any kind arising under or in connection with this Agreement, the Associated Agreements or the transactions contemplated hereby or thereby, except to the extent any such Party suffers such damages (including costs of defense and

29

reasonable attorney’s fees incurred in connection with defending of such damages) to a Third Party, which damages (including costs of defense and reasonable attorney’s fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder.  Subject to the preceding sentence, each Development Party, on behalf of itself and each of its Affiliates, waive any right to recover punitive, special, exemplary and consequential damages, including damages for lost profits, arising in connection with or with respect to this Agreement, the Associated Agreements or the transactions contemplated hereby and thereby.  Section 10.9 of the Acquisition Annex shall apply to matters addressed in the Acquisition Annex in lieu of this Section 11.18.

11.19      Excluded Assets.  For the avoidance of doubt, no Excluded Asset shall be subject to the terms of this Agreement or any SMJOA.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives on and as of the Execution Date.

SM ENERGY COMPANY

By:	/s/ ANTHONY J. BEST
Anthony J. Best
President and Chief Executive Officer

MITSUI E&P TEXAS LP

By: MEPEF LLC, its General Partner

By:	/s/ MASAMUTSU SHINOZAKI

Name:	Masamutsu Shinozaki

Title:	Manager

[Signature page to Acquisition and Development Agreement]

APPENDIX I
DEFINITIONS

“AAA” has the meaning set forth in Section 11.8.

“AAA Rules” has the meaning set forth in Section 11.8.

“Accounting Arbitrator” has the meaning set forth in Section 3.6(c).

“Acquired Interest” has the meaning set forth in Section 2.2(a) of the Transfer Provisions.

“Acquiring Development Party” has the meaning set forth in Section 2.2(a) of the Transfer Provisions.

“Acquisition Annex” has the meaning set forth in Section 4.1.

“Administrative Service” has the meaning set forth in Section 5.6(a).

“AFE” has the meaning set forth in Section 1.14 of the Acquisition Annex.

“Affiliate” means, with respect to any Party, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Party.

“Aggregate Deductible” has the meaning set forth in Section 4.2(i) of the Acquisition Annex.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Allocated Value” has the meaning set forth in Section 3.5(c).

“AMI Area” means the lands (and subsurface) included in the area outlined in bold and shown on the plat set forth on Exhibit A-3, but specifically excludes the Excluded Assets (including the TXCO Properties).

“AMI Share” means, with respect to (a) Mitsui, a 50% share, and (b) SM, a 50% share.

“Anadarko” means Anadarko E&P Company LP.

“Anadarko Access Agreement” means that certain Onshore Facilities Boarding Release and Indemnification Agreement, dated as of June 28, 2011, between SM and Anadarko Petroleum Corporation.

“Anadarko Agreement” means that certain Joint Exploration Agreement, dated as of March 1, 2008, between TXCO Energy Company LP (SM’s predecessor-in-interest) and Anadarko.

“Anadarko AMI” has the meaning set forth in Section 2.1 of the Transfer Provisions.

APPENDIX

“Applicable Contracts” means all Contracts to which SM is a party that primarily relate to the Contributed Properties and that will be binding on the Conveyed Interests or Mitsui after Closing, including, without limitation; farmin and farmout agreements; bottomhole agreements; crude oil, condensate and natural gas purchase and sale agreements; gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements (including, for the avoidance of doubt, Applicable Operating Agreements); balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; crossing agreements and other similar contracts and agreements.

“Applicable Operating Agreements” means, collectively, the SMJOAs and all Third Party Operating Agreements, and “Applicable Operating Agreement” means any of them.

“Area M” means those Leases more particularly described on Exhibit A-4.

“Asset Taxes” means ad valorem, property, excise, severance, production or similar taxes (including any interest, fine, penalty or additions to tax imposed by Governmental Authorities in connection with such taxes) based upon operation or ownership of the Conveyed Interests or the production of Hydrocarbons therefrom, but excluding, for the avoidance of doubt, income, capital gains and franchise taxes.

“Assets” means all of the following assets (but specifically excluding the Excluded Assets) to the extent held (directly or indirectly through Affiliates) by SM:

(a)           all Leases located within the AMI Area, including those set forth on Exhibit A, and any pooled acreage, communitized acreage or units arising on account of such Leases being pooled, communitized or unitized into such units, including the units set forth on Exhibit A-1 (the “Units”);

(b)           all Wells located within the AMI Area, including those set forth on Exhibit A-2, and all Hydrocarbons produced therefrom or allocated thereto, including inventory (together with the items described in clause (a) above, the “Properties”);

(c)           to the extent (i) not constituting part of the Springfield Gathering Assets and (ii) they are assignable, all surface fee interests, surface leases, easements, rights-of-way, permits, licenses, servitudes and other surface rights relating to the Properties;

(d)           all Personal Property primarily used or held for use in connection with the Properties;

(e)           all Pipeline Imbalances and Well Imbalances related to the Properties; and

(f)            to the extent assignable, the beneficial interest in all water withdrawal and disposal and other permits, licenses, orders, approvals, variances, waivers, franchises, rights and other authorizations issued by any Governmental Authority related to the Properties.

“Assignment” means the Assignment and Bill of Sale from SM to Mitsui, pertaining to the Conveyed Interests, substantially in the form attached hereto as Exhibit E.

APPENDIX

2

“Associated Agreements” means, collectively, the Applicable Operating Agreements and any other material agreements entered into by all Development Parties from and after the Execution Date in furtherance of the conduct of Development Operations, and “Associated Agreement” means any of them.

“Assumed Obligations” has the meaning set forth in Section 10.1 of the Acquisition Annex.

“Balance Election Notice” has the meaning set forth in Section 3.10.

“Burdens” means, with respect to any Property, all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests and other burdens upon, measured by or payable out of, production therefrom.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in Texas are generally open for business; provided that if Business Days are used to calculate periods in which a Party must make a payment hereunder, “Business Day” means a day (other than a Saturday or Sunday) on which commercial banks generally open for business in Texas and New York.

“Calendar Quarter” means a period of three consecutive Months commencing on the first day of January, the first day of April, the first day of July and the first day of October in any Year.

“Carried Cost Default” has the meaning set forth in Section 6.1.

“Carried Cost Obligation” means $680,000,000.00, as such amount may be adjusted from time to time pursuant to Section 3.5 or Section 3.6.

“Carried Costs” has the meaning set forth in Section 3.2(a).

“Carried Costs Balance” means, as of any time, the difference between the Carried Cost Obligation and the aggregate Carried Costs funded by Mitsui (whether deposited into the Operating Account as Deposited Amounts pursuant to Section 3.8(a) or as otherwise provided for in this Agreement) as of such time.

“Carried Costs Balance Account” has the meaning set forth in Section 3.10.

“Carried Costs Balance Payment” has the meaning set forth in Section 3.10.

“Carried Costs Balance Right” has the meaning set forth in Section 3.10.

“Carry Termination Event” means the earlier of the time at which (a)(i) the aggregate amount of Carried Costs funded by Mitsui equals the Carried Cost Obligation, and (ii) all such funds have been used to pay SM’s Eligible Costs incurred pursuant to Development Operations or have been transferred to the Carried Costs Balance Account pursuant to Section 3.8(b) or (b) Mitsui exercises its Carried Costs Balance Right pursuant to Section 3.10 and pays the Carried Costs Balance Payment to SM as required in such Section.

APPENDIX

3

“Cash Reconciliation Account” has the meaning set forth in Section 3.9(d).

“Cash Reconciliation Amount” has the meaning set forth in Section 3.9(c).

“Cash Reconciliation Payment” has the meaning set forth in Section 3.9(d).

“Cash Transfer” means any Transfer of any interest in the Subject Oil and Gas Assets where the sole consideration (other than the assumption of drilling and other obligations relating to the Transferred interest in the Subject Oil and Gas Assets) takes the form of cash, cash equivalents, promissory notes or retained interests (such as production payments) in the interest in the Subject Oil and Gas Assets being Transferred.

“Cash Value” means the market value (expressed in U.S. Dollars) of all or a portion of the interest in the Subject Oil and Gas Assets or Acquired Interest, based upon the amount that a willing buyer would pay a willing seller in an arm’s length transaction.

“Casualty Loss” has the meaning set forth in Section 4.3(b) of the Acquisition Annex.

“Change in Control” means any direct or indirect change in Control of a Party (whether through merger, sale of shares or other equity interests, or otherwise), through a single transaction or series of related transactions, from one or more transferors to one or more transferees.

“Claim Notice” has the meaning set forth in Section 10.7(b) of the Acquisition Annex.

“Closing” has the meaning set forth in Section 8.1 of the Acquisition Annex.

“Closing Cost Reimbursement” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 8.1 of the Acquisition Annex.

“Closing Month” has the meaning set forth in Exhibit D.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidentiality Agreement” means that certain Data Secrecy Agreement between SM and Mitsui Parent, dated effective as of March 16, 2011, as extended by that certain Amendment to the Data Secrecy Agreement between SM and Mitsui Parent dated as of June 23, 2011.

“Consents” has the meaning set forth in Section 1.4 of the Acquisition Annex.

“Contract” means any written or oral contract, agreement, agreement regarding indebtedness, lease, mortgage, license agreement, purchase order, commitment, letter of credit or any other legally binding arrangement, excluding, however, any Lease, easement, right-of-way, permit or other instrument (other than acquisition or similar sales or purchase agreements) creating or evidencing an interest in real property (other than fixtures).

“Contributed Properties” means 100% of SM’s right, title and interest, immediately prior to Closing, in and to the Retained Interests and the Conveyed Interests; provided that the

APPENDIX

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Contributed Properties shall not include (a) any of SM’s right, title or interest in the Springfield Gathering Assets, or (b) any right, title and interest in any Acquired Interests acquired by SM after the Effective Time (except Acquired Interests described in Section 2.2(k) of the Transfer Provisions and the TXCO Properties, which, in each case, shall be included in the definition of “Contributed Properties” if Mitsui elects to and does acquire its share of such interests in accordance with the terms of this Agreement).

“Control” and its derivatives mean, with respect to any Person, the possession, directly or indirectly, of the power to exercise or determine the voting of more than 50% of the voting rights in a corporation, and, in the case of any other type of entity, the right to exercise or determine the voting of more than 50% of the equity interests having voting rights, or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Conveyed Interests” has the meaning set forth in Section 2.1.

“Cure Period” has the meaning set forth in Section 4.2(c) of the Acquisition Annex.

“Customary Post-Closing Consents” means those consents and approvals from Governmental Authorities for the assignment of the Conveyed Interests to Mitsui that are customarily obtained after the assignment of properties similar to the Conveyed Interests.

“Default Interest Rate” means the three month London Inter-Bank Offer Rate (as published in the “Money Rates” table of the Wall Street Journal, eastern edition) plus an additional two percentage points applicable on the first Business Day prior to the due date of payment and thereafter on the first Business Day of each succeeding Month (or, if such rate is contrary to any applicable usury Law, the maximum rate permitted by such applicable Law).

“Default Notice” has the meaning set forth in Section 6.1.

“Default Period” means the period beginning 15 days from the date of Mitsui’s receipt of a Default Notice if Mitsui remains in default under Section 6.1 and ending when all of the Defaulting Party’s defaults under Section 6.1 have been remedied in full.

“Defaulting Party” has the meaning set forth in Section 6.1.

“Defect Claim Date” means (a) with respect to Title Defects and Title Benefits, September 7, 2011, and (b) with respect to Environmental Defects, August 23, 2011.

“Defect Remedy Date” has the meaning set forth in Section 4.2(d) of the Acquisition Annex.

“Defensible Title” means such title of SM with respect to the Conveyed Interests that, subject to the Permitted Encumbrances:

(a)           with respect to each Well shown in Exhibit A-2 (but limited to any currently producing intervals), entitles SM, because of its ownership of the Conveyed Interests, to receive not less than the Net Revenue Interest shown in Exhibit A-2 for such Well throughout

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the duration of the productive life of such Well, except for (i) decreases in connection with those operations in which SM may, from and after the Execution Date, be a non-consenting co-owner (to the extent permitted pursuant to Section 6.1(b)(ii) of the Acquisition Annex), (ii) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units, (iii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries, and (iv) as otherwise stated in Exhibit A-2;

(b)           with respect to each Well shown in Exhibit A-2 (but limited to any currently producing intervals), obligates SM, because of its ownership of the Conveyed Interests, to bear a Working Interest for such Well not greater than the Working Interest shown in Exhibit A-2 for such Well, without increase throughout the productive life of such Well, except (i) increases resulting from contribution requirements with respect to defaults by co-owners from and after the Execution Date under Applicable Operating Agreements, (ii) increases to the extent that they are accompanied by a proportionate increase in the Net Revenue Interest in the Conveyed Interests, and (iii) as otherwise stated in Exhibit A-2;

(c)           with respect to each Lease shown in Exhibit A, entitles SM to (a) the Net Acres set forth in Exhibit A with respect to such Lease and (b) at least the Net Revenue Interest with respect to the Net Acres set forth in Exhibit A for such Lease; and

(d)           is free and clear of all Encumbrances.

“Deposit” has the meaning set forth in Section 3.4(a).

“Deposit Escrow Agreement” means the Escrow Agreement entered into between the Parties and the Escrow Agent on or before the Execution Date.

“Deposit Funds” has the meaning set forth in Exhibit D.

“Deposit Interest” has the meaning set forth in Exhibit D.

“Deposited Amounts” has the meaning set forth in Exhibit D.

“Development Costs” means costs and expenses incurred in the conduct of Development Operations.

“Development Operation” means any operation conducted pursuant to any Applicable Operating Agreement or any operation conducted pursuant to the Springfield Ownership Agreement.

“Development Parties” means, collectively, the Parties to this Agreement in their capacities as (a) Working Interest owners in the Subject Oil and Gas Assets or (b) parties to the Springfield Ownership Agreement, as applicable, and “Development Party” means any of such Parties, in such capacity, individually.

“Dispute” means any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, relating to or

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connected with this Agreement or any Associated Agreement, or the transactions contemplated hereby or thereby, including but not limited to any dispute, controversy or claim concerning the existence, validity, interpretation, performance, breach or termination of this Agreement or any Associated Agreement, the relationship of the Parties arising out of this Agreement or the Associated Agreements or the transactions contemplated hereby or thereby.

“Dispute Notice” has the meaning set forth in Section 3.6(b).

“Eagle Ford Shale” means the stratigraphic equivalent of that formation found in the Briscoe G 1H Well in Webb County, Texas, with a top at 7394 ft TVD and base at 7703 ft TVD, as shown on the log display attached as Exhibit A-5, recognizing that the depth of such formation will vary across the AMI Area.

“Effective Time” means 7:00 a.m. (Central Time) on March 1, 2011.

“Eligible Costs” means all costs and expenses incurred in accordance with an Applicable Operating Agreement in conducting Development Operations for (a) the drilling, testing, completing, deepening, recompleting, sidetracking, reworking and plugging back of Wells included in the Subject Oil and Gas Assets having as their objective the Eagle Ford Shale, (b) the plugging and abandoning of dry holes or Wells included in the Subject Oil and Gas Assets targeting or completed in the Eagle Ford Shale that are no longer capable of producing in paying quantities, (c) the equipping of Wells described in clause (a) for production through the tanks and through the outlet flange of any pipeline connecting to a Third Party gathering system, pipeline or other facility (including, for the avoidance of doubt, the Springfield Gathering Assets), including costs of mobilizing and demobilizing drilling and workover rigs to and from the Well-site if not charged to another Development Operation, and (d) the overhead charged under such Applicable Operating Agreement, but only with respect to the costs specifically described above and only to the extent billed as part of an approved AFE; provided that “Eligible Costs” shall not include (i) liabilities, losses, claims and damages (including any fines and penalties) associated with such activities or otherwise, and related costs of investigation, litigation, arbitration, administrative proceedings, judgment, award and settlement (including court and arbitration costs and reasonable attorneys’ fees), to the extent attributable to actual or claimed personal injury, illness or death, property damage (other than damage to structures, fences, irrigation systems and other fixtures, crops, livestock and other personal property in the ordinary course of business), environmental damage or contamination, other torts, breach of contract, violation of Law (or private rights of action under any Law), casualty or condemnation, including costs associated with any blowout or other well control, (ii) any costs or expenses incurred in conducting Development Operations with respect to Area M, whether or not in accordance with an Applicable Operating Agreement, (iii) any costs or expenses incurred in conducting Development Operations pursuant to the Springfield Ownership Agreement, (iv) any costs or expenses incurred in accordance with an Applicable Operating Agreement in conducting Development Operations to the extent and only to the extent such costs and expenses directly relate to (A) an Acquired Interest held by SM in which Mitsui did not elect to acquire its Offered Interest or (B) the TXCO Properties unless and until Mitsui acquires the TXCO Interest, or (v) Taxes, other than Asset Taxes applicable to the Subject Oil and Gas Interests.  SM and Mitsui acknowledge and agree that the foregoing restrictions contained in clauses (a) and (b) of this definition relating to the Eagle Ford Shale shall only be applicable for costs and expenses

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incurred in the first three years of the Term, and the language in clause (a) reading “having as their objective the Eagle Ford Shale” and the language in clause (b) reading “targeting or completed in the Eagle Ford Shale” shall be deemed to be deleted from this definition for costs and expenses incurred thereafter.

“Encumbrance” means a mortgage, lien, security interest, pledge, charge or other encumbrance, and “Encumber” and other similar derivatives shall be construed accordingly.

“Entitlement” means that quantity of oil and gas from the Subject Oil and Gas Assets for which a Development Party has the right to take delivery pursuant to the terms of any Applicable Operating Agreement, any other applicable agreement or applicable Law.

“Environmental Arbitrator” has the meaning set forth in Section 5.1(f) of the Acquisition Annex.

“Environmental Condition” means (a) a condition existing on or prior to (to the extent not cured) the Defect Claim Date with respect to the air, soil, subsurface, surface waters, ground waters and/or sediments that causes any Conveyed Interest (or SM with respect to any Conveyed Interest) not to be in compliance with any Environmental Law or (b) the existence as of the Execution Date of any environmental pollution, contamination, degradation, damage or injury caused by or related to the ownership, use or operation of such Conveyed Interest for which monitoring, investigation or remedial or corrective action is presently required (or, if known to the applicable Governmental Authorities, would be presently required) or for which there is liability for investigatory costs, remedial or corrective action costs, natural resources, property or personal injury damages, fines or penalties under Environmental Laws.

“Environmental Defect” means an Environmental Condition with respect to a Conveyed Interest that is not set forth in Schedule 1.15.

“Environmental Defect Notice” has the meaning set forth in Section 5.1(a) of the Acquisition Annex.

“Environmental Defect Property” has the meaning set forth in Section 5.1(a) of the Acquisition Annex.

“Environmental Disputes” has the meaning set forth in Section 5.1(f) of the Acquisition Annex.

“Environmental Laws” means all applicable federal, state and local Laws as of the Execution Date relating to the protection of the public health, welfare and the environment, including, without limitation, those Laws relating to the generation, storage, handling, use, processing, treatment, transportation, disposal or other management of chemicals and other Hazardous Substances, and any common Law doctrine, including without limitation, negligence, nuisance, trespass, personal injury, or property damage related to or arising out of the presence, release or exposure to Hazardous Substances.  The term “Environmental Laws” does not include good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended (but not required) by any Governmental Authority.

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“Escrow Agent” means JPMorgan Chase Bank, National Association or another escrow agent mutually acceptable to the Parties.

“Escrow Procedures” has the meaning set forth in Section 3.8(a).

“Excluded Assets” means (a) all of SM’s corporate minute books and financial records and other business records that relate to SM’s business generally (including the ownership and operation of the Conveyed Interests); (b) all trade credits, all accounts, receivables and all other proceeds, income or revenues attributable to (i) the Conveyed Interests with respect to any period of time prior to the Effective Time and (ii) the Retained Interests; (c) all claims and causes of action of SM arising under or with respect to any Applicable Contracts that are attributable to (i) periods of time prior to the Effective Time (including claims for adjustments or refunds), to the extent not relating to any Assumed Obligation or (ii) the Retained Interests; (d) subject to Section 4.3 of the Acquisition Annex, all rights and interests relating to the Retained Interests and/or the Conveyed Interests (i) under any existing policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property; (e) all Hydrocarbons produced and sold from (i) the Conveyed Interests with respect to all periods prior to the Effective Time and (ii) the Retained Interests; (f) all claims of SM or its Affiliates for refunds of or loss carry forwards with respect to (i) production or any other Taxes paid by SM or its Affiliates attributable to any period prior to the Effective Time, (ii) income Taxes paid by SM or its Affiliates or (iii) any Taxes attributable to the other Excluded Assets; (g) all personal computers and associated peripherals and all radio and telephone equipment; (h) all of SM’s proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property (excluding, for the avoidance of doubt, geophysical data and other data related to the Conveyed Interests, except as provided in clause (l) below); (i) all documents and instruments of SM that are protected by an attorney-client privilege, except for title opinions and Contracts; (j) all data that cannot be disclosed to Mitsui as a result of confidentiality arrangements under agreements with Third Parties (provided that SM uses its commercially reasonable efforts to obtain a waiver of any such confidentiality agreement, and provided further, that SM shall have no obligation to incur any cost or pay any fee with respect to such efforts); (k) all audit rights arising under any of the (i) Applicable Contracts or otherwise with respect to any period prior to the Effective Time or (ii) other Excluded Assets, except for any Well Imbalances or Pipeline Imbalances; (l) all geophysical and other seismic and related technical data and information relating to the Conveyed Interests to the extent that such geophysical and other seismic and related technical data and information is not transferable without payment of a fee or other penalty to any Third Party under any Contract and which Mitsui has not separately agreed in writing to pay; (m) documents prepared or received by SM or its Affiliates with respect to (i) lists of prospective purchasers for the Conveyed Interests, (ii) bids submitted by other prospective purchasers of the Conveyed Interests, (iii) analyses by SM or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among SM, its representatives and any prospective purchaser other than Mitsui, (v) correspondence between SM or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement and (vi) the Retained Interests; (n) any offices, office leases and any office furniture or office supplies located in or on such offices or office leases; (o) any assets described in Section 2.1(c)(i) and Section 2.1(c)(iii) (in each case) that are excluded pursuant to the provisions of Section 4.4(b)(i) of the Acquisition Annex, except to the

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extent that such assets are subsequently conveyed to Mitsui under Section 4.4(b)(i) of the Acquisition Annex; (p) any Contracts that constitute master services agreements or similar contracts with vendors used by SM for other operations in Texas; (q) Contracts which provide for an interest rate or commodity swap, cap, floor, collar or any combination thereof, or option with respect to these or similar transactions, or otherwise constitute a futures or derivative transaction; (r) if SM has not received Anadarko’s consent to assignment and assumption of 50% of SM’s rights and obligations under the Anadarko Agreement to Mitsui before Closing, subject to the terms of Section 2.4 of the Transfer Provisions, all rights and obligations of SM under the Anadarko Agreement; (s) notwithstanding anything to the contrary contained in clause (r) directly above, all rights of SM to (i) any interest in lands within the Anadarko AMI acquired by Anadarko from TXCO Energy Company LP pursuant to the proceedings regarding In re TXCO Resources Inc., et al., Case No. 09-51807, filed in the Western District of Texas, San Antonio Division (SM’s rights in such lands, the “TXCO Properties”) and (ii) any damages paid or delivered to SM pursuant to item #1 on Schedule 10.1; (t) any assets of the type described in the definition of “Assets” or in Section 2.1(c)(iii), together with, in each case, any related asset of the type described in Section 2.1(c) that are acquired therewith, that were acquired by SM after the Effective Time; and (u) those certain assets set forth on Exhibit J, except that the assets set forth on Exhibit J, Part III will not be Excluded Assets, and SM will assign 50% of its rights to those assets to Mitsui, if (i) SM has received Anadarko’s consent to assignment and assumption of 50% of SM’s rights and obligations under the Anadarko Agreement to Mitsui before Closing and (ii) no other Third Party consents are required to be obtained for assignment of rights to those assets that cannot be obtained without payment of fees or other penalties (unless Mitsui agrees to pay such fees or penalties).

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Expert” has the meaning set forth in Section 11.9.

“Final Settlement Statement” has the meaning set forth in Section 3.6(b).

“Franchise Tax Liability” means any Tax imposed by a state on SM’s or any of its Affiliates’ gross or net income, gross margin and/or capital for the privilege of engaging in business in that state that was or is attributable to SM’s or any of its Affiliates’ ownership of an interest in the Conveyed Interests.

“Fundamental Representations” has the meaning set forth in Section 10.8(a) of the Acquisition Annex.

“GAAP” means the generally accepted accounting principles in the United States of America.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitle to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

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“Hazardous Substances” means any petroleum, petroleum hydrocarbons or petroleum products and petroleum by-products (but each only to the extent regulated under or otherwise subject to the provisions of Environmental Laws); radioactive materials; asbestos or asbestos-containing materials; pesticides; radon; urea formaldehyde; lead or lead-containing materials; polychlorinated biphenyls; and any other chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous materials,” “hazardous wastes,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “pollutants,” “regulated substances,” “solid wastes,” or “contaminants” or words of similar import, under any Environmental Laws, including NORM and other substances referenced in Section 5.2 of the Acquisition Annex.

“Hydrocarbons” means oil and gas and other hydrocarbons produced or processed in association therewith (whether or not any such item is in liquid or gaseous form), or any combination thereof, and any other minerals covered by the Leases produced in association therewith.

“Immaterial Interest” means, with respect to any Development Party, any overriding royalty interest, production payment, net profits interest or similar interest that is carved out of such Development Party’s interests in the Subject Oil and Gas Assets, the Transfer of which interest would not convey a material portion of the value of the Development Party’s interest in the Subject Oil and Gas Assets.

“Income Tax Liability” means any Liability of SM or any of its Affiliates attributable to any federal, state or local income Tax measured by or imposed on the net income of SM or any of its Affiliates that was or is attributable to SM’s or any of its Affiliates’ ownership of an interest in or the operation of the Conveyed Interests.

“Indemnified Party” has the meaning set forth in Section 10.7(a) of the Acquisition Annex.

“Indemnifying Party” has the meaning set forth in Section 10.7(a) of the Acquisition Annex.

“Individual Environmental Threshold” has the meaning set forth in Section 5.1(e) of the Acquisition Annex.

“Individual Title Benefit Threshold” means $25,000.

“Individual Title Defect Threshold” means $25,000.

“Interim Period” means that period of time from and after the Effective Time up to the Closing Date.

“Invasive Activities” has the meaning set forth in Section 3.1(b) of the Acquisition Annex.

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“Joint Interests” means (a) the Contributed Properties and (b) any other properties or other interests therein acquired by the Development Parties jointly pursuant to this Agreement or any Associated Agreement.

“Knowledge” means with respect to SM, the actual knowledge of the following Persons:  Javan Ottoson; Kenneth Knott; Greg Leyendecker; Don Riggs; Mike Roach; and Kevin Kindrick.

“Laws” means any constitution, decree, resolution, law, statute, act, ordinance, rule, directive, order, treaty, code or regulation and any injunction or final non-appealable judgment or any interpretation of the foregoing, as enacted, issued or promulgated by any Governmental Authority.

“Lease” means any oil and gas lease, oil, gas and mineral lease or sublease, royalty, overriding royalty, production payment, net profits interest, mineral fee interest, carved interest and other rights to oil and gas in place.

“Liabilities” means any and all claims (whether in the nature of contract claims, torts or otherwise), causes of action, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs and expenses, including any reasonable fees of attorneys, and legal or other expenses, incurred in connection therewith and including liabilities, costs, losses and damages for personal injury, illness or death or property damage.

“Material Adverse Effect” means any change, inaccuracy, effect, event, result, occurrence, condition or fact (for the purposes of this definition, each, an “event”) (whether foreseeable or not and whether covered by insurance or not) that has had or would be reasonably likely to have, individually or in the aggregate with any other event or events, a material adverse effect on the ownership, operation or financial condition of the Conveyed Interests, taken as a whole; provided, however, that “Material Adverse Effect” shall not include such material adverse effects resulting from (a) general changes in oil and gas prices; (b) general changes in industry, economic or political conditions or markets; (c) changes in conditions or developments generally applicable to the oil and gas industry; (d) acts of God, including hurricanes and storms; (e) changes in Laws; (f) civil unrest or similar disorder or terrorist acts; (g) effects or changes that are cured or no longer exist by the earlier of Closing and the termination of this Agreement pursuant to Section 9.1 of the Acquisition Annex, without cost to Mitsui; and (h) changes resulting from the announcement of the transactions contemplated hereby or the performance of the covenants set forth in Article VI of the Acquisition Annex; provided that, in each case, the changes and effects described in clauses (a), (b), (c), and (e) of this definition do not disproportionately affect the Contributed Properties of which the Conveyed Interests are a part, taken as a whole.

“Material Contracts” has the meaning set forth in Section 1.8(a) of the Acquisition Annex.

“Marketing Services” has the meaning set forth in Section 5.9(a).

“Mitsui” has the meaning set forth in the preamble to this Agreement.

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“Mitsui Entire Interest” has the meaning set forth in Section 2.3(c)(i)(C) of the Transfer Provisions.

“Mitsui Escrow Amount” has the meaning set forth in Exhibit D.

“Mitsui Indemnified Parties” has the meaning set forth in Section 10.2 of the Acquisition Annex.

“Mitsui Parent” means Mitsui & Co., Ltd., a corporation organized under Japanese Law.

“Mitsui Parent Guaranty” means the Parent Guaranty made by Mitsui Parent in favor of SM dated as of the date hereof.

“Mitsui Termination Instruction” has the meaning set forth in Exhibit D.

“Mitsui’s Representatives” has the meaning set forth in Section 3.1(a) of the Acquisition Annex.

“Month” means any of the months of the Gregorian calendar.

“Net Acre” means, as computed separately with respect to each Lease, (a) the number of gross acres in the lands covered by such Lease, multiplied by (b) the interest in oil, gas and other minerals covered by such Lease in such lands, multiplied by (c) the Working Interest to be transferred to Mitsui as part of the Conveyed Interests; provided that if items (b) and/or (c) vary as to different areas of such lands (including depths) covered by such Lease, a separate calculation shall be done for each such area.

“Net Acre Allocation” means the applicable amount per Net Acre for any Lease included in the Assets as set forth on Exhibit A for such Lease.

“Net Revenue Interest” means, with respect to any Well or Lease, the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Well or Lease, after giving effect to all Burdens thereon.

“Non-Acquiring Development Party” has the meaning set forth in Section 2.2(a) of the Transfer Provisions.

“NORM” means naturally occurring radioactive material.

“Offer Notice” has the meaning set forth in Section 2.2(a) of the Transfer Provisions.

“Offered Interest” has the meaning set forth in Section 2.2(a) of the Transfer Provisions.

“Operating Expenses” means all operating expenses (including Asset Taxes) and capital expenditures incurred in the ownership and operation of the Conveyed Interests in the ordinary course of business and, where applicable, in accordance with the Applicable Operating Agreements and the Springfield Ownership Agreement, and overhead costs charged to the Conveyed Interests under the Applicable Operating Agreements and the Springfield Ownership

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Agreement, but excluding Liabilities attributable to (a) personal injury, illness or death, property damage, other torts, breach of contract (other than failure to make payments under the terms of a contract) or violation of any Law (or private rights of action under any Law), (b) obligations to plug wells and dismantle or decommission facilities, close pits and restore the surface around such wells, facilities and pits, (c) environmental Liabilities, including obligations to Remediate any contamination of groundwater, surface water, soil, sediments or Personal Property, or the Remediation of any Environmental Condition under applicable Environmental Laws, (d) obligations with respect to Well Imbalances or Pipeline Imbalances, (e) obligations to pay Working Interests, royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Conveyed Interests, including those held in suspense, (f) obligations with respect to Contracts which provide for an interest rate or commodity swap, cap, floor, collar, or any combination thereof, or option with respect to these or similar transactions, or otherwise constitute a futures or derivative transaction, (g) costs of restoring any Casualty Loss, and (h) claims for indemnification or reimbursement from any Third Party with respect to costs of the type described in preceding clauses (a) through (g), whether such claims are made pursuant to contract or otherwise.

“Operating Account” has the meaning set forth in Exhibit D.

“Operator” means the Person serving as operator under any Applicable Operating Agreement.

“Outside Termination Date” has the meaning set forth in Section 9.1(a) of the Acquisition Annex.

“Package Sale” means a Transfer together with other properties as part of a wider transaction.

“Parent Guaranty” means a Guaranty in substantially the form attached as Exhibit F, including, with respect to any Parent Guaranty except for the Mitsui Parent Guaranty, appropriate changes, including changes in the parties and the applicable limitations of liability, and changes to reflect the nature of the Joint Interest being Transferred.

“Participating Interest” means with respect to any Development Party and any Development Operation in which such Development Party is participating, such Development Party’s Working Interest or other cost bearing interest in such Development Operation.

“Participating Party” means with respect to any Development Operation, a Development Party that is participating in such Development Operation.

“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.

“Permitted Encumbrances” means:

(a)           lessor’s royalties, non-participating royalties, overriding royalties, reversionary interests and similar burdens upon, measured by or payable out of production if the net cumulative effect of such burdens does not (i) operate to reduce the Net Revenue Interest of SM in any Well to an amount less than the Net Revenue Interest set forth on Exhibit A-2 for such

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Well, (ii) obligate SM to bear a Working Interest for such Well in any amount greater than the Working Interest set forth on Exhibit A-2 for such Well (unless the Net Revenue Interest for such Conveyed Interest is greater than the Net Revenue Interest set forth on Exhibit A-2 in the same proportion as any increase in such Working Interest), (iii) increase the royalty and overriding royalty burdens for any Lease to an amount greater than that set forth in Exhibit A, or (iv) reduce the Net Acres for any Lease to an amount less than the Net Acres set forth in Exhibit A for such Lease;

(b)           preferential rights to purchase and required Third Party consents to assignments and similar agreements;

(c)           liens for Taxes or assessments not yet due or delinquent;

(d)           Customary Post-Closing Consents;

(e)           other than such rights that have already been triggered, conventional rights of reassignment upon final intention to abandon or release the Assets, or any of them;

(f)            such Title Defects as Mitsui (i) may have expressly waived in writing or (ii) is deemed to have waived pursuant to the terms of Section 4.2(a) of the Acquisition Annex (except that the definition of “Permitted Encumbrances” applicable to the special warranty of title in the Assignment will be deemed not to include subclause (ii) of this clause (f));

(g)           all applicable Laws, and rights reserved to or vested in any Governmental Authority (i) to control or regulate any Conveyed Interest in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise grant, license or permit or to purchase, condemn, expropriate or recapture, which rights have not been exercised; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated; and (iv) to enforce any obligations or duties affecting the Conveyed Interests to any Governmental Authority, with respect to any franchise, grant, license or permit;

(h)           rights of a common owner of any interest in rights-of-way or easements currently held by SM and such common owner as tenants in common or through common ownership to the extent that the same does not materially impair the use or operation of the Conveyed Interests as currently used and operated;

(i)            easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Conveyed Interests for the purpose of surface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines and removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, (in each case) that do not (i) materially impair the use, ownership or operation of the Conveyed Interests (as currently owned and operated), (ii) reduce the Net Revenue Interest of SM in any Well to an amount less than the Net Revenue Interest set forth on Exhibit A-2 for such Well, (iii) obligate SM to bear a Working Interest for such Well in any amount greater than the Working Interest set forth on Exhibit A-2 for such Well (unless the Net Revenue Interest for such Conveyed Interest is greater than the Net Revenue

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Interest set forth on Exhibit A-2 in the same proportion as any increase in such Working Interest), (iv) increase the royalty and overriding royalty burdens for any Lease to an amount greater than that set forth in Exhibit A for such Lease, or (v) reduce the Net Acres for any Lease to an amount less than the Net Acres set forth in Exhibit A for such Lease;

(j)            zoning and planning ordinances and municipal regulations;

(k)           vendors, carriers, warehousemen’s, repairmen’s, mechanics, workmen’s, materialmen’s, construction or other like Encumbrances arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations which are not yet due;

(l)            Encumbrances created under Leases and/or Applicable Operating Agreements or by operation of Law in respect of obligations that are not yet due;

(m)          any Encumbrance affecting the Conveyed Interests which is discharged by SM at or prior to Closing;

(n)           any Contracts, restrictions or exclusions set forth on Exhibit A and all litigation referenced in Schedule 1.7; and

(o)           the Leases and Contracts (including the Applicable Contracts), (and, solely for purposes of the definition of “Permitted Encumbrances” applicable to the special warranty of title in the Assignment, and not for purposes of the Title Defect adjustments or any other purposes hereunder, other Encumbrances and agreements, instruments, obligations, defects and irregularities affecting the Conveyed Interests) that (in each case) do not (i) materially impair the use, ownership or operation of the Conveyed Interests (as currently owned and operated), (ii) reduce the Net Revenue Interest of SM in any Well to an amount less than the Net Revenue Interest set forth on Exhibit A-2 for such Well, (iii) obligate SM to bear a Working Interest for such Well in any amount greater than the Working Interest set forth on Exhibit A-2 for such Well (unless the Net Revenue Interest for such Asset is greater than the Net Revenue Interest set forth on Exhibit A-2 in the same proportion as any increase in such Working Interest), (iv) increase the royalty and overriding royalty burdens for any Lease to an amount greater than that set forth in Exhibit A for such Lease, or (v) reduce the Net Acres for any Lease to an amount less than the Net Acres set forth in Exhibit A for such Lease.

“Person” means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

“Personal Property” means equipment, machinery, fixtures, and other personal and mixed property, including saltwater disposal wells, water sourcing or disposal assets, well equipment, casing, rods, tanks, boilers, buildings, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines and separation facilities, structures, materials and other items used or held for use in the operation thereof and located upstream of the inlet flange of the Springfield Gathering Assets or other Third Party gathering assets to which the Wells included in the Assets are connected (or, in the case of Hydrocarbon liquids not transported by pipeline, upstream of the outlet flange in the tanks).

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“Pipeline Imbalance” means any imbalance at the pipeline or plant flange between the amount of Hydrocarbons nominated by or allocated to SM and the Hydrocarbons actually delivered on behalf of SM at that point over the same period with respect to the Conveyed Interests.

“Preferential Rights” has the meaning set forth in Section 1.10 of the Acquisition Annex.

“Preliminary Settlement Statement” has the meaning set forth in Section 3.6(a).

“Properties” has the meaning set forth in clause (b) of the definition of “Assets”.

“Reassignment Notice” has the meaning set forth in Section 6.4.

“Records” has the meaning set forth in Section 2.1(c)(ii).

“Remediation” means, with respect to an Environmental Condition, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions required under Environmental Laws to correct or remove such Environmental Condition.

“Remediation Amount” means, with respect to an Environmental Condition (a) the cost (net to the Conveyed Interests) of the most cost effective Remediation of such Environmental Condition that is reasonably available, considering the use of the applicable property, plus (b) the amount of any Liabilities to Third Parties (net to the Conveyed Interests) in addition to Remediation as a consequence of the Environmental Condition.

“Retained Interests” means all of SM’s right, title and interest in and to the (a) Assets, (b) Springfield Gathering Assets, and (c) assets described in Section 2.1(c), in each case, other than the Conveyed Interests.

“Retained Obligations” has the meaning set forth in Section 10.1 of the Acquisition Annex.

“Selling Party” has the meaning set forth in Section 2.2(a) of the Transfer Provisions.

“Service Eligible Assets” has the meaning set forth in Section 5.6(a).

“Services” has the meaning set forth in Section 6.4(a) of the Acquisition Annex.

“SM” has the meaning set forth in the preamble to this Agreement.

“SM Indemnified Parties” has the meaning set forth in Section 10.3 of the Acquisition Annex.

“SM Termination Instruction” has the meaning set forth in Exhibit D.

“SMJOA” means an operating agreement in the form attached hereto as Exhibit B.

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17

“Springfield Gathering Assets” means all of SM’s interest in the Springfield Ownership Agreement and all of SM’s interest in the rights-of-way and other gathering assets held or acquired by SM and Springfield Pipeline, LLC under the Springfield Ownership Agreement.

“Springfield Ownership Agreement” means that certain Agreement for the Construction, Ownership, and Operation of Midstream Assets in Maverick, Dimmit, Webb and La Salle Counties, Texas with Springfield Pipeline, LLC, a gathering subsidiary of Anadarko, effective as of January 1, 2006, and pertaining to the acquisition and construction of a gathering system relating to the Springfield Gathering Assets.

“Subject Oil and Gas Assets” means all right, title and interest of the Development Parties within the AMI Area in and to those Leases and/or Wells in which both Development Parties hold an interest, whether held on, or acquired at or after, the Closing Date.

“Tax Partnership” has the meaning set forth in Section 9.1.

“Tax Partnership Agreement” means the Tax Partnership Agreement between SM and Mitsui, creating the Tax Partnership, substantially in the form attached hereto as Exhibit C.

“Tax Purposes” has the meaning set forth in Section 9.1.

“Taxes” shall mean any and all federal, state, local, foreign and other taxes or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated severance, stamp, occupation, premium, property, windfall profit or other taxes of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, and the term “Tax” means any one of the foregoing Taxes.

“Term” means the period from and after the Closing Date up to and including the Termination Date.

“Termination Date” means the date that is three months following the Carry Termination Event, unless earlier terminated pursuant to Section 6.4 or by the written agreement of all of the Parties.

“Third Party” shall mean any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement.

“Third Party Claim” has the meaning set forth in Section 10.7(b) of the Acquisition Annex.

“Third Party Operating Agreements” means those operating agreements, other than the SMJOA, to which Persons other than the Development Parties and SM are parties and which burden the Subject Oil and Gas Assets within the AMI Area.

“Third Party Operator” means a Third Party serving as Operator under any Third Party Operating Agreement.

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18

“Title Arbitrator” has the meaning set forth in Section 4.2(j) of the Acquisition Annex.

“Title Benefit” means any right, circumstance or condition that operates to (a) increase the Net Revenue Interest being assigned to Mitsui in any Well above that shown for such Well in Exhibit A-2 to the extent the same does not cause a greater than proportionate increase in the Working Interest being assigned to Mitsui therein above that shown in Exhibit A-2, (b) increase the Net Acres being assigned to the Mitsui in any Lease to greater than that shown therefor in Exhibit A for such Lease (but only to the extent the increase is not the result of an increase in Working Interest in the Lease without at least a proportionate increase in Net Revenue Interest) or (c) increase the Net Revenue Interest of the interest being assigned to Mitsui in any Lease above that shown on Exhibit A for such Lease, to the extent the same does not cause a greater than proportionate increase in the Working Interest being assigned to Mitsui therein above that shown in Exhibit A for such Lease.

“Title Benefit Amount” has the meaning set forth in Section 4.2(e) of the Acquisition Annex.

“Title Benefit Notice” has the meaning set forth in Section 4.2(b) of the Acquisition Annex.

“Title Benefit Property” has the meaning set forth in Section 4.2(b) of the Acquisition Annex.

“Title Defect” means any Encumbrance, defect or other matter that causes SM not to have Defensible Title in and to any Conveyed Interest; provided that the following shall not be considered Title Defects:

(a)           defects in the chain of title consisting of the failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, unless Mitsui provides affirmative evidence that such failure or omission could reasonably be expected to result in another Person’s superior claim of title to the relevant Conveyed Interest;

(b)           defects arising out of lack of survey, unless a survey is expressly required by applicable Laws;

(c)           defects arising out of lack of corporate or other entity authorization unless Mitsui provides affirmative evidence that causes Mitsui to reasonably believe such corporate or other entity action may not have been authorized and could reasonably be expected to result in another Person’s superior claim of title to the relevant Conveyed Interest;

(d)           defects based on a gap in SM’s chain of title in the state’s records as to state Leases, or in the county records as to other Leases, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman’s title chain or runsheet, which documents shall be included in a Title Defect Notice;

(e)           defects that have been cured by applicable Laws of limitations or prescription; and

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19

(f)            any Encumbrance or loss of title resulting from (i) SM’s election to consent or non-consent to operations after the Execution Date to the extent that such election is not prohibited by Section 6.1(b)(ii) of the Acquisition Annex, (ii) SM’s execution or amendment of any Applicable Contract after the Execution Date not prohibited by Section 6.1(b)(iii), Section 6.1(b)(iv) or Section 6.1(b)(vi) of the Acquisition Annex, or (iii) any action after the Execution Date described in Section 6.1(x), Section 6.1(y) or Section 6.1(z) of the Acquisition Annex.

“Title Defect Amount” has the meaning set forth in Section 4.2(g) of the Acquisition Annex.

“Title Defect Notice” has the meaning set forth in Section 4.2(a) of the Acquisition Annex.

“Title Defect Property” has the meaning set forth in Section 4.2(a) of the Acquisition Annex.

“Title Disputes” has the meaning set forth in Section 4.2(j) of the Acquisition Annex.

“Total Amount in Default” means, as of any time, the following amounts:  (a) the amounts that the Defaulting Party has failed to pay under the terms of this Agreement and the Associated Agreements as of such time and (b) any interest at the Default Interest Rate accrued on the (i) amount described in clause (a) from the date such amount is due by the Defaulting Party until paid in full by the Defaulting Party and (ii) amount under clause (b)(i) from the time such amount is incurred by SM until paid in full by the Defaulting Party.

“Transfer” and its syntactical variants mean any sale, assignment or other disposition by a Development Party of all or any part of its interest in the Subject Oil and Gas Assets; provided, however, that “Transfer” excludes (a) any disposition resulting from a direct or indirect Change in Control of a Party, and (b) any Encumbrance.

“Transfer Provisions” means Exhibit H, including its terms and conditions.

“Transition Period” has the meaning set forth in Section 6.4(a) of the Acquisition Annex.

“Treasury Regulations” means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Internal Revenue Code.  All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

“TXCO Carry Amount” has the meaning set forth in Section 2.4(a) of the Transfer Provisions.

“TXCO Cash Amount” has the meaning set forth in Section 2.4(a) of the Transfer Provisions.

“TXCO Interest” has the meaning set forth in Section 2.4(a) of the Transfer Provisions.

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“TXCO Notice” has the meaning set forth in Section 2.4(a) of the Transfer Provisions.

“TXCO Properties” has the meaning set forth in clause (s) of the definition of “Excluded Assets.”

“Ultimate Parent” means the ultimate parent company within a Party’s organization, which, as of the Execution Date, with respect to Mitsui, is Mitsui Parent, and with respect to SM, is SM.

“Unit” has the meaning set forth in clause (a) of the definition of “Assets.”

“Well” means all oil and gas wells and injection wells.

“Well Imbalance” means any imbalance at the wellhead between the amount of Hydrocarbons produced from a Well included in the Assets and allocated to the interests of or lifted by SM and the shares of production from such Well to which SM is entitled over the same period with respect to the Conveyed Interests.

“Working Interest” means, with respect to any Unit, Well or Lease, the interest in and to such Unit, Well or Lease that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Unit, Well or Lease, but without regard to the effect of any royalties, overriding royalties, production payments, net profits interests and other similar burdens upon, measured by, or payable out of production therefrom.

“Year” means a period of 12 consecutive Months commencing on the first day of January and ending on the following 31st day of December, according to the Gregorian calendar.

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21

ANNEX A

ACQUISITION PROVISIONS

i

(continued)

ii

(continued)

iii

ANNEX A

ACQUISITION PROVISIONS

Unless otherwise indicated, references in this Acquisition Annex to (a) Sections, subsections and Articles refer to Sections, subsections and Articles of this Acquisition Annex and (b) Exhibits, Appendices and Schedules refer to Exhibits, Appendices and Schedules to the Acquisition and Development Agreement, dated as of June 29, 2011 (for purposes of this Acquisition Annex only, referred to as the “Development Agreement”), between SM and Mitsui, to which this Acquisition Annex is attached.  The words “this Agreement,” “herein,” “hereby,” “hereunder”, “hereof” and words of similar import refer to the Development Agreement as a whole (including this Acquisition Annex and the Transfer Provisions) and not to any particular Article, Section, subsection, Exhibit, Appendix, Schedule or other subdivision of the Development Agreement or this Acquisition Annex unless expressly so limited.

Capitalized terms used in this Acquisition Annex and not otherwise defined in this Acquisition Annex shall have the meanings set forth in Appendix I of the Development Agreement.

ARTICLE I
REPRESENTATIONS AND WARRANTIES OF SM

SM represents and warrants to Mitsui as follows:

1.1          Organization, Existence.  SM is a corporation duly formed and validly existing under the Laws of the State of Delaware.  SM has all requisite power and authority to own and operate its property (including, without limitation, the Conveyed Interests) and to carry on its business as now conducted.  SM is duly licensed or qualified to do business as a foreign corporation and is in good standing in the state of Texas and in any other jurisdiction in which such qualification is required by Law (except where the failure to qualify or be in good standing would not have a Material Adverse Effect).

1.2          Authorization.  SM has full power and authority to enter into and perform this Agreement and the Associated Agreements to which it is a party and the transactions contemplated herein and therein.  The execution, delivery and performance by SM of this Agreement has been, and the execution, delivery and performance of the Associated Agreements to which it is a party will be at Closing, duly and validly authorized and approved by all necessary corporate action on the part of SM.  This Agreement is, and the Associated Agreements to which SM is a party when executed and delivered by SM will be, the valid and binding obligations of SM, enforceable against SM in accordance with their respective terms, subject however to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar Laws relating to or affecting creditors’ rights, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

1.3          No Conflicts.  Assuming the receipt of all Consents and the waiver of all Preferential Rights, the execution, delivery and performance by SM of this Agreement and the consummation of the transactions contemplated hereby does not and will not (a) conflict with or result in a breach of any provisions of the organizational documents or other governing documents of SM, (b) result in a default or the creation of any Encumbrance (other than Permitted Encumbrances) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any Lease, Applicable Contract, note, bond, mortgage, indenture, license or other material agreement to which SM is a party or by which SM or the Conveyed Interests may be bound or (c) violate any Law applicable to SM or any of the Conveyed Interests.

1.4          Consents.  Except (a) as set forth in Schedule 1.4 (the “Consents”), (b) for any Customary Post-Closing Consents, (c) under Contracts that are terminable upon not greater than 60 days notice without payment of any fee, and (d) for Preferential Rights, there are no consents, other restrictions on assignment, including requirements for consents from third parties to any assignment, in each case, that would be applicable in connection with the transfer of the Conveyed Interests to Mitsui or the consummation by SM of the transactions contemplated by this Agreement.

1.5          Bankruptcy.  There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to SM’s Knowledge, threatened in writing against SM.

1.6          Foreign Person.  SM is not a “disregarded entity” or a “foreign person” within the meaning of Section 1445 of the Code and its implementing Treasury Regulations.

1.7          Claims and Litigation.  Except as set forth in Schedule 1.7, to SM’s Knowledge, SM has received no material written claims asserting any breach of contract, tort or violation of Law (in each case) with respect to the Conveyed Interests by SM or by a Third Party Operator.  There are no (a) investigations, suits, actions or litigation by any Person by or before any Governmental Authority, or (b) legal, administrative or arbitration proceedings, pending or, to SM’s Knowledge (i) threatened in writing against SM or (ii) pending or threatened in writing against a Third Party Operator, in each case (A) with respect to the ownership or operation of the Conveyed Interests or (B) as of the date hereof, that would affect the ability of SM to consummate the transactions contemplated by this Agreement.

1.8          Material Contracts.

(a)         Schedule 1.8(a) sets forth each Applicable Contract of the type described below (collectively, the “Material Contracts”):

(i)            any Applicable Contract that can reasonably be expected to result in aggregate payments by SM of more than $200,000 during the current or any subsequent fiscal year or $200,000 in the aggregate over the term of such Applicable Contract (in each case, based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(ii)           any Applicable Contract that can reasonably be expected to result in aggregate revenues to SM of more than $200,000 during the current or any subsequent fiscal year or $200,000 in the aggregate over the term of such Applicable Contract (in each case, based solely on the terms thereof and without regard to any expected increase in volumes or revenues);

(iii)          any Applicable Contract that is a Hydrocarbon purchase and sale, transportation, processing or similar Contract pursuant to which SM receives annual revenues or makes annual payments in excess of $200,000 and that is not terminable without penalty on 60 days or less notice;

(iv)          any Applicable Contract that is an indenture, mortgage, loan, credit or sale-leaseback, guaranty of any obligation, bonds, letters of credit or similar financial Contract;

(v)           any Applicable Contract that constitutes a lease under which SM is the lessor or the lessee of real, immovable, personal or movable property which lease (A) cannot be terminated by SM without penalty upon 60 days or less notice and (B) involves an annual base rental of more than $200,000;

(vi)          any Applicable Contract that constitutes a non-competition agreement or any agreement that purports to restrict, limit or prohibit the manner in which, or the locations in which, SM conducts business, including area of mutual interest Contracts;

(vii)         any Applicable Contract that is with any Affiliate of SM which will be binding on Mitsui after the Closing Date and will not be terminable by Mitsui within 30 days or less notice other than joint operating agreements;

(viii)        any Applicable Contract that contains calls on production;

(ix)           any Applicable Contract which provides for an interest rate, credit or commodity swap, cap, floor, collar or any combination of, or option with respect to, these or similar transactions or otherwise constitutes a futures or derivative transaction;

(x)            any Applicable Contract where, as of the date of such Applicable Contract, the primary and principal purpose thereof was to provide a guarantee or indemnity for the benefit of another Person;

(xi)           any Applicable Contract that constitutes a partnership agreement, joint venture agreement or similar Contract (in each case, other than a tax partnership);

(xii)          any executory Applicable Contract that constitutes a purchase and sale agreement or acquisition agreement of any material Conveyed Interest (other than any Hydrocarbon purchase or sale agreement), where the purchase and/or sale thereunder has not been consummated;

(xiii)         any executory Applicable Contract that constitutes a pending farmout agreement, exploration agreement, participation agreement or other similar Contract where the primary obligation thereunder has not fully been performed;

(xiv)        any Applicable Contract that constitutes a joint operating agreement; and

(xv)         any Applicable Contract that is a seismic or other geophysical acquisition agreement or license.

(b)        The Material Contracts set forth in Schedule 1.8(b)(i) are in full force and effect as to SM and, to SM’s Knowledge, each counterparty thereto.  Except as set forth on Schedule 1.8(b)(ii), there exist no material defaults under the Material Contracts by SM or, to SM’s Knowledge, by any other Person that is a party to such Material Contracts.  Prior to the execution of this Agreement, SM has made available to Mitsui true and complete copies of each Material Contract and all amendments thereto.  As of the date hereof, SM has not received or given any unresolved written notice of price redetermination, market out, curtailment or termination with respect to any Material Contract.

1.9          No Violation of Laws.  Except as set forth on Schedule 1.9, to SM’s Knowledge, neither SM, its Affiliates nor, as of the date hereof, any Third Party Operator is in violation in any material respect of any applicable Laws with respect to the ownership by SM or operation by such Third Party Operator of the Conveyed Interests.  This Section 1.9 does not include any matters with respect to Environmental Laws, such matters being addressed exclusively in Section 1.15.

1.10        Preferential Rights.  There are no preferential rights to purchase that are applicable to the transfer of the Conveyed Interests in connection with the transactions contemplated hereby (“Preferential Rights”).

1.11        Royalties, Etc.  Except for such items that are being held in suspense as permitted pursuant to applicable Law, to SM’s Knowledge all Burdens due by SM with respect to the Properties have been paid in all material respects.

1.12        Payout Status.  To SM’s Knowledge, Schedule 1.12 lists the payout status as of the date set forth in such Schedule of each Well that constitutes a part of the Assets and is subject to a reversion or other adjustment at some level of cost recovery or payout.

1.13        Imbalances.  There are no Well Imbalances and no material Pipeline Imbalances, in each case, associated with the Conveyed Interests as of the Effective Time.

1.14        Current Commitments.  Schedule 1.14 sets forth, as of the Execution Date, all authorities for expenditures or other specifically approved capital commitments (“AFEs”) relating to the Conveyed Interests to drill or rework Wells or for other capital expenditures that will be binding on Mitsui or any of the Conveyed Interests after Closing for which all of the activities anticipated in such AFEs have not been completed by the Execution Date.

1.15        Environmental.

(a)         With respect to the Conveyed Interests, SM has not entered into, and is not subject to, any agreement, consent, order, decree, judgment, license or permit condition or other directive of any Governmental Authority under Environmental Laws that (i) are in existence as of the Execution Date and (ii) require any Remediation or other change in the present conditions of any of the Conveyed Interests.

(b)        Except as set forth in Schedule 1.15, as of the Execution Date, SM has not received written notice from any Person of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property included in the Conveyed Interests that: (i) interferes with or prevents compliance by SM with any Environmental Law or the terms of any license or permit issued pursuant thereto or (ii) gives rise to or results in any common Law or other liability of SM to any Person which, in the case of either clause (i) or (ii) hereof, would have a Material Adverse Effect.

(c)         As of the date hereof, to the Knowledge of SM, (i) the Conveyed Interests have been (A) owned by SM and (B) operated and maintained by the applicable Third Party Operator, in each case, in compliance in all material respects with all applicable Environmental Laws and (ii) there has been no contamination of the air, groundwater, surface water, soil or sediments on the lands covered by the Properties or adjoining lands as a result of oil and gas operations on the Properties during SM’s period of ownership of the applicable properties that requires remediation under applicable Specified Environmental Laws.

(d)        All material written (i) notices from environmental Governmental Authorities, and (ii) reports and studies of Third Parties, including any Third Party Operator, in each case, specifically addressing environmental matters related to the ownership or operation of the Properties that are in SM’s possession as of the date hereof, and which SM has the right to disclose to Mitsui (provided that SM has used its commercially reasonable efforts to obtain the right to disclose to Mitsui such notices, reports and studies), have been made available to Mitsui .

1.16        Taxes.  Except as disclosed in Schedule 1.16:

(a)         all Taxes payable by SM that could result in an Encumbrance upon any of the Conveyed Interests if not timely paid and that have become due and payable by SM prior to the Effective Time have been properly paid other than any Taxes that are being contested in good faith as described on Schedule 1.16;

(b)        all returns with respect to Asset Taxes that are required to be filed by SM as the owner of the Conveyed Interests have been filed;

(c)         SM has not received written notice of any pending claim against it (which remains outstanding) from any applicable Governmental Authority for assessment of Asset Taxes or Taxes that could result in an Encumbrance upon any of the Conveyed Interests and, to SM’s Knowledge, no such claim has been threatened;

(d)        no audit, litigation or other pending proceeding with respect to Taxes has been commenced, or is presently pending, against SM with respect to the Conveyed Interests or that could result in an Encumbrance upon any of the Conveyed Interests;

(e)         the tangible personal property transferred pursuant to this Agreement, if any, is being transferred incidental to the transfer of real property; the transfer of tangible personal property, if any, is of an undivided interest in such property upon which sales Tax that was due has been paid; and SM is not regularly engaged in the business of selling tangible personal property of the type being transferred pursuant to this Agreement in the State of Texas;

(f)         there are no liens for Taxes (including any interest, fine, penalty or additions to tax imposed by a Governmental Authority in connection with such taxes) payable by SM on the Conveyed Interests other than statutory liens for current taxes not yet due; and

(g)        the Conveyed Interests are not subject to any Tax partnership (other than that created by Section 9.1 of the Development Agreement).

1.17        Brokers’ Fees.  SM has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Mitsui or any Affiliate of Mitsui shall have any responsibility.

1.18        Advance Payments.  SM is not obligated by virtue of any take-or-pay payment, advance payment or other similar payment (other than royalties, overriding royalties and similar arrangements reflected with respect to the Net Revenue Interests for the Wells set forth in Exhibit A-2 and gas balancing arrangements), to deliver Hydrocarbons attributable to the Conveyed Interests, or proceeds from the sale thereof, at some future time without receiving payment therefore at or after the time of delivery.

1.19        Bonds and Credit Support.  Schedule 1.19 lists all bonds, letters of credit and other similar credit support instruments maintained by SM and its Affiliates with any Governmental Authority or other Third Party with respect to the Conveyed Interests for which Mitsui will be required to maintain from and after Closing.

1.20        Wells.

(a)         Except as set forth on Schedule 1.20, there are no Wells that constitute a part of the Assets (i) in respect of which SM, or as of the date hereof to SM’s Knowledge, any Third Party Operator, has received an order from any Governmental Authority requiring that such Wells be plugged and abandoned, or (ii) that are neither in use for purposes of production or injection, nor shut-in, suspended, temporarily abandoned or permanently plugged and abandoned, that, to SM’s Knowledge, should be plugged and abandoned in accordance with applicable Law.

(b)        As of the date hereof, to SM’s Knowledge (i) all Wells that constitute a part of the Assets have been drilled and completed within the limits permitted by all applicable Leases and pooling or unit agreements or orders, and (ii) no Well that constitutes a part of the Assets is subject to penalties on allowables after the Effective Time because of overproduction.

1.21        Permits.  To SM’s Knowledge (a) all Third Party Operators of the Conveyed Interests possess all material permits, licenses, orders, approvals, variances, waivers, franchise rights and other authorizations required to be obtained from any Governmental Authority for conducting their business with respect to the Conveyed Interests and (b) there are no material uncured violations by such Third Party Operators of the terms and provisions of such authorizations.  This Section 1.21 does not include any matters with respect to Environmental Laws, such matters being addressed exclusively in Section 1.15.

1.22        Conveyed Interests.  SM’s Affiliates are not owners of assets which relate to or are used or held for use in connection with the Properties and which, were they owned by SM, would be considered Conveyed Interests under this Agreement.

1.23        No Casualty Losses or Sales of Conveyed Interests.  Except as set forth in Schedule 1.23, since the Effective Time up to the Execution Date, there has been no:

(a)         to the Knowledge of SM, Casualty Loss to the Conveyed Interests;

(b)        transfer, sale or other disposition by SM or its Affiliates of any material asset (other than sales of Hydrocarbons in the ordinary course of business and dispositions of surplus or obsolete equipment) that would otherwise have been a part of the Conveyed Interests; or

(c)         action that would have required the consent of Mitsui under Section 6.1(b)(vi) had such Section been in effect as of the Effective Time.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF MITSUI

Mitsui represents and warrants to SM the following:

2.1          Organization; Existence.  Mitsui is a limited partnership duly formed and validly existing under the Laws of Texas.  Mitsui has all requisite power and authority to own and operate its property (including, at Closing, the Conveyed Interests) and to carry on its business as now conducted.  Mitsui is duly licensed or qualified to do business as a foreign limited partnership and is in good standing in all jurisdictions in which such qualification is required by Law except where the failure to qualify or be in good standing would not have a material adverse effect upon the ability of Mitsui to consummate the transactions contemplated by this Agreement.

2.2          Authorization.  Mitsui has full power and authority to enter into and perform this Agreement and the Associated Agreements to which it is a party and the transactions contemplated herein and therein.  The execution, delivery and performance by Mitsui of this Agreement has been, and the execution, delivery and performance of the Associated Agreements to which it is a party will be at Closing, duly and validly authorized and approved by all necessary limited partnership action on the part of Mitsui.  This Agreement is, and the Associated Agreements to which Mitsui is a party, when executed and delivered by Mitsui, will be, the valid and binding obligations of Mitsui, enforceable against Mitsui in accordance with their respective terms, subject however to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar Laws relating to or affecting creditors’ rights, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

2.3          No Conflicts.  The execution, delivery and performance by Mitsui of this Agreement and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational or other governing documents of Mitsui, (b) result in a default or the creation of any Encumbrance (other than Permitted Encumbrances) or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Mitsui is a party or by which Mitsui or any of its property may be bound or (c) violate any Law applicable to Mitsui or any of its property, except in the case of clauses (b)

and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not have a material adverse effect upon the ability of Mitsui to consummate the transactions contemplated by this Agreement.

2.4          Consents.  There are no Third Party consents or other restrictions on assignment, including requirements for consents from third parties to any assignment, in each case, that would be applicable in connection with the consummation by Mitsui of the transactions contemplated by this Agreement.

2.5          Bankruptcy.  There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Mitsui’s knowledge, threatened in writing against Mitsui.

2.6          Claims and Litigation.  Mitsui has received no written claims asserting any breach of contract, tort, or violation of Law (in each case) by Mitsui in any material respect.  There are no investigations, suits, actions or litigation by any Person by or before any Governmental Authority, and no legal, administrative or arbitration proceedings, pending or, to Mitsui’s knowledge, threatened in writing against Mitsui, that would affect the ability of Mitsui to consummate the transactions contemplated by this Agreement.

2.7          Financing.  Mitsui has, and shall have as of the Closing Date, sufficient funds with which to pay the Closing Cash Payment and consummate the transactions contemplated by this Agreement and, following Closing, Mitsui will have sufficient funds to fund the Carried Cost Obligation and meet its other payment obligations under this Agreement.

2.8          Independent Evaluation.  Mitsui is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities.  In making its decision to enter into this Agreement and to consummate the transaction contemplated herein, Mitsui, except to the extent of SM’s express representations and warranties in Article I hereof or in the certificate delivered by SM at Closing pursuant to Section 7.1(f) and the special warranty of title contained in the Assignment (a) has relied or shall rely solely on its own independent investigation and evaluation of the Conveyed Interests and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors engaged by SM, and (b) subject to SM’s compliance with the provisions of Section 3.1, has satisfied or shall satisfy itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Conveyed Interests.

2.9          Brokers’ Fees.  Mitsui has incurred no liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement or the Associated Agreements for which SM or any Affiliate of SM shall have any responsibility.

2.10        Accredited Investor.  Mitsui is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the Conveyed Interests for its own account and not with a view to a sale or distribution thereof in violation of such Law and the rules and regulations thereunder, any applicable state blue sky Laws or any other applicable securities Laws.

ARTICLE III
ACCESS / DISCLAIMERS

3.1          Access.

(a)         From and after the Execution Date and up to and including the Closing Date (or earlier termination of this Agreement), but subject to the other provisions of this Agreement (including this Section 3.1) and obtaining the required consents of third parties, including Third Party Operators of the Conveyed Interests (with respect to which consents SM shall use its commercially reasonable efforts to obtain), SM shall afford to Mitsui, its Affiliates and its and their officers, employees, agents, accountants, attorneys, investment bankers, consultants and other authorized representatives (collectively, “Mitsui’s Representatives”) reasonable access, during normal business hours, to the Conveyed Interests and all Records in SM’s or any of its Affiliates’ possession.  SM shall also make available to Mitsui and Mitsui’s Representatives, upon reasonable notice during normal business hours, SM’s personnel knowledgeable with respect to the Conveyed Interests in order that Mitsui may make such diligence investigation as Mitsui considers necessary or appropriate. All investigations and due diligence conducted by Mitsui or any Mitsui’s Representative shall be conducted at Mitsui’s sole cost, risk and expense; and any conclusions made from any examination done by Mitsui or any Mitsui’s Representative shall result from Mitsui’s own independent review and judgment.  Mitsui shall coordinate its access rights and physical inspections of the Conveyed Interests with SM and any Third Party Operator to reasonably minimize any inconvenience to or interruption of the conduct of business by SM or any Third Party Operator.  Mitsui shall, and shall cause all Mitsui’s Representatives to, abide by SM’s and any Third Party Operator’s safety rules, regulations and operating policies of which they are notified in advance while conducting its due diligence evaluation of the Conveyed Interests including any environmental or other inspection or assessment of the Conveyed Interests.

(b)        Before Mitsui or any of Mitsui’s Representatives conduct any sampling, boring, drilling or other invasive investigation activities (“Invasive Activities”) on or with respect to any of the Conveyed Interests (i) Mitsui must furnish SM with a written description of the proposed scope of the Invasive Activities to be conducted, including a description of the activities to be conducted and a description of the approximate location and expected timing of such activities and (ii) SM must have received any required prior written consent of any applicable Third Party.  SM shall, with the reasonable cooperation of Mitsui and in reasonable consultation with Mitsui, use its commercially reasonable efforts to obtain any such required Third Party consent.  If any of the proposed Invasive Activities may unreasonably interfere with the normal operations of the Properties, SM may request an appropriate modification of the proposed Invasive Activity. Any Invasive Activities shall be conducted by a reputable environmental consulting or engineering firm that is approved in advance by SM and, if required under the Applicable Operating Agreement, any applicable Third Party Operator.  Once approved, such environmental consulting or engineering firm shall be deemed to be a “Mitsui’s Representative.”  SM hereby approves Ecology & Environment, Inc. and any Affiliate thereof as Mitsui’s Representative, subject to any required approval from a Third Party.  SM or its designee shall have the right, at its option and expense (A) to accompany Mitsui and Mitsui’s Representatives whenever they are on site on the Conveyed Interests and to (B) 50% of all samples or materials taken from the Conveyed Interests pursuant to any Invasive Activity.

(c)         Mitsui agrees to defend, indemnify and hold harmless (i) the SM Indemnified Parties for any and all Liabilities for which SM is required to indemnify, release, defend or hold harmless Anadarko pursuant to Section 4 of the Anadarko Access Agreement arising out of, resulting from or relating to any field visit, environmental property assessment or other due diligence activity conducted by Mitsui or any Mitsui’s Representative (including any Invasive Activity) with respect to the Conveyed Interests, and (ii) each of the Operators of the Conveyed Interests and the SM Indemnified Parties from and against any and all Liabilities (other than Liabilities relating to the discovery or disclosure (except in breach of the Confidentiality Agreement) of any existing condition (or, in the case of Applicable Contracts or data, the existing contents of such Applicable Contract or data) of the Conveyed Interests, including any Environmental Conditions on the Conveyed Interests), arising out of, resulting from or relating to any field visit, environmental property assessment or other due diligence activity conducted by Mitsui or any Mitsui’s Representative (including any Invasive Activity) with respect to the Conveyed Interests, in each case, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY A MEMBER OF THE SM INDEMNIFIED PARTIES, EXCEPTING ONLY LIABILITIES ACTUALLY RESULTING ON THE ACCOUNT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SM INDEMNIFIED PARTIES.

(d)        Mitsui shall disclose to SM all portions of its final environmental reports and test results prepared by Mitsui, any of Mitsui’s Representatives or any Third Party consultants as may relate to any of the Environmental Defects claimed in any Environmental Defect Notice.  Neither Mitsui by its delivery of said documents nor SM by its receipt of said documents shall be deemed to have made any representation or warranty, expressed, implied or statutory as to the condition to the Conveyed Interests or to the accuracy of said documents or the information contained therein.

(e)         Upon completion of Mitsui’s due diligence, Mitsui shall, at its sole cost and expense and without any cost or expense to SM or its Affiliates (i) repair all physical damage done to the Conveyed Interests in connection with Mitsui’s due diligence, (ii) restore the Conveyed Interests to the approximate same or better physical condition than it was prior to commencement of Mitsui’s due diligence and (iii) remove all equipment, tools or other property brought onto the Conveyed Interests in connection with Mitsui’s due diligence.  Any disturbance to the Conveyed Interests (including, without limitation, the real property associated with such Conveyed Interests) resulting from Mitsui’s due diligence will be promptly corrected by Mitsui.

3.2          Confidentiality.  Mitsui acknowledges that, pursuant to its right of access to the Records and the Conveyed Interests, Mitsui will become privy to confidential and other information of SM and that such confidential information shall be held confidential by Mitsui and Mitsui’s Representatives in accordance with the terms of the Confidentiality Agreement. If Closing should occur, the foregoing confidentiality restriction on Mitsui, including the Confidentiality Agreement, shall terminate (except as to (a) any Conveyed Interests that are excluded from the transactions contemplated hereby pursuant to the provisions of this Agreement, (b) the Excluded Assets, and (c) information related to SM assets other than the

Assets, Springfield Gathering Assets and other assets described in Section 2.1 of the Development Agreement).

3.3          Disclaimers.

(a)         EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE I, THE CERTIFICATE DELIVERED BY SM AT CLOSING PURSUANT TO SECTION 7.1(f) OR THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT (I) SM MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) SM EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO MITSUI OR ANY OF MITSUI’S REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO MITSUI BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SM OR ANY OF ITS AFFILIATES).

(b)        EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE I, THE CERTIFICATE DELIVERED BY SM AT CLOSING PURSUANT TO SECTION 7.1(f) OR THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SM EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE CONVEYED INTERESTS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE CONVEYED INTERESTS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE CONVEYED INTERESTS, (IV) ANY ESTIMATES OF THE VALUE OF THE CONVEYED INTERESTS OR FUTURE REVENUES GENERATED BY THE CONVEYED INTERESTS, (V) THE ABILITY TO PRODUCE HYDROCARBONS FROM THE CONVEYED INTERESTS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE CONVEYED INTERESTS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SM OR THIRD PARTIES WITH RESPECT TO THE CONVEYED INTERESTS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO MITSUI OR ANY OF MITSUI’S REPRESENTATIVES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.  EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE I, THE CERTIFICATE DELIVERED BY SM AT CLOSING PURSUANT TO SECTION 7.1(f) OR THE SPECIAL WARRANTY OF TITLE CONTAINED IN THE ASSIGNMENT, SM FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY CONVEYED INTERESTS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM

DIMINUTION OF CONSIDERATION OR RETURN OF CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT, SUBJECT TO MITSUI’S RIGHTS WITH RESPECT TO TITLE DEFECTS PURSUANT TO ARTICLE IV OR ENVIRONMENTAL DEFECTS PURSUANT TO ARTICLE V, MITSUI SHALL BE DEEMED TO BE OBTAINING THE CONVEYED INTERESTS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS” WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT MITSUI HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS MITSUI DEEMS APPROPRIATE.

(c)         OTHER THAN THOSE REPRESENTATIONS SET FORTH IN SECTION 1.15 OR THE CERTIFICATE DELIVERED BY SM AT CLOSING PURSUANT TO SECTION 7.1(f) TO THE EXTENT IT RELATES TO THE REPRESENTATIONS SET FORTH IN SECTION 1.15, SM HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE CONVEYED INTERESTS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO MITSUI’S LIMITED RIGHTS UNDER SECTION 5.1 AND SECTION 1.15, MITSUI SHALL BE DEEMED TO BE TAKING THE CONVEYED INTERESTS “AS IS” AND “WHERE IS” WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT MITSUI HAS MADE OR CAUSED TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS MITSUI DEEMS APPROPRIATE.

(d)        SM AND MITSUI AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 3.3 ARE “CONSPICUOUS” DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE IV
TITLE MATTERS; CASUALTIES; TRANSFER RESTRICTIONS

4.1          SM’s Title.  Except for the special warranty of title as set forth in the Assignment with respect to the Conveyed Interests and without limiting Mitsui’s remedies for Title Defects set forth in this Article IV, SM makes no warranty or representation, express, implied, statutory or otherwise with respect to its title to any of the Conveyed Interests and Mitsui hereby acknowledges and agrees that Mitsui’s sole remedy for any defect of title, including any Title Defect, with respect to any of the Conveyed Interests (a) on or before the Defect Claim Date shall be as set forth in Section 4.2 and (b) without duplication, from and after the Defect Claim Date, shall be (i) pursuant to the special warranty of title set forth in the Assignment and (ii) under Section 10.2(b) relating to a breach by SM of Section 6.1(b)(vi).  For the avoidance of doubt, any specific matter for which SM has made a representation or warranty in Article I shall not be considered a “Title Defect” hereunder and shall not be deemed waived by the provisions of this Section 4.1 or Section 4.2.

4.2          Notice of Title Defects; Defect Adjustments.

(a)         Title Defect Notices.  On or before 4:00 p.m. (Mountain Time) on the Defect Claim Date, Mitsui shall deliver notices to SM meeting the requirements of this Section 4.2(a) (each, a “Title Defect Notice”) setting forth any matters which, in Mitsui’s reasonable opinion, constitute Title Defects and which Mitsui intends to assert as a Title Defect pursuant to this Section 4.2.  For all purposes of this Agreement and notwithstanding anything herein to the contrary, but subject to Mitsui’s rights under Section 10.2(b) with respect to a breach of Section 6.1(b)(vi) by SM and under the special warranty of title set forth in the Assignment, Mitsui shall be deemed to have waived, and SM shall have no liability for, any Title Defect which Mitsui fails to assert as a Title Defect pursuant to a Title Defect Notice delivered in compliance with this Section 4.2(a) and received by SM on or before the Defect Claim Date.  Mitsui may not claim under the special warranty of title set forth in the Assignment any Title Defect which was reported to Mitsui as part of the title reports prepared for it prior to the Defect Claim Date.  To be effective, each Title Defect Notice shall be in writing and shall include (i) a description of the alleged Title Defect and the Conveyed Interests affected by such Title Defect (each a “Title Defect Property”), (ii) the Allocated Value of each Title Defect Property, (iii) supporting documents available to Mitsui reasonably necessary for SM to verify the existence of the alleged Title Defect(s), (iv) the amount by which Mitsui reasonably believes the Allocated Value of each Title Defect Property is reduced by the alleged Title Defect(s) and (v) the computations upon which Mitsui’s belief is based.  Mitsui may provide a single Title Defect Notice that covers multiple Title Defects and multiple Conveyed Interests so long as the notice includes the information listed in parts (i)-(v) of the preceding sentence with respect to each Title Defect and otherwise complies with this Section 4.2(a).  To give SM an opportunity to commence reviewing and curing Title Defects, Mitsui agrees to use reasonable efforts to give SM, on or before the end of each calendar week prior to the Defect Claim Date, written notice of all alleged Title Defects discovered by Mitsui during the preceding calendar week (including supporting documentation relating thereto), which notice may be preliminary in nature and supplemented prior to the expiration of the Defect Claim Date, provided that failure to provide preliminary notice of a Title Defect shall not prejudice Mitsui’s right to assert such Title Defect hereunder.  Mitsui shall also promptly furnish SM with written notice of any Title Benefit which is reported by any of Mitsui’s employees or any Mitsui’s Representative while conducting Mitsui’s due diligence with respect to the Conveyed Interests prior to the Defect Claim Date.

(b)        Title Benefit Notices.  SM shall have the right, but not the obligation, to deliver to Mitsui on or before the Defect Claim Date, a notice setting forth any matters which, in SM’s reasonable opinion, constitute Title Benefits and which SM intends to assert as a Title Benefit pursuant to this Section 4.2 (each, a “Title Benefit Notice”) including (i) a description of the Title Benefit and the Conveyed Interests affected by the Title Benefit (the “Title Benefit Property”), (ii) the amount by which SM reasonably believes the Allocated Value of the Title Benefit Property is increased by the Title Benefit, (iii) supporting documents available to SM reasonably necessary for Mitsui to verify the existence of the alleged Title Benefit(s) and (iv) the computations upon which SM’s belief is based.  SM shall be deemed to have waived all Title Benefits of which it, or Mitsui pursuant to Section 4.2(a), has not given notice on or before the Defect Claim Date.

(c)         SM’s Right to Cure.  SM shall have the right, but not the obligation, at its sole cost and at any time prior to the date that is 90 days following Closing (the “Cure Period”), to attempt to cure any Title Defects of which it has been advised by Mitsui.  If SM intends to exercise its right to cure a Title Defect after Closing, then SM must deliver a notice to that effect to Mitsui on or before the Closing Date.  Failure to provide such notice with respect to a Title Defect within such time period shall be deemed to be notice by SM to Mitsui that SM elects not to cure such Title Defect after the Closing.  Should SM cure any Title Defect during the Cure Period for which an adjustment was made to the Carried Cost Obligation pursuant to Section 4.2(d)(i) and Section 3.5(b)(ii) of the Development Agreement, then, subject to Mitsui’s right to dispute whether or not such Title Defect has been cured, the Carried Cost Obligation shall be increased by the same amount that the Carried Cost Obligation was decreased as a result of such Title Defect pursuant to pursuant to Section 3.5(b)(ii) of the Development Agreement.

(d)        Remedies for Title Defects.  Subject to SM’s continuing right to dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto and subject to the Individual Title Defect Threshold and the Aggregate Deductible, in the event that any Title Defect properly asserted by Mitsui in accordance with Section 4.2(a) is not waived in writing by Mitsui or cured on or before the day before Closing (the “Defect Remedy Date”), the Parties shall mutually elect, subject to Section 4.2(c), to:

(i)            reduce the Carried Cost Obligation by an amount determined pursuant to Section 4.2(g) or Section 4.2(j) as being the value of such Title Defect; or

(ii)           have SM indemnify Mitsui against all Liability resulting from such Title Defect with respect to the Conveyed Interests pursuant to an indemnity agreement substantially in the form of Exhibit K to the Agreement;

provided that, in each case of alternative (i) or (ii) above, the Title Defect Property shall be conveyed to Mitsui at Closing.  In the event that the Parties do not agree in writing by the Defect Remedy Date on an election of alternative (i) or (ii) above with respect to any Title Defect properly asserted by Mitsui in accordance with Section 4.2(a), they shall be deemed to have elected alternative (i), provided that if the existence of a Title Defect or the Title Defect Amount asserted with respect thereto is disputed, no adjustment to the Carried Cost Obligation shall be implemented until the dispute is resolved pursuant to Section 4.2(j) (but this suspension of any adjustment shall not extend the Defect Remedy Date).

(e)         Remedies for Title Benefits.  With respect to each Well or Lease affected by Title Benefits reported under this Section 4.2, the aggregate Title Defect Amounts shall be decreased by an amount equal to the increase in the Allocated Value for such Asset caused by such Title Benefits, as determined pursuant to Section 4.2(h) (the “Title Benefit Amount”).  Notwithstanding anything to the contrary, in no event shall there be any reductions to the aggregate Title Defect Amount for any individual Title Benefit for which the Title Benefit Amount does not exceed the Individual Title Benefit Threshold.

(f)         Exclusive Remedy.  Except for SM’s special warranty of title under the Assignment and Mitsui’s rights under Section 10.2(b) for a breach by SM of Section 6.1(b)(vi), the provisions set forth in Section 4.2(d) shall be the exclusive right and remedy of Mitsui with respect to SM’s failure to have Defensible Title with respect to any Conveyed Interest.

(g)        Title Defect Amount.  The amount by which the Allocated Value of the affected Title Defect Property is reduced as a result of the existence of such Title Defect shall be the “Title Defect Amount” and shall be determined in accordance with the following terms and conditions:

(i)            if Mitsui and SM agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

(ii)           if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

(iii)          if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest for such Title Defect Property stated in Exhibit A-2 and the Working Interest attributable to such Title Defect Property has reduced proportionately, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the positive difference between such Net Revenue Interest values, and the denominator of which is the Net Revenue Interest for such Title Defect Property stated in Exhibit A-2.  If the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest for such Title Defect Property stated in Exhibit A-2, and the Working Interest attributable to such Title Defect Property has not been reduced proportionately, then the Title Defect Amount for Title Defect will be determined by considering both the proportion of reduction in the Net Revenue Interest (through the formula set forth above) and the effect of the disproportionate change in the Working Interest (through the provisions of Section 4.2(g)(v));

(iv)          if the Title Defect represents a discrepancy between (A) the Net Acres for any Title Defect Property and (B) the Net Acres for such Title Defect Property stated in Exhibit A, then the Title Defect Amount shall be the product obtained by multiplying the positive difference between such Net Acre amounts by the Net Acre Allocation applicable to such Title Defect Property;

(v)           if the Title Defect represents an obligation or Encumbrance upon or other defect in title to the Title Defect Property of a type not covered by Sections 4.2(g)(i) through 4.2(g)(iv) above, the applicable Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Mitsui and SM and such other reasonable factors as are necessary to make a proper evaluation; provided, however, that if such Title Defect is reasonably capable of being cured, the Title Defect Amount shall not be greater than the lesser of (A) the reasonable cost and expense of curing such Title Defect and (B) the Allocated Value of such Title Defect Property;

(vi)          if a Title Defect affects both a Lease or Leases and a Well, then the Title Defect Amount for such Title Defect shall equal the sum of the (A) Title Defect Amount with respect to such Title Defect for such Lease(s), plus (B) Title Defect Amount with respect to such Title Defect for such Well.  The Allocated Value for each Well does not include the Allocated Values for the Lease acreage within such Well’s spacing unit;

(vii)         the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in any other Title Defect Amount hereunder; and

(viii)        notwithstanding anything to the contrary in this Article IV, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any single Title Defect Property shall not exceed the Allocated Value of such Title Defect Property.

(h)        Title Benefit Amount.  The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions:

(i)            if Mitsui and SM agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount;

(ii)           if the Title Benefit represents an increase between (A) the Net Revenue Interest for any Title Benefit Property and (B) the Net Revenue Interest for such Title Benefit Property stated in Exhibit A-2, and the Working Interest attributable to such Title Benefit Property has increased proportionately, then the Title Benefit Amount shall be the product of the Allocated Value of such Title Benefit Property multiplied by a fraction, the numerator of which is the positive difference between such Net Revenue Interest values, and the denominator of which is the Net Revenue Interest for such Title Benefit Property stated in Exhibit A-2, provided that if the Net Revenue Interest increase does not affect the Title Benefit Property throughout its entire life, the Title Benefit Amount determined under this Section 4.2(h) shall be reduced to take into account the applicable time period only.  If the Title Benefit represents an increase between (A) the Net Revenue Interest for any Title Benefit Property and (B) the Net Revenue Interest for such Title Benefit Property stated in Exhibit A-2, and the Working Interest attributable to such Title Benefit Property has not been increased proportionately in connection with such Title Benefit, then the Title Benefit Amount for such Title Benefit will be determined by considering both the proportion of increase in the Net Revenue Interest (through the formula set forth above) and the effect of the disproportionate change in the Working Interest (through the provisions of Section 4.2(h)(iv));

(iii)          if the Title Benefit represents an increase between (A) the Net Acres for any Title Benefit Property and (B) the Net Acres for such Title Benefit Property stated in Exhibit A, then the Title Benefit Amount shall be the product obtained by multiplying the positive difference between such Net Acre amounts by the Net Acre Allocation applicable to such Title Benefit Property, provided that if the Net Acre increase does not affect the Title Benefit Property throughout its entire life, the Title Benefit Amount determined under this Section 4.2(h) shall be reduced to take into account the applicable time period only; and

(iv)          if the Title Benefit is of a type not described above, then the applicable Title Benefit Amount shall be determined by taking into account the Allocated Value of the Title Benefit Property, the portion of the Title Benefit Property affected by such Title Benefit, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of such Title Benefit Property, the values placed upon the Title Benefit by Mitsui and SM and such other reasonable factors as are necessary to make a proper evaluation.

(i)          Title Threshold and Deductibles.  Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Carried Cost Obligation or other remedies provided by SM hereunder (i) for any individual Title Defect for which the Title Defect Amount does not exceed the Individual Title Defect Threshold; or (ii) for any Title Defect for which the Title Defect Amount does exceed the Individual Title Defect Threshold, unless the sum of (A) the aggregate Title Defect Amounts of all such Title Defects that exceed the Individual Title Defect Threshold (excluding any Title Defect Amounts attributable to (1) Title Defects cured by SM or (2) Title Defects for which SM indemnifies Mitsui pursuant to Section 4.2(d)(ii)), plus (B) the aggregate Remediation Amounts of all Environmental Defects that exceed the Individual Environmental Threshold (excluding any Remediation Amounts attributable to (1) Environmental Defects cured by SM or (2) Environmental Defects for which SM indemnifies Mitsui pursuant to Section 5.1(c)(ii)), exceeds 1.5% of the unadjusted Carried Cost Obligation (the “Aggregate Deductible”), after which point Mitsui shall be entitled to indemnification or adjustments to the Carried Cost Obligation only with respect to such Title Defect Amounts in excess of the Aggregate Deductible.  For the avoidance of doubt, if (x) the Aggregate Deductible has been exceeded as set forth above and Mitsui is therefore entitled to a remedy for Title Defect Amounts in excess of the Aggregate Deductible, and (y) the Parties mutually select the remedy set forth in Section 4.2(d)(ii) with respect to any such Title Defect Amounts in excess of the Aggregate Deductible, then, as set forth above, the Title Defect Amount for such Title Defect (but only to the extent of the Title Defect Amount subject to the indemnity) will no longer be counted towards the computation of (a) whether the Aggregate Deductible has been exceeded, and (b) any adjustments to the Carried Cost Obligation.

(j)          Title Dispute Resolution.  SM and Mitsui shall attempt to agree on all disputed Title Defects (including any cure thereof), Title Benefits, Title Defect Amounts and Title Benefit Amounts (collectively, “Title Disputes”) prior to the Defect Remedy Date.  If SM and Mitsui are unable to agree on any Title Dispute by such date, such Title Dispute shall be exclusively and finally resolved pursuant to this Section 4.2(j).  There shall be a single arbitrator, who shall be a title attorney with at least 20 years experience in oil and gas title matters involving properties in Texas (the “Title Arbitrator”).  The Title Arbitrator shall not have worked as an employee or performed more than $25,000 of work as outside counsel for any Party or its Affiliates during the five year period preceding the arbitration or have any financial interest in the dispute.  The Title Arbitrator shall be selected by mutual agreement of Mitsui and SM within 15 days after any Party invokes the provisions of this Section 4.2(j) to resolve such Title Dispute.  If the Parties do not mutually select a Title Arbitrator, the Houston office of the AAA shall appoint such Title Arbitrator under such conditions as the AAA, in its sole discretion, deems necessary or advisable, provided that any Title Arbitrator selected by the AAA must have the qualifications set forth in this Section 4.2(j).  The place of arbitration shall be Houston, Texas and the arbitration shall be conducted in accordance with the AAA Rules to the extent such rules do not conflict with the terms of this Section 4.2(j).  Each Party must submit its position with respect to the applicable Title Dispute, along with all supporting documentation relating to such Title Dispute, to the Title Arbitrator within 30 days following the selection of the Title Arbitrator.  The Title Arbitrator’s determination shall be made within 45 days after submission by the Parties of their positions with respect to such Title Dispute and shall be final and binding upon both Parties, without right of appeal.  In making his determination, the Title Arbitrator shall be bound by the rules set forth in Section 4.2(g) and Section 4.2(h) and, subject to the foregoing, may consider such other matters as in the opinion of the Title Arbitrator are necessary to make a proper determination.  The Title Arbitrator, however, may not award (i) Mitsui a greater Title Defect Amount than the Title Defect Amount claimed by Mitsui in the applicable Title Defect Notice or (ii) SM a greater Title Benefit Amount than the Title Benefit amount claimed by SM in the applicable Title Benefit Notice.  The Title Arbitrator shall act for the limited purpose of determining the specific Title Dispute submitted by either Party.  The Title Arbitrator may not award damages, interest or penalties to either Party with respect to any Title Dispute.  SM and Mitsui shall each bear its own legal fees and other costs of presenting its case to the Title Arbitrator.  Each of SM and Mitsui shall bear one-half of the costs and expenses of the Title Arbitrator.  To the extent that the award of the Title Arbitrator with respect to any Title Defect Amount was not taken into account as an adjustment to the Carried Cost Obligation or the aggregate Title Defect Amounts, as applicable, at Closing pursuant to Section 3.5(b)(i) of the Development Agreement and an adjustment would otherwise be required under the provisions of Section 4.2(d)(i) (subject to the provisions of Section 4.2(i)), then, within 10 days after the Title Arbitrator delivers written notice to Mitsui and SM of his or her award with respect to such Title Defect Amount or a Title Benefit Amount, and subject to Section 4.2(i), the Carried Cost Obligation will be adjusted pursuant to Section 3.5(b)(i) of the Development Agreement by the amount so awarded by the Title Arbitrator.  Judgment on any award by the Title Arbitrator may be entered in any court having jurisdiction thereof.

4.3          Casualty or Condemnation Loss.

(a)         Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, Mitsui shall assume all risk of loss with respect to (i) production of Hydrocarbons from the Conveyed Interests through normal depletion (including watering out of any well, collapsed casing or sand infiltration of any well) and (ii) the depreciation of personal property due to ordinary wear and tear and, in each case, Mitsui shall not assert such matters as Casualty Losses or Title Defects hereunder.

(b)        If, from and after the Effective Time but prior to the Closing Date, any portion of the Conveyed Interests is damaged or destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, and the resulting loss from such casualty exceeds $50,000 (each, a “Casualty Loss”), then (i) Mitsui shall nevertheless be required to close the transactions contemplated by this Agreement and (ii) SM shall elect by written notice to Mitsui prior to Closing to either (A) cause, at SM’s sole cost and as promptly as reasonably practicable

(which work may extend after the Closing Date), each Conveyed Interest affected by such Casualty Loss to be repaired or restored to at least its condition prior to such casualty or taking, or (B) indemnify Mitsui through a document to be delivered at Closing substantially in the form of Exhibit K to the Agreement against (1) any costs or expenses that Mitsui reasonably incurs to repair or restore any of the Conveyed Interests affected by such Casualty Loss to at least its condition prior to such casualty or (2) the value of the Casualty Loss with respect to those Conveyed Interests taken in condemnation or under right of eminent domain, as applicable.  In each case, SM shall retain all rights to insurance, condemnation awards and other claims against third parties with respect to the casualty or taking except to the extent the Parties otherwise agree in writing.

4.4          Consents to Assign.

(a)         From and after the Execution Date up to Closing, SM shall use its commercially reasonable efforts to obtain all Consents (excluding any Customary Post-Closing Consents) and Mitsui shall reasonably cooperate with that effort; provided, however, that neither Party shall be required to incur any Liability or pay any money in order to obtain such Consents.

(b)        SM, within 10 days after the Execution Date, shall send to each holder of a Consent a notice seeking such holder’s consent to the transactions contemplated hereby.

(i)            If (A) SM fails to obtain a Consent prior to Closing, the Consent is not a material consent required as a condition to Closing under Section 7.1(g) and the failure to obtain such Consent would cause (1) the assignment to Mitsui of any portion of the Conveyed Interests to be void or (2) the termination of a Lease under the express terms thereof or (B) a Consent requested by SM is denied in writing, then, in each case, that portion of the Conveyed Interests affected by such Consent and all Conveyed Interests associated therewith shall be excluded from the Conveyed Interests to be conveyed to Mitsui at Closing and the Carried Cost Obligation shall be reduced by the Allocated Value of such portion of the Conveyed Interests.  In the event that a Consent that was not obtained prior to Closing is obtained following Closing then, within 10 days after such Consent is obtained, SM shall assign such excluded portion of the Conveyed Interests to Mitsui (unless otherwise excluded by another provision of this Agreement) pursuant to an assignment in substantially the form of the Assignment and the Carried Cost Obligation shall be increased by the Allocated Value of such portion of the Conveyed Interests so assigned.

(ii)           If (A) SM fails to obtain a Consent prior to Closing, the Consent is not a material consent required as a condition to Closing under Section 7.1(g) and the failure to obtain such Consent would not cause (1) the assignment to Mitsui of any portion of the Conveyed Interests to be void or (2) the termination of a Lease under the express terms thereof and (B) such Consent requested by SM is not denied in writing, then that portion of the Conveyed Interests subject to such Consent shall be assigned by SM to Mitsui at Closing pursuant to the Assignment and Mitsui shall have no claim against, and SM shall have no Liability for, the failure to obtain such Consent.

(c)                          SM shall send to each holder of a right to receive notice of the transfer of the Conveyed Interests pursuant to any Lease or Applicable Contract such notice in accordance with the terms of such Lease or Applicable Contract, as applicable.

ARTICLE V
ENVIRONMENTAL MATTERS

5.1                               Environmental Defects.

(a)                          Environmental Defects Notice.  On or before 4:00 p.m. (Mountain Time) on the Defect Claim Date, Mitsui shall deliver notices to SM meeting the requirements of this Section 5.1(a) (each, an “Environmental Defect Notice”) setting forth any matters which, in Mitsui’s reasonable opinion, constitute Environmental Defects and which Mitsui intends to assert as Environmental Defects pursuant to this Section 5.1.  For all purposes of this Agreement but subject to Mitsui’s rights with respect to any breach of Section 1.15 and under Section 10.2(d), Mitsui shall be deemed to have waived any Environmental Defect which Mitsui fails to properly assert as an Environmental Defect pursuant to an Environmental Defect Notice delivered in accordance with this Section 5.1(a) and received by SM on or before the Defect Claim Date.  To be effective, each Environmental Defect Notice shall be in writing and shall include (i) a description of the Environmental Condition constituting the alleged Environmental Defect, (ii) each Conveyed Interest (or portion thereof) affected by the alleged Environmental Defect (the “Environmental Defect Property”), (iii) supporting documents available to Mitsui reasonably necessary for SM to verify the existence of the alleged Environmental Defect (including any available information regarding a potential violation of Environmental Law), (iv) the amount Mitsui reasonably believes is the Remediation Amount with respect to such Environmental Defect, (v) the computations upon which Mitsui’s belief is based, and (vi) the recommendation of Mitsui’s environmental consultants as to the type of proposed Remediation with respect to such Environmental Defect.  Mitsui may provide a single Environmental Defect Notice that covers multiple Environmental Defects and multiple Conveyed Interests so long as the notice includes the information listed in parts (i)-(vi) of the preceding sentence with respect to each Environmental Defect and otherwise complies with this Section 5.1(a).  To give SM an opportunity to commence reviewing and curing Environmental Defects, Mitsui agrees to use reasonable efforts to give SM, on or before the end of each calendar week prior to the Defect Claim Date, written notice of all alleged Environmental Defects discovered by Mitsui during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the expiration of the Defect Claim Date, provided that failure to provide preliminary notice of an Environmental Defect shall not prejudice Mitsui’s right to assert such Environmental Defect hereunder.

(b)                         SM’s Right to Cure.  SM shall have the right, but not the obligation, at its sole cost and at any time prior to the Defect Remedy Date, to attempt to cure any Environmental Defects of which it has been advised by Mitsui.

(c)                          Remedies for Environmental Defects.  Subject to SM’s continuing right to dispute the existence of an Environmental Defect or the Remediation Amount asserted with respect thereto and subject to the Individual Environmental Threshold and the Aggregate Deductible, in the event that any Environmental Defect timely asserted by Mitsui in accordance with Section 5.1(a) is not waived in writing by Mitsui or cured on or before the Defect Remedy Date, the Parties shall mutually elect to:

(i)                                     reduce the Carried Cost Obligation by the Remediation Amount for such Environmental Defect; or

(ii)                                  have SM indemnify and hold harmless Mitsui against all Liability resulting from such Environmental Defect and Remediation with respect to the Conveyed Interests pursuant to an indemnity agreement substantially in the form of Exhibit K to the Agreement;

provided that, in each case of alternative (i) or (ii) above, the Environmental Defect Property shall be conveyed to Mitsui at Closing.  In the event that the Parties do not agree in writing by the Defect Remedy Date on an election of alternative (i) or (ii) above with respect to any Environmental Defect properly asserted by Mitsui in accordance with Section 5.1(a), they shall be deemed to have elected alternative (i), provided that if the existence of an Environmental Defect or the Remediation Amount asserted with respect thereto is disputed, no adjustment to the Carried Cost Obligation shall be implemented until the dispute is resolved pursuant to Section 5.1(f) (but this suspension of any adjustment shall not extend the Defect Remedy Date).

(d)                         Exclusive Remedy.  Subject to Mitsui’s rights with respect to any breach of Section 1.15 and under Section 10.2(d), Section 5.1(c) shall be the exclusive right and remedy of Mitsui with respect to any Environmental Defect.

(e)                          Environmental Threshold and Deductibles.  Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Carried Cost Obligation or other remedies provided by SM for (i) any individual Environmental Defect for which the Remediation Amount does not exceed $50,000 (“Individual Environmental Threshold”), or (ii) any Environmental Defect for which the Remediation Amount exceeds the Individual Environmental Threshold, unless the sum of (A) the aggregate Remediation Amounts of all such Environmental Defects that exceed the Individual Environmental Threshold (excluding any Remediation Amounts attributable to (1) Environmental Defects cured by SM or (2) Environmental Defects for which SM indemnifies Mitsui pursuant to Section 5.1(c)(ii)) plus (B) the aggregate Title Defect Amounts of all Title Defects that exceed the Individual Title Defect Threshold (excluding any Title Defect Amounts attributable to (1) Title Defects cured by SM or (2) Title Defects for which SM indemnifies Mitsui pursuant to Section 4.2(d)(ii)), exceeds the Aggregate Deductible, after which point Mitsui shall only be entitled to indemnification or adjustments to the Carried Cost Obligation with respect to such Remediation Amounts in excess of the Aggregate Deductible.  For the avoidance of doubt, if (x) the Aggregate Deductible has been exceeded as set forth above and Mitsui is therefore entitled to a remedy for Remediation Amounts in excess of the Aggregate Deductible, and (y) the Parties mutually select the remedy set forth in Section 5.1(c)(ii) with respect to any such Remediation Amounts in excess of the Aggregate Deductible, then, as set forth above, the Remediation Amount for such Environmental Defect (but only to the extent of the Remediation Amount subject to the indemnity) will no longer be counted towards the computation of (a) whether the Aggregate Deductible has been exceeded, and (b) any adjustments to the Carried Cost Obligation.

(f)                            Environmental Dispute Resolution.  SM and Mitsui shall attempt to agree on all disputed Environmental Defects (including any cure thereof) and Remediation Amounts (collectively, “Environmental Disputes”).  If SM and Mitsui are unable to agree on any such matter by the Defect Remedy Date, any Environmental Defects or Remediation Amounts in Dispute will be exclusively and finally resolved by arbitration pursuant to this Section 5.1(f).  There will be a single arbitrator, who must be an environmental attorney with at least 10 years experience in environmental matters involving oil and gas properties in Texas (the “Environmental Arbitrator”).  The Environmental Arbitrator shall not have worked as an employee or performed more than $25,000 of Work as outside counsel for any Party or its Affiliates during the five year period preceding the arbitration or have any financial interest in the dispute.  The Environmental Arbitrator shall be selected by mutual agreement of Mitsui and SM within 15 days after any Party invokes the provisions of this Section 5.1(f) to resolve any Environmental Dispute.  If the Parties do not mutually elect an Environmental Arbitrator, the Houston office of the AAA shall appoint such Environmental Arbitrator under such conditions as the AAA in its sole discretion deems necessary or advisable, provided that any Environmental Arbitrator selected by the AAA must have the qualifications set forth in this Section 5.1(f).  The place of arbitration shall be Houston, Texas and the arbitration shall be conducted in accordance with the AAA Rules to the extent such rules do not conflict with the terms of this Section 5.1(f).  Each Party must submit its position with respect to the applicable Environmental Dispute, along with all supporting documentation relating to such Environmental Dispute, to the Environmental Arbitrator within 30 days following the selection of the Environmental Arbitrator.  The Environmental Arbitrator’s determination shall be made within 45 days after submission by the Parties of their positions with respect to such Environmental Dispute and shall be final and binding upon both Parties, without right of appeal.  In making his or her determination, the Environmental Arbitrator shall be bound by the rules set forth in this Section 5.1 and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Arbitrator are necessary or helpful to make a proper award.  The Environmental Arbitrator, however, may not award Mitsui a greater Remediation Amount than the Remediation Amount claimed by Mitsui in the applicable Environmental Defect Notice.  The Environmental Arbitrator will act for the limited purpose of determining the specific Environmental Disputes submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter.  SM and Mitsui will each bear its own legal fees and other costs of presenting its case.  Each Party will bear one-half of the costs and expenses of the Environmental Arbitrator.  To the extent that the award of the Environmental Arbitrator with respect to any Remediation Amount is not taken into account as an adjustment to the Carried Cost Obligation at Closing pursuant to Section 3.5(b)(ii) of the Development Agreement and Mitsui would otherwise be entitled to an adjustment under the provisions of Section 5.1(c)(i) (subject to the provisions of Section 5.1(e)), then, within 10 days after the Environmental Arbitrator delivers written notice to Mitsui and SM of such award, and subject to Section 5.1(e), the Carried Cost Obligation will be adjusted pursuant to Section 3.5(b)(ii) of the Development Agreement by such Remediation Amount.

5.2                               NORM, Wastes and Other Substances.  Mitsui acknowledges that the Conveyed Interests have been used for exploration, development and production of oil and gas and that there may be petroleum, produced water, wastes or other substances or materials located in, on or under or associated with the Conveyed Interests.  Equipment and sites included in the Conveyed Interests may contain asbestos, NORM or other Hazardous Substances.  NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms.  The wells, materials and equipment located on the Conveyed Interests or included in the Conveyed Interests may contain NORM and other wastes or Hazardous Substances.  NORM containing material or other wastes or Hazardous Substances may have come in contact with various environmental media, including without limitation, water, soils or sediment.  Special procedures may be required for the assessment, remediation, removal, transportation or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Conveyed Interests.  This Section shall not limit Mitsui’s remedies under the other terms of this Agreement.

ARTICLE VI
CERTAIN AGREEMENTS

6.1                               Conduct of Business.  Except (x) as set forth in Schedule 6.1, (y) as expressly contemplated by this Agreement or (z) as expressly consented to in writing by Mitsui, SM agrees that from and after the Execution Date up to Closing:

(a)                          SM will, and will cause its Affiliates to:

(i)                                     maintain the books of account and records relating to the Conveyed Interests in the usual, regular and ordinary manner, in accordance with its usual accounting practices;

(ii)                                  give written notice to Mitsui as soon as is practicable of any written notice received or given by SM with respect to any alleged material breach by SM or a Third Party Operator of any Lease or Applicable Contract; and

(iii)                               give prompt notice to Mitsui of (A) any written notice of any material damage to or destruction of any of the Conveyed Interests, (B) any written notice received from any Third Party Operator regarding spills, other environmental contamination or remediation obligations relating to the Conveyed Interests, and (C) any written notice of any material claim asserting any breach of contract, tort or violation of Law or any investigation, suit, action or litigation by or before a Governmental Authority, that (in each case), has been received by SM and relates to the Conveyed Interests.

(b)                         SM will not, and will cause its Affiliates not to:

(i)                                     propose any operation involving vertical wells or surface facilities not a part of equipping the Wells;

(ii)                                  except for (A) emergency operations related to events endangering lives, property or the environment, (B) operations required under presently existing AFEs described on Schedule 1.14, or (C) operations to avoid any penalty under any order of a Governmental Authority, (1) propose or commit to any operations on the Conveyed Interests anticipated to cost (net to the Conveyed Interests) in excess of $200,000 per operation, or (2) commence any such operation, in each case, until the procedure in the remainder of this Section has been followed; provided that (x) the foregoing restrictions contained in this Section 6.1(b)(ii), to the extent relating to committing to or commencing operations proposed by others, shall only apply to operations with respect to which SM had a right under the Applicable Operating Agreement to elect to participate or not participate, and (y) with respect to emergency operations, SM shall notify Mitsui of such emergency as soon as reasonably practicable.  With respect to any operation proposed under an Applicable Operating Agreement or the Springfield Ownership Agreement anticipated to cost (net to the Conveyed Interest) in excess of $200,000 and in which SM may elect to participate or not participate under the Applicable Operating Agreement or the Springfield Ownership Agreement, SM shall forward the applicable AFE or other notice to Mitsui as soon as reasonably practicable following receipt thereof and Mitsui shall have five Business Days after receipt thereof (or such lesser time as is allowed under the terms of any applicable Third Party Operating Agreement and stated in SM’s notice, provided that, if such allowed time is less than five Business Days from SM’s receipt of such AFE, SM shall immediately forward such AFE to Mitsui) in which to elect whether to consent or not consent to such operation, and if Mitsui fails to consent or not consent within such time period, it shall be deemed to have responded in the same manner as SM.  If Mitsui elects not to consent to any such operation, SM may nonetheless commit to the operation, in which case, upon Closing, the operation shall be deemed to be a sole risk Development Operation as between the Parties under the Applicable Operating Agreement, and no costs and expenses thereof, and no proceeds thereof, shall be reflected in the adjustments under Section 3.5 of the Development Agreement.  In no event will SM be required to (a) consent to participate in any operation with respect to the Assets (including the Conveyed Interests) if it chooses not to do so with respect to the Retained Interest or (b) non-consent to any operation under the Springfield Ownership Agreement if SM is not permitted to non-consent to such operation pursuant to the terms of the Springfield Ownership Agreement;

(iii)                               enter into an Applicable Contract that, if entered into prior to the Execution Date, would be required to be listed in Schedule 1.8(a) (including any agreement with Anadarko or any of its Affiliates regarding the sale of residue gas derived from the processing of Hydrocarbons produced from or attributable to the Properties), or materially amend any Applicable Contract that, if so amended prior to the Execution Date, would have been required to be listed in Schedule 1.8(a);

(iv)                              terminate (unless such Material Contract terminates pursuant to its stated terms) or materially amend the terms of any Material Contract;

(v)                                 settle any suit or litigation or waive any material claims or rights of material value, in each case, attributable to the Conveyed Interests and affecting the period after the Effective Time;

(vi)                              transfer, sell, mortgage, pledge or dispose of any material portion of the Conveyed Interests other than the sale or disposal of Hydrocarbons in the ordinary course of business and sales of equipment that is no longer necessary in the operation of the Conveyed Interests or for which replacement equipment of equal or greater value has been obtained; or

(vii)                           commit to do any of the foregoing.

(c)                          Mitsui acknowledges that SM owns undivided interests in the Conveyed Interests with respect to which it is not the Operator, and Mitsui agrees that the acts or omissions of the other Working Interests owners (including the Third Party Operators) who are not SM shall not constitute a breach of the provisions of this Section 6.1, and no action required pursuant to a vote of Working Interest owners shall constitute a breach of the provisions of this Section 6.1 so long as SM voted its interest in such a manner that complies with the provisions of this Section 6.1.

(d)                         In addition to obtaining Mitsui’s prior written consent consistent with the provisions of Section 6.1(b)(iii), SM agrees that, prior to entering into any Applicable Contract, or materially amending any Applicable Contract that, if entered into or amended prior to the Execution Date, would be required to be listed in Schedule 1.8(a), it will also (i) consult with Mitsui during the negotiations of any such Contract, and (ii) if such Contract is a Contract with Anadarko or any of its Affiliates regarding the sale of residue gas derived from the processing of Hydrocarbons produced from or attributable to the Properties, involve Mitsui in the review of, and comments to, the drafts of such Contract.

6.2                               Governmental Bonds.  Mitsui acknowledges that none of the bonds, letters of credit and guarantees, if any, posted by SM or its Affiliates with Governmental Authorities and relating to the Conveyed Interests are transferable to Mitsui.  At or prior to Closing, Mitsui shall deliver to SM evidence of the posting of bonds or other security with all applicable Governmental Authorities meeting the requirements of such Governmental Authorities to own the Conveyed Interests.

6.3                               Amendment to Schedules.  Mitsui agrees that, with respect to the representations and warranties of SM contained in this Acquisition Annex, SM has the right, for purposes only of delivery of SM’s closing certificate under Section 7.1(f) and exercisable no later than 7 days prior to the Closing Date, to add, supplement or amend the Schedules to such representations and warranties with respect to any matter relating to SM or the Conveyed Interests which first arises or occurs after the Execution Date and does not result from a breach by SM of any provision of Article I or this Article VI, and would have been required to be set forth or described in such Schedules.  For purposes of the Closing conditions set forth in Article VII and the indemnification provisions set forth in Article X, the Schedules to SM’s representations and warranties contained in this Acquisition Annex will be deemed to include only that information contained therein on the Execution Date and shall be deemed to exclude all information contained in any addition, supplement or amendment thereto.

6.4                               Transition Services.

(a)                          For the period beginning on the Closing Date and ending on the earlier of (x) the end of the third full calendar Month following Closing or (y) the date Mitsui notifies SM that it no longer needs a specific service (the “Transition Period”), SM shall provide to Mitsui the following services on the same basis as were being provided by SM with respect to the Conveyed Interests as of the Execution Date and which are reasonably necessary or appropriate to effect the orderly transfer of ownership of the Conveyed Interests to Mitsui under this Agreement (the “Services”):

(i)                                     corporate accounting, administrative and legal services relating to royalty and contract administration (to the extent handled by SM and consistent with SM’s past practices) and assistance in the transfer of the records and documentation relating thereto to Mitsui;

(ii)                                  accounting services relating to the processing of revenues and joint interest billings with respect to the Conveyed Interests (to the extent handled by SM and consistent with SM’s past practices), including accounting services with respect to the calculation and payment of royalty and lease payments, the payment of accounts payable and the collection of accounts receivable, and calculation of severance and occupation Taxes;

(iii)                               assistance with the conversion and integration of Records regarding the Conveyed Interests stored and maintained on SM’s computer systems, including the following:

(1)                                  accounting records, reports and systems;

(2)                                  application systems including royalties, revenues, land records, gas contracts and reserves;

(3)                                  land records; and

(4)                                  well data, production data, seismic and other geophysical data and other technical information relating to the Conveyed Interests;

(iv)                              records administration assistance, including updating land and division order databases to reflect information obtained from any Applicable Operator since transfer of the Records;

(v)                                 nominations and confirmations and management of balancing obligations with respect to the Springfield Gathering Assets and any other relevant gathering system (to the extent handled by SM and consistent with SM’s past practices); and

(vi)                              preparing and filing statutory producer’s reports and other filings related to severance and occupation Taxes and providing royalty owners and other payees with such payment detail as may be required by applicable Law (to the extent handled by SM and consistent with SM’s past practices).

(b)                         During the Transition Period, Mitsui shall pay to SM for each Service a monthly fee, prorated for any partial Month, as set forth on Exhibit I.  The fee for each Month or partial Month will be payable within 10 days after the beginning of the following Month.

(c)                          In order that Mitsui may become familiar with the Services provided by the employees of SM and make orderly arrangements for the provision of such Services after the expiration of the Transition Period, Mitsui, upon the prior written consent of SM, not to be unreasonably withheld, will be entitled to consult with employees on the staff of SM that perform the Services, during normal business hours and at the corporate offices of SM during the period that those employees are providing the Services described in this Section 6.4, provided that those consultations do not unreasonably interfere with the performance by those employees of their duties.

(d)                         SM shall maintain such records as it normally keeps for its own internal purposes in connection with the Services.  Promptly following the expiration of the Transition Period, SM shall deliver those records to Mitsui, provided that SM may retain copies of any such records.

(e)                          SM DOES NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING THE SERVICES, AND HEREBY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

(f)                            Mitsui assumes sole responsibility for and shall defend, indemnify, release and hold the SM Indemnified Parties harmless from and against any and all Liabilities suffered by the SM Indemnified Parties to Persons other than the SM Indemnified Parties arising out of or resulting from the performance of the Services or otherwise related to any actions or inactions by the SM Indemnified Parties pursuant to this Section 6.4, REGARDLESS OF WHETHER CAUSED BY THE NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT) OR FAULT, OR STRICT LIABILITY OR ABSOLUTE LIABILITY OF ANY MEMBER OF THE SM INDEMNIFIED PARTIES OR ANY OTHER PERSON, NATURAL OR OTHERWISE, ANY DEFECT IN ANY PREMISES WHETHER PRE-EXISTING THIS AGREEMENT OR NOT AND WHETHER SUCH DAMAGES, LOSSES, LIABILITIES, CLAIMS OR DEMANDS ARISE FROM TORT, CONTRACT, QUASI-CONTRACT OR OTHERWISE, BUT EXCLUDING IN EACH CASE LIABILITIES TO THE EXTENT AND ONLY TO THE EXTENT RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SM INDEMNIFIED PARTY.

(g)                         Mitsui acknowledges and agrees that SM shall have no liability for the consequences of its performance of (or failure to perform) the Services (except to the extent and only to the extent resulting from the gross negligence or willful misconduct of any SM Indemnified Party) and excluding SM’s obligation to deliver to Mitsui proceeds actually received for Mitsui’s production from the AMI Area (less deductions attributable to payment of royalties and other burdens on production, severance taxes, amounts payable to third parties in respect of gathering, treating, processing and transporting production, and other similar third party expenses, and subject to the other terms of this Agreement).

ARTICLE VII
CONDITIONS TO CLOSING

7.1                               Mitsui’s Conditions to Closing.  The obligations of Mitsui to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver by Mitsui) on or prior to the Closing of each of the following conditions:

(a)                          Representations.  The representations and warranties of SM set forth in Article I shall be true and correct in all material respects (other than those representations and warranties of SM that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date), except for those breaches, if any, of such representations and warranties that in the aggregate would not have a Material Adverse Effect.

(b)                         Performance.  SM shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by SM is required prior to or at the Closing Date.

(c)                          No Legal Proceedings.  No material suit, action or other proceeding instituted by an unaffiliated third party shall be pending before any Governmental Authority or arbitrator seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.  No order, award or judgment shall have been issued by any Governmental Authority or arbitrator to restrain, prohibit, enjoin, or declare illegal, or awarding substantial damages in connection with, the transactions contemplated by this Agreement.

(d)                         Title Defects; Casualty Losses; Consents; Environmental Defects.  The sum of (i) all (A) Title Defect Amounts for Title Defects properly reported under Section 4.2(d)(i) and not cured by SM, less (B) all Title Benefit Amounts determined under Section 4.2(h), plus (ii) the amount of all Casualty Losses under Section 4.3(b), plus (iii) all Remediation Amounts for Environmental Defects properly reported under Section 5.1(a) and not cured by SM, plus (iv) all adjustments to the Carried Cost Obligation made pursuant to Section 4.4(b)(i) as a result of un-obtained Consents shall, in the aggregate, be less than 15% of the aggregate Carried Cost Obligation.

(e)                          Closing Deliverables.  SM shall have delivered (or be ready, willing and able to deliver at Closing) to Mitsui the documents and other items required to be delivered by SM under Section 8.3.

(f)                            Officer’s Certificate.  SM shall have executed and delivered a certificate from an authorized officer of SM certifying on behalf of SM that the conditions set forth in Section 7.1(a) and Section 7.1(b) have been fulfilled by SM.

(g)                         Consents.  All consents and approvals required from third parties under the Applicable Contracts set forth on Schedule 7.1(g) for the consummation of the transactions contemplated by this Agreement shall have been granted.

(h)                         Environmental Defects.

(i)                                     The sum of all Remediation Amounts for Environmental Defects properly reported under Section 5.1(a) and not cured by SM shall, in the aggregate, be less than 10% of the aggregate Carried Cost Obligation; and

(ii)                                  no single Environmental Defect shall exist which (A) has not been cured by SM and (B) has a Remediation Amount in excess of Twelve Million Five Hundred Thousand Dollars ($12,500,000).

7.2                               SM’s Conditions to Closing.  The obligations of SM to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver by SM) on or prior to the Closing of each of the following conditions:

(a)                          Representations.  The representations and warranties of Mitsui set forth in Article II shall be true and correct in all material respects (other than those representations and warranties of Mitsui that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

(b)                         Performance.  Mitsui shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Mitsui is required prior to or at the Closing Date.

(c)                          No Legal Proceedings.  No material suit, action or other proceeding instituted by an unaffiliated third party shall be pending before any Governmental Authority or arbitrator seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement.  No order, award or judgment shall have been issued by any Governmental Authority or arbitrator to restrain, prohibit, enjoin, or declare illegal, or awarding substantial damages in connection with, the transactions contemplated by this Agreement.

(d)                         Title Defects; Casualty Losses; Consents; Environmental Defects.  The sum of (i) all (A) Title Defect Amounts for Title Defects properly reported under Section 4.2(d)(i) and not cured by SM, less (B) all Title Benefit Amounts determined under Section 4.2(h), plus (ii) the amount of all Casualty Losses under Section 4.3(b), plus (iii) all Remediation Amounts for Environmental Defects properly reported under Section 5.1(a) and not cured by SM, plus (iv) all adjustments to the Carried Cost Obligation made pursuant to Section 4.4(b)(i) as a result of un-obtained Consents shall, in the aggregate, be less than 15% of the aggregate Carried Cost Obligation.

(e)                          Closing Deliverables.  Mitsui shall have delivered (or be ready, willing and able to deliver at Closing) to SM the documents and other items required to be delivered by Mitsui under Section 8.3.

(f)                            Officer’s Certificate.  Mitsui shall have executed and delivered a certificate from an authorized officer of Mitsui certifying on behalf of Mitsui that the conditions set forth in Section 7.2(a) and Section 7.2(b) have been fulfilled by Mitsui.

(g)                         Consents.  All consents and approvals required from third parties under the Applicable Contracts set forth on Schedule 7.1(g) for the consummation of the transactions contemplated by this Agreement shall have been granted.

ARTICLE VIII
CLOSING

8.1                               Date of Closing.  Subject to the conditions stated in this Agreement (including this Acquisition Annex), the transfer by SM and the acceptance by Mitsui of the Conveyed Interests (the “Closing”) shall occur on September 15, 2011, or if all conditions to Closing in Article VII have not yet been satisfied or waived by that date, five Business Days after such conditions have been satisfied or waived, or such other date as Mitsui and SM may agree upon in writing.  The date when Closing actually occurs shall be the “Closing Date”.

8.2                               Place of Closing.  Closing shall be held at the offices of Vinson & Elkins LLP, Suite 2500, 1001 Fannin, Houston, Texas 77002 or such other location as Mitsui and SM may agree upon in writing.

8.3                               Closing Obligations.  At Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)                          SM and Mitsui shall execute and deliver the Assignment, in sufficient counterparts to facilitate recording in the applicable counties where the Conveyed Interests are located;

(b)                         SM and Mitsui shall execute and deliver assignments, on appropriate forms, of state and of federal leases comprising portions of the Conveyed Interests, if any;

(c)                          SM shall deliver to Mitsui a list of any Material Contracts and seismic data that would be part of the Conveyed Interests but are not being conveyed to Mitsui at Closing as a consequence of unwaived transfer restrictions, provided that, in each case, if any such information is confidential or may not otherwise be disclosed by SM, then SM shall provide a general description of such omitted asset.

(d)                         SM and Mitsui shall execute and deliver an acknowledgment of the Preliminary Settlement Statement pursuant to Section 3.6(a) of the Development Agreement;

(e)                          Mitsui shall deliver to SM, to the accounts designated in the Preliminary Settlement Statement, by direct bank or wire transfer in same day funds, the adjusted Closing Cost Reimbursement, less the amount of the Deposit;

(f)                            Mitsui and SM shall deliver instructions to the Escrow Agent authorizing the release of the Deposit to SM pursuant to the terms of the Escrow Agreement;

(g)                         Mitsui shall deliver to SM, to the Operating Account, by direct bank or wire transfer in same day funds, the Closing Escrow Amount;

(h)                         SM shall deliver on forms supplied by Mitsui (and reasonably acceptable to SM) transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Mitsui of proceeds attributable to Hydrocarbon production from the Conveyed

Interests from and after the Effective Time, for delivery by Mitsui to each purchaser of such Hydrocarbon production;

(i)                             SM shall deliver an executed statement described in Treasury Regulation § 1.1445-2(b)(2) certifying that SM is not a “foreign person” or a “disregarded entity”;

(j)                             SM shall deliver a recordable release of any trust, mortgages, financing statements, fixture filings and security agreements (other than those provided for in any Third Party Operating Agreement) made by SM or its Affiliates affecting the Conveyed Interests;

(k)                          SM and Mitsui shall execute and deliver the Tax Partnership Agreement;

(l)                             SM or Mitsui, as applicable, shall deliver to the other Party, by direct bank or wire transfer in same day funds, the Cash Reconciliation Payment (A) if SM is making the Cash Reconciliation Payment, to an account designated by Mitsui at least three Business Days prior to Closing or (B) if Mitsui is making the Cash Reconciliation Payment, to the Cash Reconciliation Account; and

(m)                       SM and Mitsui shall execute and deliver any other Associated Agreements and other agreements, instruments and documents which are required by other terms of this Agreement to be executed or delivered at Closing.

8.4                               Records.  In addition to the obligations set forth under Section 8.3 above, as soon as reasonably practicable following Closing but in any event within 30 days following the Closing Date, SM shall deliver to Mitsui copies of the Records to which Mitsui is entitled pursuant to the terms of this Agreement, in electronic form where transferable in such format.

ARTICLE IX
ACQUISITION TERMINATION, DEFAULT AND REMEDIES

9.1                               Right of Termination.  This Agreement and the transactions contemplated herein may be terminated at any time at or prior to Closing:

(a)                          by SM, if any of the conditions set forth in Section 7.2 (other than the conditions set forth in Section 7.2(c), Section 7.2(d) or Section 7.2(g)) have not been satisfied by Mitsui on or before October 17, 2011 (the “Outside Termination Date”);

(b)                         by Mitsui, if any of the conditions set forth in Section 7.1 (other than the conditions set forth in Section 7.1(c), Section 7.1(d) or Section 7.1(g)) have not been satisfied by SM on or before the Outside Termination Date;

(c)                          by either Party if any of the conditions set forth in Section 7.1(c), Section 7.1(d), Section 7.1(g), Section 7.2(c), Section 7.2(d) or Section 7.2(g) are not satisfied on or before the Outside Termination Date; or

(d)                         by the mutual written agreement of SM and Mitsui;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to clause (a), (b) or (c) above if such Party or its Affiliates are at such time in material breach of any provision of this Agreement.

9.2                               Effect of Termination.

(a)                          If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of Section 9.1, then, except for the provisions of (i) Section 1.17, Section 2.9, Sections 3.1(c) through 3.1(e), Section 3.2, Section 3.3, this Section 9.2 and Section 10.9, (ii) Section 1.2, Section 3.4, Sections 11.1 through 11.8, Sections 11.11 through 11.19 and Appendix I of the Development Agreement and (iii) such other terms as are necessary in order to give context to any of the surviving Sections or Appendix, as applicable, this Agreement shall forthwith become void.

(b)                         If the transactions contemplated by this Agreement are not consummated because SM terminates this Agreement pursuant to Section 9.1(a), and such termination is a result of a willful breach by Mitsui, then, in such event, SM shall have the right to, at its option (i) terminate this Agreement, receive the Deposit as partial payment of its damages (and in such case the Parties shall instruct the Escrow Agent to release the Deposit to SM pursuant to the terms of the Escrow Agreement) and seek such further damages to which SM may be entitled from Mitsui, provided that such further damages shall be subject to Section 10.9 and shall not exceed 25% of the unadjusted Carried Cost Obligation or (ii) seek specific performance by Mitsui, in which case, the Deposit shall be applied as called for in this Agreement (provided that should SM be unsuccessful in obtaining specific performance, it shall not be precluded from seeking to terminate this Agreement, receive the Deposit and seek damages pursuant to Section 9.2(b)(i)).

(c)                          If the transactions contemplated by this Agreement are not consummated because Mitsui terminates this Agreement pursuant to Section 9.1(b) and such termination is the result of a willful breach by SM, then, in such event, Mitsui shall have the right to, at its option (i) terminate this Agreement, receive the Deposit free of any claims by SM (and in such case the Parties shall instruct the Escrow Agent to release the Deposit to Mitsui pursuant to the terms of the Escrow Agreement) and, seek all damages to which Mitsui is entitled from SM, provided that such damages shall be subject to Section 10.9 and shall not exceed 25% of the unadjusted Carried Cost Obligation or (ii) seek specific performance by SM, in which case the Deposit shall be applied as called for in the Agreement (provided that should Mitsui be unsuccessful in obtaining specific performance, it shall not be precluded from seeking to terminate this Agreement, receive the return of the Deposit and enforce other remedies pursuant to Section 9.2(c)(i)).

(d)                         In the case of either Section 9.2(b) or Section 9.2(c), a Party successfully enforcing its rights thereunder shall be entitled to recover court and arbitrator costs and attorneys’ fees in addition to any other relief to which such Party is entitled.

(e)                          If this Agreement is terminated pursuant to Section 9.1(b), Section 9.1(c) or Section 9.1(d), or if the Closing does not occur on or before the Outside Termination Date for any reason other than as set forth in Section 9.2(b) or Section 9.2(c), then Mitsui shall be entitled to the delivery of the Deposit, free of any claims by SM with respect thereto (and in such case the Parties shall instruct the Escrow Agent to release the Deposit to Mitsui pursuant to the terms of the Escrow Agreement).

(f)                            Subject to the foregoing provisions of this Section 9.2, upon the termination of this Agreement, no Party shall have any other liability or obligation hereunder.

9.3                               Return of Documentation and Confidentiality.  Upon termination of this Agreement, Mitsui shall return to SM or destroy all title, engineering, geological and geophysical data, environmental assessments or reports, maps and other information furnished by SM to Mitsui or prepared by or on behalf of Mitsui in connection with its due diligence investigation of the Conveyed Interests, in each case, in accordance with the Confidentiality Agreement (and subject to such retention rights as are provided in the Confidentiality Agreement), and an officer of Mitsui shall certify same to SM in writing.

ARTICLE X
ASSUMPTION; SURVIVAL, INDEMNIFICATION

10.1                        Assumption by Mitsui.  Without limiting Mitsui’s rights to indemnity under this Article X or rights with respect to Title Defects pursuant to Article IV or Environmental Defects pursuant to Article V, or pursuant to the special warranty of title under the Assignment, from and after Closing, Mitsui assumes and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all obligations and Liabilities, known or unknown, with respect to the Conveyed Interests, regardless of whether such obligations or Liabilities arose prior to, on or after the Effective Time, including, but not limited to, obligations and Liabilities attributable to or arising out of the use, ownership or operation of the Conveyed Interests such as obligations to:  (a) furnish makeup gas and/or settle Pipeline Imbalances and Well Imbalances attributable to the Conveyed Interests according to the terms of applicable gas sales, processing, gathering or transportation Contracts, (b) pay working interests, royalties, overriding royalties and other interest owners’ revenues or proceeds attributable to sales of Hydrocarbons produced from the Conveyed Interests (other than those held in suspense by the Operator), (c) pay the proportionate share attributable to the Conveyed Interests to properly plug and abandon any and all wells, including temporarily abandoned wells, located on the Conveyed Interests, (d) pay the proportionate share attributable to the Conveyed Interests to dismantle or decommission and remove any Personal Property and other property of whatever kind related to or associated with operations and activities conducted by whomever on the Conveyed Interests, (e) pay the proportionate share attributable to the Conveyed Interests to clean up, restore and/or remediate the Conveyed Interests in accordance with Applicable Contracts and Laws, and (f) pay the proportionate share attributable to the Conveyed Interests to perform all obligations applicable to or imposed under applicable Law or the Applicable Contracts on the owner of the Assets or the owner of the Springfield Gathering Assets, including the payment of all Taxes from and after the Effective Time (other than Income Tax Liabilities or Franchise Tax Liabilities) related to the Conveyed Interests based upon the allocations made pursuant to Section 9.2 of the Development Agreement (all of said obligations and Liabilities, subject to the exclusions below, herein being referred to as the “Assumed Obligations”); provided, Mitsui does not assume any obligations or Liabilities of SM attributable to the Conveyed Interests to the extent that such obligations or Liabilities consist of any of the following (the “Retained Obligations”):

(i)                                     attributable to or arise out of the ownership, use or operation of the Excluded Assets;

(ii)                                  attributable to or arise out of the actions, suits or proceedings, if any, set forth on Schedule 10.1; or

(iii)                               attributable to any Income Tax Liability or Franchise Tax Liability.

10.2                        Indemnities of SM.  Effective as of the Closing, subject to the limitations set forth in Section 10.4 and otherwise contained in this Article X, SM is responsible for, shall pay on a current basis and agrees to defend, indemnify and hold harmless Mitsui and its Affiliates, and all of its and their respective stockholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, “Mitsui Indemnified Parties”) from and against any and all Liabilities, arising from, based upon, related to or associated with:

(a)                          any breach by SM of its representations or warranties contained in Article I;

(b)                         any breach by SM of its covenants and agreements contained in this Acquisition Annex;

(c)                          the Retained Obligations;

(d)                         attributable to the disposal of any Hazardous Substances at, or the transportation of any Hazardous Substances to, in each case during the period of time in which SM owned the Conveyed Interests up to the Effective Time, any property that is not a Conveyed Interest or any properties pooled or unitized with any Conveyed Interest, where such Hazardous Substances arose out of or in connection with or were incident to the ownership or operation of the Conveyed Interests prior to the Effective Time;

(e)                          attributable to claims for bodily injury, illness or death accruing during the period of time in which SM owned the Conveyed Interests up to the Effective Time and arising out of, incident to or in connection with the ownership or operation of the Conveyed Interests prior to the Effective Time;

(f)                            attributable to Wells on the Properties (i) in which SM participated and (ii) that were permanently abandoned prior to the Effective Time;

(g)                         attributable to amounts payable to any Affiliate of SM with respect to the Conveyed Interests and the period prior to Effective Time;

(h)                         attributable to claims that SM failed to pay properly any royalties (including shut-in royalties and minimum royalties) owing with respect to SM’s share of Hydrocarbon production from the Properties prior to the Effective Time; or

(i)                             attributable to fines or civil, criminal or other penalties levied by a Governmental Authority for violation of Laws by (A) SM with respect to the Conveyed Interests, or (B) a Third Party Operator to the extent and only to the extent for which the owner of the

Conveyed Interests is liable therefor under the Applicable Operating Agreement, and, in each case, which occurred prior to the Effective Time.

10.3                        Indemnities of Mitsui.  Effective as of the Closing, Mitsui and its successors and assigns shall assume, be responsible for, shall pay on a current basis and agree to defend, indemnify, hold harmless and forever release SM and its Affiliates, and all of their respective stockholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, “SM Indemnified Parties”) from and against any and all Liabilities arising from, based upon, related to or associated with:

(a)                          any breach by Mitsui of its representations or warranties contained in Article II;

(b)                         any breach by Mitsui of its covenants and agreements contained in this Acquisition Annex; or

(c)                          the Assumed Obligations, except for those Liabilities included in, or attributable to, the Assumed Obligations which SM is required to indemnify Mitsui under Section 10.2 at the time that the Claim Notice is presented by the SM Indemnified Party to Mitsui.

10.4                        Limitation on Liability.

(a)                          Subject to Section 10.10, neither Party shall have any liability for any indemnification under Section 10.2(a), Section 10.2(b) with respect to a breach of Article VI, Section 10.3(a) or Section 10.3(b) with respect to a breach of Article VI, unless the individual amount of any Liability for which a Claim Notice is delivered under this Article X and for which the Indemnifying Party is liable exceeds $50,000.  SM shall not have any liability for any indemnification under Section 10.2(a) or under Section 10.2(b) with respect to a breach of Article VI unless the aggregate amount of such Liabilities for which SM is liable under this Agreement after the application of the provisions of the immediately preceding sentence exceeds 1.5% of the unadjusted Carried Costs Obligation.  The provisions in this Section 10.4(a) shall not limit either Party’s liability for breaches of a Fundamental Representation.

(b)                         For purposes of this Article X, any breach or inaccuracy in any representations or warranties shall be determined without regard to any dollar or materiality qualifiers (except the dollar amounts in Section 1.8(a)).

(c)                          Notwithstanding anything to the contrary contained in this Agreement (i) SM shall not be required to indemnify Mitsui for aggregate Liabilities under Section 10.2 (other than with respect to breaches of the Fundamental Representations under Section 10.2(a) and Liabilities relating to the Retained Obligations under Section 10.2(c)) in excess of 25% of the aggregate Carried Cost Obligation and (ii) SM shall not be required to indemnify Mitsui for aggregate Liabilities under Section 10.2(a) with respect to breaches of the Fundamental Representations and Section 10.2(c) in excess of 100% of the aggregate Carried Cost Obligation.

(d)                         In no event shall any Indemnified Person be entitled to duplicate compensation (including because of the actual recovery of insurance proceeds by the Indemnified

Party or its Affiliates) with respect to the same Liability under more than one provision of the Agreement and any document delivered in connection with the Closing.

10.5                        Express Negligence.  EXCEPT AS OTHERWISE PROVIDED IN SECTION 3.1(c), THE INDEMNIFICATION, RELEASE, ASSUMED OBLIGATIONS, WAIVER AND LIMITATION OF LIABILITY PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE GROSS, SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PERSON.  MITSUI AND SM ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS “CONSPICUOUS”.

10.6                        Exclusive Remedy for Acquisition Annex.  Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, Section 3.1(c), Section 5.11(c), Section 10.2 and Section 10.3 contain the Parties’ exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in the Acquisition Annex and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each Party at Closing pursuant to Section 7.1(f) or Section 7.2(f), as applicable.  Except for (a) the remedies contained in this Article X, (b) other remedies available to the Parties at Law or in equity for breaches of Section 3.1(c) and Section 3.2 and (c) the remedies available at Law or in equity in connection with the Development Agreement and any Associated Agreement (other than the certificates delivered by the Parties pursuant to Section 7.1(f) and Section 7.2(f), as applicable), from and after Closing, SM and Mitsui each release, remise and forever discharge the other Party and its Affiliates and all such Persons’ stockholders, partners, members, officers, directors, employees, agents, advisors and representatives from any and all Liabilities in Law or in equity, known or unknown, which such Parties might now or subsequently may have, based on, relating to or arising out of (i) this Acquisition Annex or the consummation of the transactions contemplated by this Acquisition Annex, (ii) the ownership, use or operation of the Conveyed Interests prior to the Closing, or (iii) the condition, quality, status or nature of the Conveyed Interests prior to the Closing, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, breaches of statutory or implied warranties, nuisance or other tort actions, rights to punitive damages, common Law rights of contribution and rights under insurance maintained by either Party or any of its Affiliates.

10.7                        Indemnification Procedures.  All claims for indemnification under Section 5.11 of the Development Agreement, Section 2.3(b) of the Transfer Provisions, Section 2.3(c)(i)(D) of the Transfer Provisions, Section 3.1(c), Section 5.11(c), Section 10.2 and Section 10.3 shall be asserted and resolved as follows:

(a)                          For purposes of this Article X, the term “Indemnifying Party”, when used in connection with particular Liabilities, shall mean the Party having an obligation to indemnify another Party or Person(s) with respect to such Liabilities pursuant to this Article X, and the term “Indemnified Party”, when used in connection with particular Liabilities, shall mean the Party or

Person(s) having the right to be indemnified with respect to such Liabilities by another Party pursuant to this Article X.

(b)                         To make claim for indemnification under Section 5.11 of the Development Agreement, Section 2.3(b) of the Transfer Provisions, Section 2.3(c)(i)(D) of the Transfer Provisions, Section 3.1(c), Section 5.11(c), Section 10.2 or Section 10.3, an Indemnified Party shall notify the Indemnifying Party of its claim under this Section 10.7, including the specific details of and specific basis under the Development Agreement for its claim (the “Claim Notice”).  In the event that the claim for indemnification is based upon a claim by a third party against the Indemnified Party (a “Third Party Claim”), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this Section 10.7 shall not relieve the Indemnifying Party of its obligations under Section 5.11 of the Development Agreement, Section 2.3(b) of the Transfer Provisions, Section 2.3(c)(i)(D) of the Transfer Provisions, Section 3.1(c), Section 5.11(c), Section 10.2 or Section 10.3 (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party’s ability to defend against the claim.  In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c)                          In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its obligation to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party.  The Indemnified Party is authorized, prior to and during such 30 day period, at the expense of the Indemnifying Party, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(d)                         If the Indemnifying Party admits its obligation to indemnify a Third Party Claim, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim provided that, where the Third Party Claim consists of a civil, criminal or regulatory proceeding, action, indictment or investigation against the Indemnified Party by any Governmental Authority, the Indemnified Party shall at its option have the right to control the defense and proceedings.  Except as provided in the preceding sentence, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof.  If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim which the Indemnifying Party elects to contest (provided, however, that the Indemnified Party shall not be required to bring any counterclaim or cross-complaint against any Person).  The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 10.7(d).  An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not result in a final resolution of the Indemnified

Party’s Liability in respect of such Third Party Claim (including in the case of a settlement an unconditional written release of the Indemnified Party from all Liability in respect of such Third Party Claim) or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(e)                          If the Indemnifying Party does not admit its obligation to indemnify and bear all expenses associated with a Third Party Claim or admits its obligation to indemnify and bear all expenses associated with a Third Party Claim but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party’s choosing, subject to the right of the Indemnifying Party to admit its obligation to indemnify and bear all expenses associated with a Third Party Claim and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof.  If the Indemnifying Party has not yet admitted its obligation to indemnify and bear all expenses associated with a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for 10 days following receipt of such notice to (i) admit in writing its obligation to indemnify and bear all expenses associated with a Third Party Claim and (ii) if such obligation is so admitted, reject, in its reasonable judgment, the proposed settlement.  If the Indemnified Person settles any Third Party Claim, other than a Third Party Claim consisting of a civil, criminal or regulatory proceeding, action, indictment or investigation against the Indemnified Party by any Governmental Authority, without the written consent of the Indemnifying Party after the Indemnifying Party has timely admitted its obligation in writing and assumed the defense of the Third Party Claim, the Indemnified Party shall be deemed to have waived any right to indemnity therefor.

(f)                            In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its obligation to indemnify for and bear all expenses associated with such Liability or (iii) dispute the claim for such Liabilities.  If the Indemnifying Party does not notify the Indemnified Party within such 30 day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the amount of such Liabilities shall conclusively be deemed a liability of the Indemnifying Party hereunder.

10.8                        Survival.

(a)                          The representations and warranties of SM contained in Section 1.1, Section 1.2, Section 1.3(a), Section 1.5, Section 1.6, Section 1.16 and Section 1.17 (collectively, the “Fundamental Representations”) shall, in each case, survive the Closing for the statute of limitations period applicable to such Fundamental Representation. The representations and warranties in Section 1.15(c)(ii) shall survive the Closing for a period of four months. The representations and warranties of SM other than in Section 1.15(c)(ii) and the Fundamental Representations and, except as provided in Section 10.8(b), the covenants and agreements of SM contained in Article VI of this Acquisition Annex shall survive the Closing for a period of 12 months.  The representations and warranties of Mitsui contained in Article II, and the other covenants and agreements of the Parties contained in this Acquisition Annex shall, in each case, survive the Closing without time limit.

(b)                         The indemnities in Section 10.2(a) and Section 10.2(b) shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification as set forth in Section 10.8(a).  The indemnities in Section 10.2(d) and Section 10.2(g) shall, in each case, survive Closing for the applicable statute of limitations period. The indemnities in Section 10.2(e), Section 10.2(f), Section 10.2(h) and Section 10.2(i) shall, in each case, survive Closing for a period of 24 months.   The indemnities in Section 10.2(c) and Section 10.3 shall, in each case, survive Closing without time limit.  Notwithstanding the foregoing, there shall be no termination of any bona fide claim asserted pursuant the indemnities in Section 10.2 prior to the date of termination for such indemnity.

(c)                          Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

10.9                        Non-Compensatory Damages.  None of the Mitsui Indemnified Parties or SM Indemnified Parties shall be entitled to recover from SM or Mitsui, as applicable, or their respective Affiliates, any indirect, consequential, punitive or exemplary damages or damages for lost profits of any kind arising under or in connection with this Acquisition Annex or the transactions contemplated by this Acquisition Annex, except to the extent any such Party suffers such damages (including costs of defense and reasonable attorney’s fees incurred in connection with defending of such damages) to a third party, which damages (including costs of defense and reasonable attorney’s fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder.  Subject to the preceding sentence, Mitsui, on behalf of each of the Mitsui Indemnified Parties, and SM, on behalf of each of SM Indemnified Parties, each waive any right to recover punitive, special, exemplary and consequential damages, including damages for lost profits of any kind, arising in connection with this Acquisition Annex or the transactions contemplated by this Acquisition Annex.  This Section shall not restrict any Party’s right to obtain specific performance or injunctive relief pursuant to Section 9.2.

10.10                 Exclusion of Certain Matters.  Notwithstanding anything to the contrary elsewhere in the Agreement, (a) claims for Operating Expenses, and for Hydrocarbon production and revenue thereof, shall be handled pursuant to Sections 3.5, 3.6, 3.7 and 3.9 of the Development Agreement, (b) claims for Title Defects and Environmental Defects asserted under Article IV and Article V shall be handled under those Articles, and (c) claims with respect to the termination of the Agreement shall be handled under Section 9.2, and none of those matters shall be subject to the terms of this Article X (other than Section 10.9, which shall apply in all respects).